As filed with the Securities and Exchange Commission September 19, 2011 File No. 333-165682

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7 TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

NUGEN HOLDINGS, INC.
(Name of Small Business Issuer in its Charter)

Delaware	3621	26-1946130
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	classification Code)	Identification No.)

NuGen Holdings, Inc
44645 Guilford Drive, Suite 201
Ashburn, VA 20147
(703) 858-0036
(Address and telephone number of principal executive offices and principal place of business)

Eric Takamura
Chief Executive Officer
NuGen Holdings, Inc
44645 Guilford Drive, Suite 201
Ashburn, VA 20147
(703) 858-0036
(Name, address and telephone)

Copies of all Communications to:
David Lubin & Associates, PLLC
David Lubin, Esq.
10 Union Avenue
Suite 5
Lynbrook, NY 11563
Telephone No.: (516) 887-8200
Facsimile: (516) 887-8250

Approximate date of proposed sale to the public: From time to time after the effectiveness of the registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “small reporting company”:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee (3)

Common Stock, par value $.001	14,748,340	$1.00	(2)	$14,748,340	$1,712.28

Total	14,748,340	$1.00		$14,748,340	$1,712.28

(1)
Represents shares of common stock that may be sold by the selling stockholders. In the event of a stock split, stock dividend or similar transaction involving our shares of common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by us arbitrarily based on the price shares were sold to the selling security holders in private placement transactions plus an increase due to the fact that the shares are being registered and will be liquid. The selling shareholders may sell shares of our common stock at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We will not receive proceeds from the sale of shares from the selling shareholders.

(3)	Fee previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED September 19, 2011

NUGEN HOLDINGS, INC.

14,748,340 shares of common stock

The prospectus relates to the resale by certain selling security holders of NuGen Holdings, Inc. of up to 14,748,340 shares of our common stock which are issued and outstanding.

Upon the effectiveness of this prospectus, the selling security holders will sell at a fixed price per share of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an "underwriter"; as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of September 19, 2011, we had 56,966,564 shares of common stock issued and outstanding. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $1.00 per common share.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR SHARES OF COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 BEFORE INVESTING IN OUR SHARES OF COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is September 19, 2011

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the Financial Statements and the Notes to the Financial Statements.

Our Company

As a result of our merger with NuGen Mobility, Inc. in January 2010, we are, through our NuGen subsidiary, engaged in the development, design, and marketing of a technology related to creating a permanent magnet electrical motor systems. Our revenue is derived primarily from contract research and development engineering services. Our technology relates to specialty electric drive engines and related components. This technology is currently being sold directly to original equipment manufacturers (“OEMs”) pursuant to technical assistance agreements. The agreements generally provide for us to engineer our technology to run in various platforms (e.g. vehicles, electric generators and motors) and to be adapted to a customer’s particular application. We offer these services from our facility located in Virginia, to customers that require high-efficiency, reliable, compact permanent magnet electrical motor systems, controllers, vehicle interface modules (including energy storage, management and monitoring systems) and related software. Our technology is used primarily to convert electrical power into mechanical power so that mechanical power can be used to propel a vehicle or run a generator and may be used in markets ranging from electric/hybrid electric vehicles to materials handling equipment, distributive power, ground support equipment, motion control, and military systems. For the year ended September 30, 2010, sales to two customers, both based in India, accounted for more than 75% of our revenues and for the years ended September 30, 2009 and 2008, one customer, which is located in India, accounted for 84% of our revenues. Although we continue to deal with such customer, one of these agreements expired in September 2010.

As reflected in our financial statements for the fiscal years ended September 30, 2010 and 2009, we had negative cash flows from operations of $1,492,451. We have not yet established an ongoing source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Furthermore, we anticipate generating losses for at least the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern. Our independent auditors included an explanatory paragraph in their report for the fiscal years ended September 30, 2010 and 2009 on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Our offices are located at 44645 Guilford Drive, Suite 201, Ashburn, Virginia and our telephone number is (703) 858-0036.

Corporate Information

We were incorporated as a Delaware corporation on September 27, 2007 under the name “Expedite 1, Inc.” and on February 11, 2008, pursuant to a change of control, changed our name to InovaChem, Inc.  Prior to our acquisition of Nugen Mobility, Inc., InovaChem was an early development stage company with no revenues and no business operations. It was anticipated that InovaChem would develop a strategic plan to reduce certain food, pharmaceutical and other products’ costs by utilizing new technologies. Due to the uncertainty of the state of the economy, InovaChem was unable to pursue this opportunity and had conducted virtually no business other than organizational matters, and filings of periodic reports with the SEC. InovaChem abandoned this strategic plan and sought to acquire an operating company.

NuGen Mobility, Inc was organized as a Delaware corporation on September 8, 2006 for the purpose of engaging in research, development and manufacture of permanent magnet electrical motor systems and related electric controls.  In August 2007, NuGen acquired substantially all of the assets, and certain liabilities of New Generation Motors, a Delaware corporation (“New Generation Motors”), related to its business of designing, manufacturing, marketing and licensing axial flux and other electric motors.

On January 29, 2010, InovaChem completed the acquisition of NuGen Mobility, Inc (“NuGen” or “NuGen Mobility”), through a reverse subsidiary merger (the “Merger”) pursuant to which NuGen became InovaChem’s wholly-owned subsidiary. As a result of the Merger, we intend to carry on NuGen’s business as our sole line of business and will no longer be in the previous business of attempting to utilize new technologies to reduce certain food, pharmaceutical and other products’ costs. On February 26, 2010, our board of directors and stockholders approved an amendment to the Company’s Certificate of Incorporation changing the Company’s name from InovaChem, Inc. to NuGen Holdings, Inc. The Certificate of Amendment to the Certificate of Incorporation became effective on March 4, 2010.

The Merger resulted in a change in control of our company and also a change in some of the members of our management team. Our fiscal year remained September 30.

The Merger is being accounted for as a reverse acquisition and recapitalization. NuGen is the acquirer for accounting purposes and NuGen Holdings, formerly known as InovaChem, is the acquiree. Accordingly, NuGen’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of NuGen is carried forward after the acquisition. Operations prior to the Merger are those of NuGen. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

The Offering

Shares of common stock being registered	14,748,340

Total shares of common stock outstanding as of the date of this prospectus	56,966,564 (1)

Total proceeds raised by us from the disposition of the common stock by the selling security holders or their transferees	We will receive no proceeds from the disposition of already outstanding shares of common stock by the selling security holders or their transferees.

Market for our common stock
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

(1) Does not give effect to options to acquire up to 2,606,250 shares of common stock, options to acquire up to 4,666,667 shares of Class A preferred stock, 1,627,779 shares issuable upon the conversion of Series B preferred stock and 325,556 shares of common stock issuable upon the exercise of outstanding warrants.

Risk Factors

We urge you to read the "Risk Factors" section beginning on page 4 of this Prospectus so that you understand the risks associated with an investment in our common stock.

Summary Historical Financial Information

The following tables set forth our summary historical financial information. The summary historical financial information has been derived from our audited financial statements, presented elsewhere herein, for the fiscal years ended September 30, 2010, 2009 and 2008 and from our unaudited financial statements, presented elsewhere herein, for the nine months ended June30, 2011 and 2010. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this Prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

NuGen Holdings, Inc.
Summary Historical Financial Information
For the Years Ended September 30, 2010, 2009 and 2008 and
For the Nine Months Ended June 30, 2011 and 2010

	For Years Ended			For the Nine Months Ended
	September 30,			June 30,
	2010	2009	2008	2011	2010
Statement of Operations Data:

Revenues	$432,989	$796,847	$624,695	$1,133,213	$261,394

Cost of goods sold	692,814	584,987	582,700	1,297,821	493,374

Gross profit	(259,825)	211,860	41,995	(164,608)	(231,980)

Operating expenses	1,302,953	376,854	382,339	1,107,344	902,998

Net loss from operations	(1,562,778)	(164,994)	(340,344)	(1,271,952)	(1,134,978)

Other income and (expense)	(79,308)	(157,515)	(149,239)	(30,387)	(49,542)

Net loss	(1,642,086)	(322,509)	(489,583)	(1,302,339)	(1,184,520)

Preferred stock dividends	-	-	-	(1,388)	-

Net loss available to common shareholders	$(1,642,086)	$(322,509)	$(489,583)	$(1,303,727)	$(1,184,520

Net loss per share - basic and diluted	$(0.04)	$(0.01)	$(0.02)	$(0.02)	$(0.03)

Weighted average number of shares outstanding during the period - basic and diluted	42,512,167	27,133,384	27,133,384	56,570,383	39,840,063

	As of
	September 30,			June 30,
	2010	2009	2008	2011
Balance Sheet Data:

Cash and equivalents	$863,876	$58,929	$72,060	$118,597

Total assets:	$1,402,544	$291,387	$219,080	$755,216

Total debt:	$617,344	$987,979	$841,784	$682,586

Shareholders' equity (deficit):	$155,249	$(1,387,970)	$(2,412,154)	$(707,865)

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our Common Stock could decline and investors could lose all or part of their investment.

Risks Related to the Company’s Business and Industry

We have a limited operating history and net losses which make it difficult to evaluate our operations.

We are still an early stage company. We have had limited assets and operations since our organization. We have generated revenues of $432,989 and $796,847 for the fiscal years ended September 30, 2010 and 2009, respectively. For the nine months ended June 30, 2011 and 2010, we generated revenues of $1,133,213 and $261,394, respectively. We had net losses of $1,642,086 and $322,509, for the fiscal years ended September 30, 2010 and 2009, respectively and net losses for the nine months ended June 30, 2011 and 2010 of $1,302,339 and $1,184,520, respectively.  We face all of the risks, uncertainties, expenses, delays, problems and difficulties typically encountered in developing and commercializing our services and technology. It is possible that we will have unanticipated expenses, problems or technical difficulties that could cause material delays in the development, regulatory approval or market acceptance of our technology and services.

We estimate that we only have sufficient funds to continue operations until October 2011 and we will need additional funds to continue operations at current levels.

We estimate that at our current rate of expenditures, we only have sufficient funds to continue operations until approximately October 2011. Accordingly, we require additional financing through public or private debt or equity financings to continue operations and to fund the commercialization of our technology and effectuate our business plan. As we are generating negative cash flow from our operations, we will be totally dependent on external sources of financing for the foreseeable future, for which we have no commitments. We may not be able to raise additional capital when needed or, if we are able to raise additional capital, it may not be on favorable terms. Any such additional capital would be likely to dilute our then-existing stockholders and may have rights, preferences and privileges that are senior to the shares held by existing stockholders. Our failure to raise additional funds in the future will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

As reflected in our financial statements for the fiscal years ended September 30, 2010 and 2009, we had negative cash flows from operations of $1,492,451. We have not yet established an ongoing source of revenues sufficient to cover our operating costs to allow us to continue as a going concern. Furthermore, we anticipate generating losses for at least the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern. Our independent auditors included an explanatory paragraph in their report for the fiscal years ended September 30, 2010 and 2009 on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Historically, we have derived a majority of our revenues from one customer. The loss of this customer will have a significant impact on our operations.

Revenue from Mahindra Group, an Indian based business, totaled $186,339 and $671,649 for the years ended September 30, 2010 and September 30, 2009, respectively, or 43% and 84% of total revenues, respectively. Revenue from Mahindra Group for the nine months ended June 30, 2011 and 2010 was $89,335 and $117,694, or 8% and 45% of total revenues for such periods, respectively. Our technical assistance agreement with Mahindra Group was entered into in June 2009, has a 30-month term and may be terminated at any time upon 30 days’ notice. Our other material agreement with BSA Motors expired in September 2010. Accordingly, there is no assurance that Mahindra will not send us a termination notice. The termination of these agreements or the failure to diversify our customers so that we are not dependent on a limited number of customers could result in a significant decrease in our earnings.

As our revenues increase, we may have to pay a premium to New Generation Motors which will have the effect of decreasing our profitability.

In August 2007, NuGen acquired substantially all of the assets, and certain liabilities of New Generation Motors, related to its business of designing, manufacturing, marketing and licensing axial flux and other electric motors. We are obligated to pay 2.5% of gross revenues to New Generation Motors until 2014 if we have satisfied our current obligation to pay them the principal and accrued interest on the outstanding $596,108 loan from New Generation Motors. While the increase in revenues will prove beneficial to us, if we are not able to curtail general administrative expenses as a result of such revenue increases, the premium to be paid to New Generation Motors could adversely affect our profitability.

When we acquired the assets of New Generation Motors, we agreed to assume certain  loans of New Generation Motors under the condition that such loans would be converted to conditional grants by New Generation Motors’ lender, ICICI.  However,   New Generation Motors did not obtain a signed contractual agreement from such lender.

When our subsidiary NuGen Mobility closed on the Asset Purchase Agreement and acquired substantially all of the assets of New Generation Motors, we agreed to assume New Generation Motor’s commitment to reimburse a conditional grant of $700,000 that it had received from ICICI. We do not have a written assignment from ICICI regarding the assumption of this commitment. This conditional grant is only required to be paid back once Bajaj begins paying licensing fees on the technology mentioned above. If we had been assigned this agreement we would then be obligated to pay ICICI a royalty on the licensing fees received from Bajaj agreement until $1,400,000 is repaid based upon a schedule in the agreement. Since the dates provided for in the schedule to the agreement have passed, the agreement provides that if the actual sales deviate substantially, the royalty schedule will have to be changed. As of the date of this filing Bajaj has not performed on its agreement, therefore no licensing fees have been earned/paid and no licensing fee royalties have been earned/paid by Bajaj to our subsidiary company NuGen Mobility.  Consequently, no payments are owed or have been paid to ICICI with respect to this $700,000 conditional grant.

ICICI also provided a loan of $500,000 to New Generation Motors in March of 2003 to help finance New Generation Motors support of the Bajaj program.  NuGen Mobility assumed this $500,000 liability on the condition that the loan is converted to a conditional grant (similar to the conditional grant executed by New Generation Motors and ICICI in 2001). In 2006, both New Generation Motors and ICICI agreed to convert this $500,000 loan to a conditional grant under the same terms and conditions as the previous 2001 agreement. However, we currently do not have a signed document reflecting this 2006 agreement.  We are in discussions with ICICI to execute this document.  There can be no assurances that our discussions will result in such conditional grant agreement. Currently, no demand has been made to NuGen Mobility for payment; accordingly, we do not reflect this as a liability on our balance sheet but rather we include it under “Commitments and Contingencies” in our financial statement footnotes.

As of the date of this filing, Bajaj has not performed on its agreement, therefore no licensing fees have been earned/paid and no licensing fee royalties have been earned/paid by Bajaj to our subsidiary company NuGen Mobility.  Consequently, no payments are owed or have been paid to ICICI with respect to this $500,000 conditional grant.

We do not have express consent from Bajaj Auto Ltd. to the assignment of its license agreement with New Generation Motors to us.

New Generation Motors had a master license agreement with Bajaj Auto Ltd. pursuant to which Bajaj was granted certain manufacturing and distribution rights. We do not have Bajaj Auto’s consent to the assignment from New Generation Motors to us of such license agreement. Without a contractual written agreement with Bajaj regarding our assignment of the license agreement, there can be no assurances that we can benefit from or receive any payments under the agreement.

We   cannot determine with certainty the scope of New Generation Motors’ liabilities under the $500,000 ICICI Conditional Grant agreement and consequently we  cannot determine with certainty the scope of the liabilities that Nugen Mobility agreed  to assume pursuant to the  $500,000 ICICI conditional grant agreement.

When our subsidiary NuGen Mobility closed on the Asset Purchase Agreement and acquired substantially all of the assets of New Generation Motors, we agreed to assume certain liabilities of  New Generation Motors to ICICI in  a ‘conditional grant format’.  In particular, ICICI provided a loan of $500,000 to New Generation Motors in March of 2003 to help finance New Generation Motors support to the Bajaj program. In connection with the Asset Purchase Agreement, NuGen Mobility agreed to assume this $500,000 liability on the condition that the loan was converted to a conditional grant (similar to the conditional grant executed by New Generation Motors and ICICI in 2001). We currently do not have a signed document reflecting the conversion of this loan to a conditional grant format.   We are in discussions with ICICI execute said document.  There can be no assurances that our discussions will result in a conditional grant agreement. It is possible that ICICI may change their opinion of converting said liability from a loan to a conditional grant as previously agreed with New Generation Motors in 2006 and may attempt to apply the original terms and conditions of the $500,000 loan to New Generation Motors to NuGen Mobility.  The original terms and conditions as stated in the original loan are payment of principal in the amount of $500,000 with an APR of 7% per annum and a 10% penalty for late payments.

Currently, NuGen is in discussions with ICICI to facilitate and execute the appropriate and mutually agreed upon documentation regarding this particularly liability. No demand for payment has been made to NuGen Mobility and no funds have been earned or received from Bajaj or GEF as referred to in the original Loan.  Accordingly, we do not reflect this as a liability on our balance sheet but rather we include it under “Commitments and Contingencies” in our financial statement footnotes as would be required based on the Asset Purchase Agreement between New Generation Motors and NuGen Mobility.

Provisions of the conditional grant agreement may impose restrictions on us.

Although we do not have a written assignment from ICICI regarding our assumption of the $700,000 conditional grant agreement, certain terms of the agreement would prohibit us from taking on new projects or expansion in excess of $200,000 without the consent of ICICI. If the agreement was deemed to be assigned to us and we could not obtain ICICI’s consent, we may be bound by these provisions which could limit our operations.

As we have a limited history, it may be unable to accurately predict our future operating expenses, which could cause us to experience cash shortfalls in future periods.

We have a limited history with regard to expenses and may be unable to accurately forecast our cash needs for the pre-operating months. There can be no assurance we will raise sufficient capital to carry out our business plan.

If we are unable to adequately protect our intellectual property, our business prospects may be harmed.

Our long-term success largely depends on our ability to market our technology. In order to legally protect our technology we must:

•	obtain and protect our patents, if issued, or the rights to our patents both domestically and abroad;
•	operate without infringing upon the proprietary rights of others; and
•	prevent others from successfully challenging or infringing our proprietary rights.

If we fail to obtain or maintain patent protections, we may not be able to prevent third parties from using our proprietary rights. We will be able to protect our proprietary rights from unauthorized use only to the extent that these rights are covered by valid and enforceable patents or are effectively maintained as trade secrets. Until a patent is issued, the claims covered by the patent may be narrowed or removed entirely, and therefore we may not obtain adequate patent protection. As a result, we may face unanticipated competition, or conclude that without patent rights the risk of bringing a new product to the market is too great, thus adversely affecting operating results. Assuming we are able to achieve patent protection, the patent position of technology companies involves complex legal and factual questions and, therefore, we cannot predict with certainty whether we will be able to ultimately enforce any issued patents or proprietary rights. Any patents that we acquire in the future or licenses may be challenged invalidated or circumvented and may not provide us with adequate protection against competitors. The laws of certain foreign countries do not protect our intellectual property rights to the same extent as the laws of the United States. Accordingly, we may be forced to engage in costly and time consuming litigation in order to protect its intellectual property rights.

We also rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. While we believe we use reasonable efforts to protect trade secrets, our employees, consultants, contractors, and other advisors may unintentionally or willfully disclose proprietary information to competitors. Enforcing a claim that a third party illegally obtained and is using trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

We are doing business in foreign jurisdictions.   With the exception of U.S. Patent #6,975,082 B2- “Variable Speed Drive System Including Synchronous Electric Motor” (India PCT # 1045/MUMNP/2005) and a patent solely filed in India (India PCT # 822/MUM/2003), our other patents have not been issued in any foreign jurisdictions. The failure to obtain patent protections in foreign jurisdictions could adversely affect our future operations.

Other than patents in India, we do not have any patents in any other foreign jurisdictions. On October 23, 2010, our patent counsel in India restored our India PCT # 1045/MUMNP/2005 which had expired. Such patent will expire in 2024. Indian patent counsel has effected the assignment of all rights in this patent from New Generation Motors to us.     We believe that there is a market for our technology in a variety of foreign countries though to date, most of our revenue has been generated from Indian based businesses. Our ability to successfully expand our operations may require us to be able to protect our intellectual property in foreign jurisdictions, which will require us to attempt to seek patent protection in such jurisdictions in the future, which is timely, expensive, and may not result in issued patents. The failure to obtain patents in foreign jurisdictions may adversely affect our future operations in that our technology may be utilized by competitors.

If a third party claims we are infringing on our intellectual property rights, we may incur significant litigation or licensing expenses, or be prevented from further developing or commercializing our technology.

Our commercial success depends in part on our ability to operate without infringing the patents and other proprietary rights of third parties. A third party may assert that we have infringed his, her or its patents and proprietary rights or challenge the validity of any patents we may receive in the future or our proprietary rights. Likewise, we may need to resort to litigation to enforce any patent rights we receive in the future or to determine the scope and validity of a third party's proprietary rights, which litigation, even if successful, is expensive and time consuming. While we are not aware of any third party that is infringing on our intellectual property rights nor do we have any reason to believe that we are infringing on the intellectual property rights of any third parties, any legal proceeding with respect to these matters could significantly harm our business. If we do not prevail in this type of litigation, we may be required to:

•	pay monetary damages;
•	expend time and funding to redesign our technologies so that they do not infringe others patents while still allowing us to compete in the market; or
•	stop research and commercial activities relating to the affected technology or service if a license from the third party is necessary but not available on acceptable terms, if at all.

In addition, the defense and prosecution of intellectual property suits, interferences, oppositions and related legal and administrative proceedings in the United States and elsewhere, even if resolved in our favor, could be expensive and time consuming and could divert financial and managerial resources. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater financial resources.

Technological advances, the introduction of new products, and new design and manufacturing techniques could adversely affect our operations unless we are able to adapt to the resulting change in conditions.

Our future success and competitive position depend to a significant extent upon our proprietary technology. We must make significant investments to continue to develop and refine our technologies. We will be required to expend substantial funds for and commit significant resources to the conduct of research and development activities, the engagement of additional engineering and other technical personnel, and the enhancement of design and manufacturing processes and techniques. Our future operating results will depend to a significant extent on our ability to design and manufacture technology for products requested by customers. There can be no assurance that our technology will receive or maintain customer or market acceptance. Our inability to design and manufacture technology on a timely and cost-effective basis could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We have international operations and, therefore, are subject to additional financial and regulatory risks.

We do business with international companies in foreign countries and currently intend to increase our level of international business activity. Our overseas operations are subject to various risks, including:

•	U.S.-imposed embargoes of sales to specific countries (which could prohibit sales of products there);

•	foreign import controls (which may be arbitrarily imposed and enforced and which could interrupt or prohibit customers from purchasing our technologies);

•	exchange rate fluctuations;

•	expropriation of assets;

•	war, civil uprisings and riots;

•	government instability;

•	the necessity of obtaining government approvals for both new and continuing operations; and

•	legal systems of decrees, laws, taxes, regulations, interpretations and court decisions that are not always fully developed and that may be retroactively or arbitrarily applied.

We currently intend to expand our operations into selected international markets. However, we may be unable to execute our business model in these markets or new markets. Further, foreign providers of services and technology may have a substantial advantage over us in attracting consumers and businesses in their country due to earlier established businesses in that country, greater knowledge with respect to the cultural differences of consumers and businesses residing in that country and/or their focus on a single market.

In pursuing an international expansion strategy, we face additional risks, including:

•	foreign laws and regulations, which may vary country by country, that may impact how we conduct our business;

•	higher costs of doing business in foreign countries;

•	potential adverse tax consequences;

•	longer payment cycles and foreign currency fluctuations; and

•	economic downturns.

We will be subject to federal licensing requirements with respect to the sale in foreign countries of certain products. In addition, we are obligated to comply with a variety of federal, state and local regulations, both domestically and abroad, governing certain aspects of our operations. The failure to obtain applicable governmental approval and clearances could adversely our business.

Like other companies which operate internationally, we are subject to the Foreign Corrupt Practices Act and other laws which prohibit improper payments to foreign governments and their officials. Violations of the Foreign Corrupt Practices Act may result in severe criminal penalties, which could have a material adverse effect on our business, financial condition, results of operations and liquidity.

We may be subject to extensive federal, state and local regulations of our operations.

Our operations are subject to a variety of federal, state and local laws and regulations governing, among other things,  emissions to air, discharges to water, noise, the generation, handling, storage, transportation, treatment and disposal of waste and other materials and health and safety matters. To date, because of, among other things, the limited nature of our operations, these regulations have not had a significant impact on our operations. If and when we expand our activities, compliance with these laws and regulations may adversely affect our operations.

We may encounter intense competition from competitors many of which are more established than us and have greater resources than us.

We face competition from established and emerging manufacturers, which could divert prospective customers to our competitors. We currently compete in the industrial and automotive markets. Some companies not traditionally serving our market could enter our market, causing reduced revenue and sales opportunities. We expect existing competitors and new entrants to these industries to increase and to constantly revise and improve their business models. Many of these entities have significantly greater research and development capabilities and budgets than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing companies by large corporations could increase potential competitors’ resources. Since our resources are limited, we may not be able to compete with these larger competitors.

We are dependent upon our management team, and the loss of any of these individuals would harm our business.

We rely heavily on the expertise, experience and continued service of our senior management. The loss of such key personnel could materially adversely affect us. If such management was to leave we could face substantial difficulty in hiring qualified successors and could experience loss in productivity while any successor obtains necessary training and experience. We have entered into employment agreements three executive officers but there can be no assurance that the terms of any such agreement will be sufficient to retain such executives.

Our ability to implement our business plan depends on our ability to attract and retain key personnel.

Our future success depends on our ability to attract and retain highly qualified research and development, technical, and managerial personnel. Competition for such personnel is intense, and we cannot guarantee that we will be able to attract or retain a sufficient number of highly qualified employees in the future. If we are unable to hire and retain personnel in key positions, our business, financial condition and operating results could be materially adversely affected.

Difficulties managing growth could adversely affect our business, operating results and financial condition.

The growth of our business may require increased demands on our management, workforce and facilities. If we achieve growth in our operations in the next few years, such growth could place a strain on our management, and our administrative, operational and financial infrastructure. Our ability to manage our operations and growth requires the continued improvement of operational, financial and management controls, reporting systems and procedures. In addition, we will need to attract, train, manage and retain qualified management and other personnel to manage our future operations. If we are unable to manage our growth effectively or if we are unable to attract additional highly qualified personnel, our business, operating results and financial condition may be materially adversely affected.

We may be subject to liability claims resulting from our technology.

There can be no assurance that product liability issues will not arise that would adversely impact our business. Although we have product liability insurance, there is no assurance that such policy will be adequate to cover any potential claims or that we will maintain such policy coverage in the future.

Our ability to implement our business plan depends on the viability of our strategic partners and key customers.

There can be no assurance that the stability of our strategic partners and key customers remain in good financial health. This could adversely affect sales, time to collection of revenues.

We violated the proxy rules with respect to the amendment of our Certificate of Incorporation changing our name.

We are subject to the federal securities rules and regulations, including proxy rules and regulations. We were in violation of the proxy rules by failing to file with the SEC and delivering to our shareholders an Information Statement regarding the action taken by our majority shareholder to amend our Certificate of Incorporation to change the name of our company to NuGen Holdings, Inc. Although we did send a notice to each shareholder on February 26, 2010 pursuant to Delaware law disclosing such action taken by the holders of a majority of our common stock, we did not comply with Section 14 of the Securities Act of 1934, as amended. As a result, a shareholder could bring a private right of action against us. There can be no assurance that a court would not entertain such action for violating the proxy rules or as to the outcome of such an action.

Risks Relating to the Market for Our Common Stock

We incur increased costs as a result of being a public company.

As a result of the Merger, NuGen Mobility became the operating subsidiary of a public reporting company. As a public reporting company, we expect to incur significant additional legal, accounting and other expenses that we would not otherwise incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the Securities and Exchange Commission has required changes in corporate governance practices of public companies. We expect these rules and regulations to make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur or the timing of such costs.

Insiders have substantial control over and could delay or prevent a change in corporate control, which may negatively affect your investment.

Our executive officers and directors beneficially own, in the aggregate, 51.37% of our outstanding common stock. Further, Ronald Takamura, the brother of our Chief Executive Officer, beneficially owns 14.02% of our outstanding common stock. The interests of such persons may differ from the interests of other stockholders. These stockholders, if acting together, would be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. In addition, such persons’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

There is no market for our common stock and there can be no assurance that one will ever develop or be sustained.

There is currently no trading market for our common stock. We do not anticipate that an active trading market in our common stock will develop in the near future because of our limited revenues to date, our history of losses, the limited number of shares that may currently be traded and the lack of interest on the part of securities brokerage firms in us. We anticipate our common stock will be quoted on the automated quotation service, known as the OTC Bulletin Board but no market makers have committed to becoming market makers for our common stock and none may do so.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

 We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 200 million shares of common stock. As of the date of this Prospectus, there are outstanding 56,966,564 shares of common stock and options to acquire 2,206,250 shares of common stock at an exercise price of $0.45 per share and 400,000 shares of common stock at $0.15 per share. Said exercise price is less than the price of the shares being offered by the selling security holders in this prospectus.  2,062,500 of these options, none of which are included in this Prospectus, were issued to officers, directors and key employees. We also granted certain stockholders the right to purchase Class A preferred stock which if issued is convertible to shares of common stock. Holders of our Series B preferred stock and warrants have the right to convert such securities into shares of our common stock.. The future issuance of common stock or convertible securities may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market, if one is established, for the common stock.

We have the right to issue up to an additional 143,000,000 shares of common stock, which may deter hostile takeovers or delay changes in management control.

Our board of directors, without further shareholder approval, is currently able to authorize the issuance of approximately up to an additional 143,000,000 shares of common stock, after giving effect to outstanding shares of common stock and rights (including potential rights) to acquire common stock. As a result, such shares of common stock could be issued quickly and easily, and on terms favorable to, to our insiders or others associated with management, which could prevent a change in control or make the removal of management more difficult.

We have the right to issue up to 50,000,000 shares of "blank check" preferred stock,   which may adversely affect the voting power of the holders of other of our securities and may deter hostile takeovers or delay changes in management control.

We are authorized to issue 50,000,000 of preferred stock, of which 14,645,000 shares have been designated as Series B, of which 1,627,778 shares are issued and outstanding.   We have also granted an option to certain investors to sell up to 4,666,667 shares of Class A preferred stock. If said option is exercised and such shares are issued, these investors will have certain rights and privileges. See “Business-Recent Developments and Change in Control- Private Placement”. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 50,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Our agreement to issue preferred stock at a purchase price of $0.15 per share to certain investors will further dilute the interests of our common shareholders.

We granted an option to eleven shareholders to issue them a minimum of $500,000 and up to an aggregate of $700,000 of Class A preferred shares at a purchase price of $0.15 per share. Each such share is convertible into one share of common stock. Therefore, the shareholders listed in this prospectus will be selling their shares at $1.00 per share, yet these eleven shareholders have the right to purchase our common stock at $0.15 per share. The issuance of these shares will dilute the interests of our common shareholders. Moreover, the conversion rate of 1:1 of the preferred shares will be subject to full-ratchet anti-dilution protection, so that we shall issue, free of charge to each holder of such preferred stock, such additional shares of preferred stock so that the total number of shares held by the such holder equals that number that will be issued at the lower price during the 6 months following a closing with respect to such preferred stock. The holders will also have pre-emptive rights and until the effectiveness of this prospectus, the right to designate one person to serve as a member of our board of directors if they exercise their right to purchase the Class A preferred stock. Upon exercise of the right to purchase the preferred stock the investors will also receive warrants to acquire our common stock at a nominal value; the amount of such shares that the warrants will be exercisable will be equal to 10% of the total value of the investors’ investment in the preferred stock. All these rights will only be granted to these 11 investors, and therefore the rights belonging to all the other shareholders will be adversely impacted if and when the preferred stock is issued.

Our shareholders did not and will not have the right to approve the terms of our preferred stock when and if issued.

Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock, including with respect to liquidation, distribution preferences and rights. In April 2011, our board approved the filing of a Certificate of Designations, Preference and Rights of Series B Convertible preferred stock (“Certificate of Designation) in Delaware which provides for the conversion of the Series B preferred stock to common stock on a one to one ratio, cumulative dividends to accrue at the rate of $0.0054 per annum to be paid annually in shares of Series B preferred stock with the first payment due on July 1, 2012, a liquidation preference over capital stock ranking junior to the Series B preferred stock, voting rights equal to the number of shares of common stock into which such Series B preferred stock are convertible and certain registration rights. Shareholder approval was not required for the designation and issuance of the Series B preferred stock. Any Series B preferred stock outstanding on December 31, 2012 is mandatorily convertible into common stock which will dilute shareholders ownership interest in our company.

The risk of our revenues and profitability fluctuating from period to period.

Our results of operations for any quarter, half year or year are not necessarily indicative of results to be expected in future periods. Our operating results have historically been, and we expect they will continue to be, subject to quarterly, half yearly and yearly fluctuations as a result of a number of factors, including:

•	changes in prevailing economic and other conditions relating to our businesses;

•	variations in costs, sales prices and the services we offer;

•
changes in customer demand and/or our supply chains, which in turn will often depend upon market conditions for the relevant services and products, the success of our customers' or suppliers' businesses, industry trends, and other factors;

•	changes in the financial and commodity markets; and

•	changes in the credit quality of our customers

USE OF PROCEEDS

The shares of common stock covered by this prospectus are issued and outstanding and owned by the selling stockholders. Each of the selling stockholders will receive all of the net proceeds from the sale of shares by that stockholder. We will not receive any of the proceeds from the sale or other disposition of the shares common stock covered by this prospectus. We are responsible for the fees, costs and expenses of this offering.

DETERMINATION OF OFFERING PRICE

The $1.00 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the Over-the-Counter Bulletin Board electronic quotation service for the trading of our common stock. If our common stock becomes quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The shares to be sold by the selling shareholders are shares of common stock that are currently issued and outstanding. Our net tangible book value per share is less than $0.01 per share compared to the selling price of $1.00 per share (until such times as our shares are listed on the Bulletin Board). Accordingly, there will be no dilution to our existing shareholders.

MARKET INFORMATION

There is no trading market for our common stock. To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an FINRA Market Maker to file our application on Form 211 with the FINRA, but as of the date of this prospectus, no filing has been made. We are not obligated to register any shares under the Securities Act for sale by security holders, although we are hereby filing this registration statement for the registration of 14,748,340 shares of Common Stock on behalf of the selling stockholders.

As of the date of this Prospectus, there were approximately 111 holders of record of our common stock and 8 holders of record of our Series B preferred stock.

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

 Securities Authorized For Issuance Under Equity Compensation Plan

Our 2008 Stock Option Plan, which was adopted by the Board on June 30, 2008, specifically provided for its effectiveness within 12 months of its adoption by vote of the shareholders; as of September 30, 2009 the shareholders did not vote to adopt or reject the option plan. Accordingly, the 2008 Stock Option Plan is no longer effective and any previous options granted there under are null and void.

In February 2010, our board of directors adopted the 2010 Stock Option Plan. The total number of shares of common stock available under this Plan equals the sum of (i) 5,000,000, plus (ii) the number of shares with respect to awards that terminate without being exercised, are exchanged for awards that do not involve shares of common stock, or are settled in cash in lieu of shares of common stock. Currently there are 2,650,000 options granted under this Plan and 43,750 options were forfeited under this plan. As of September 19, 2011, options to purchase 2,606,250 shares of common stock were outstanding and 2,393,750 shares of common stock remain available for issuance under the Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

We caution readers that this Prospectus includes “forward-looking statements”.  Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “could,” “may,” “might,” “potential,” “predict,” “should,” “estimate,” “expect,” “project,” “believe,” “intend,” “plan,” “envision,” “continue,” target,” “contemplate,” or “will” and similar words or phrases or corporate terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control.

Some of the factors that could affect our financial performance, cause actual results to differ from our estimates or underlie such forward-looking statements are set forth in various places in this Prospectus. These factors include, but are not limited to:
general economic conditions,

☐	our ability to evaluate and predict our future operations and expenses, being an early stage development company with limited assets and no current operations,

☐	the possibility of future product-related liability claims,

☐	our future capital needs and our ability to obtain financing,

☐	our ability to protect our intellectual property and trade secrets, both domestically and abroad,

☐	expenses involved in protecting our intellectual property and trade secrets,

☐	our ability to attract and retain key management, technical, and research and development personnel,

☐	our ability to research and develop new technology and design and manufacturing techniques,

☐	technological advances, technology for new and competing products, and new design and manufacturing techniques developed by our competitors,

☐	anticipated and unanticipated trends and conditions in our industry,

☐	our ability to predict consumer preferences,

☐	changes in the costs of operation,

☐	our ability to compete,

☐	our ability to manage growth and carry out growth strategies, including international expansion,

☐	possible necessity of obtaining government approvals for both new and continuing operations,

☐	risks, expenses and requirements involved in operating in various foreign markets, including India and China,

☐	exposure to foreign currency risk and interest rate risk,

☐	possible foreign import controls and United States-imposed embargoes,

☐	possible disruption in commercial activities due to terrorist activity, armed conflict and government instability, and

☐	other factors set forth in this Prospectus.

You are cautioned not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Recent Developments

On January 29, 2010, we completed the acquisition of NuGen Mobility. As a result of this merger, we are now engaged in the research, development and sale of permanent magnet electric motors and the electronic controls for such motors. Our offices are located in Ashburn, Virginia. Our revenue is derived primarily from contract research and development services to customers in the automotive and industrial markets.

Our merger with NuGen Mobility has been accounted for as a recapitalization rather than as a business combination. As a result, the historical financial statements of NuGen Mobility are the historical financial statements. Accordingly, our financial statements subsequent to the merger consist of the balance sheets of NuGen Holdings, Inc. and NuGen Mobility, Inc., the historical operations of NuGen Mobility, Inc. and the operations of both NuGen Holdings and NuGen Mobility from January 29, 2010 (date of merger) forward. As a result of the merger, the historical financial statements of NuGen Holdings, Inc. for the period prior to January 29, 2010, are not presented herein.

We currently generate revenue primarily from contract research and development services and may derive additional revenues in the future from the sale or license of our technology to customers. Our technology is related to specialty electric drive engines and related components. This technology is currently being sold directly to OEMs pursuant to technical assistance agreements. The agreements generally provide for us to engineer our products to run in various platforms (e.g. vehicles, electric generators and motors). Our technology is used primarily to convert electrical power into mechanical power so that mechanical power can be used to propel a vehicle or run a generator. As our technology can be adapted for a particular application, our services utilizing our technology is customarily included in an engineering service component. Accordingly, the Company reflects its revenue in one line on its financial statements.

In the nine months ended June 30, 2011, $761,644 of our revenues were sales to Hefei New Generation Electro-Motor System Co. Ltd. (“Hefei”). $411,106 of that amount was for the sale of a machine and related components to Hefei, an additional $350,538 were billed for engineering services. Hefei may be a supplier of one of our electric motor systems to fulfill a potential order from Mahindra.

Our technical support agreement with BSA Motors expired in September 2010 and the contract work under the agreement was completed. We are in discussions with BSA Motors regarding entering into a new commercial contract for the next stage of work required. While we hope to enter into such an agreement with BSA Motors, there can be no assurances that we will be able to do so or that the terms of such agreement would be favorable or that BSA would decide to continue to do business with our company.

Results of Operations

Comparison of quarters ending June 30, 2011 and 2010

REVENUES:  Our sales increased by $83,893 to $134,019 for the fiscal quarter ended June 30, 2011 from $50,126 for the fiscal quarter ended June 30, 2010.   For the fiscal quarter ended June 30, 2011, the Company had $56,379 in sales to Hefei, $14,516 in sales to Mahindra, pursuant to our Technical Assistance Agreements with Mahindra, $31,891 in sales pursuant to our contract with the Department of Defense (Army SBIR) and $31,233 in solar car race participant sales, versus sales for the fiscal quarter ended June 30, 2010 of $6,543 in sales to Mahindra, pursuant to our Technical Assistance Agreements with Mahindra, $15,624 in sales to BSA Motors which were primarily for engineering services and $27,959 in solar car race participant sales. In the fiscal quarter ending June 30, 2011, the Company provided various engineering services to Hefei for use in their facility in the Anhui province of China, we billed them $56,379 for engineering services to assist them in setting up their production facility.

GROSS PROFIT (LOSS):  Our gross loss was $202,589 for the fiscal quarter ended June 30, 2011 versus a gross loss of $131,023 for the fiscal quarter ended June 30, 2010. The Company had increased direct labor expenses and direct costs in the quarter ending June 30, 2011 due to its providing engineering services to Hefei and the Army SBIR project.

Comparison of nine months ending June 30, 2011 and 2010

REVENUES:  Our sales increased by $871,819 to $1,133,213 for the nine months ended June 30, 2011 from $261,394 for the nine months ended June 30, 2010. For the nine months ended June 30, 2011 the Company had $761,644 in sales to Hefei, $89,335 in sales to Mahindra, pursuant to our Technical Assistance Agreement with Mahindra, $135,612 in sales pursuant to our contract with the Department of Defense (Army SBIR), $79,854 in sales to the Department of Defense (Navy SBIR) and $66,768 in solar car race participant sales, versus sales for the nine months ended June 30, 2010 of $117,694 in sales to Mahindra, $114,676 in sales to BSA Motors which were primarily for engineering services and $29,024 in solar car race participant sales. In the nine months ending June 30, 2011, the Company provided various engineering services and delivered a machine and various components to Hefei for use in their facility in the Anhui province of China. The machine and related components delivered accounted for $411,106 of the revenues, and we billed them $350,538 for engineering services to assist them in setting up their production facility.

GROSS PROFIT (LOSS):  Our gross loss was $164,608 for the nine months ended June 30, 2011 versus a gross loss of $231,980 for the nine months ended June 30, 2010. The decrease in gross loss is due in part to the nature of the revenues in the nine months, i.e. the Army SBIR project as well as the engineering services to Hefei have lower direct costs.

OPERATING EXPENSES:  Our operating expenses increased by $204,346 for the nine months ended June 30, 2011 from $902,998 for the nine months ended June 30, 2010. Operating expenses consist primarily of compensation, rent and office, professional fees and travel expenses. The increase consisted primarily of increases in our compensation expense due primarily to the increase in January 2010 in the number of executive officers receiving compensation (four). Professional fees and travel expenses for the nine months were increased due to the increased cost of being a publicly reporting company as well as additional travel expense associated with the increased number of executive officers in 2011.

OTHER EXPENSES:  These expenses consist of interest expense which for the nine months ended June 30, 2011 decreased by $20,415 from $51,007 in 2010 primarily due to the conversion of a large portion of our debt to equity in January 2010.

Comparison of fiscal years ended September 30, 2010 and 2009

REVENUES:  Our sales decreased by $363,858 to $432,990 for the fiscal year ended September 30, 2010 from $796,847 for the fiscal year ended September 30, 2009. For the fiscal year ended September 30, 2010 the Company had $186,339 in sales to Mahindra, pursuant to our Technical Assistance Agreement dated June 9, 2009, $140,169 in sales to BSA Motors, $77,388 in sales pursuant to our SBIR contract with the Department of Defense (Army) and $29,094 in sales to various solar car race participants, versus sales for the fiscal year ended September 30, 2009 of $671,649 to Mahindra, pursuant to our Technical Assistance Agreements with Mahindra and $125,198 in sales to various solar car race participants. No revenue was generated from the SBIR agreement with the Navy in fiscal 2010. The fiscal 2010 sales to BSA Motors were primarily for engineering services. The total amount payable under the Mahindra agreement is approximately $726,000 (including approximately $30,000 in reimbursable travel expenses), of which we have billed Mahindra approximately $633,000 and have been paid approximately $558,000 to date.

The agreements with Mahindra were structured in this manner to enable us to divide the project into manageable segments. The preliminary conceptual work and demonstration of the technology in the initial phase with Mahindra proved that the intended targets were feasible and generated $465,503 in sales. When we entered into the second phase with Mahindra by executing the Technical Assistance Agreement dated June 30, 2009, our objective was the final production design and setup for any toolings required for manufacturing in order to proceed to mass production phase. We were more focused on achieving this objective than on the amount of sales this contract would generate. Accordingly, we only generated $186,339 in sales from this agreement in fiscal 2010. In the future, as we expect our technology to be more acceptable we would hope to generate more revenues as our contractual relationship with our customers continue. We do not expect to have less revenue from a customer but hope to increase the amount of revenues generated from each customer.

GROSS PROFIT (LOSS):   Our gross (loss) was $259,825 for the fiscal year ended September 30, 2010 versus a gross profit of $211,860 for the fiscal year ended September 30, 2009, primarily due to lower revenues in 2010 and increases in direct labor expenses in 2010 versus 2009 as staffing levels were increased from 6 employees in fiscal 2009 to 14 employees in fiscal 2010. The new staff consists of an additional engineer as well as increases to the production staff.

OPERATING EXPENSES:   Our operating expenses increased by $926,099 for the fiscal year ended September 30, 2010 from $376,854 for the fiscal year ended September 30, 2009. Operating expenses consist primarily of compensation, rent and office, professional fees and travel expenses. The increase consisted primarily of an increase in our compensation expense of $624,659. $333,333  of the increase was due primarily to the increase in the number of executive officers receiving compensation (four in 2010 compared to only one executive in 2009) which includes an increase in the rate of compensation paid to the one officer, who was with the Company in  fiscal 2009.. We currently estimate that the current compensation rates will remain steady in the short term. Professional fees and travel expenses were increased due to the increased cost of being a publicly reporting company as well as additional travel expense associated with the increased number of executive officers in 2010.

OTHER EXPENSES. These expenses consist of interest expense and foreign currency transaction losses. Interest expense for fiscal 2010 decreased by $97,253 from $157,515 in 2009 primarily due to the conversion of a large portion of our debt to equity in January 2010. Additionally, the bridge loans made by our Chairman and CEO, Eric Takamura, were forgiven at the end of our fiscal 2009 year resulting in reduced interest expense in 2010.

Results of Operations— Comparison of Fiscal Years Ended September 30, 2009 and 2008

REVENUES:   Our sales increased by $172,152 to $796,847 for the year ended September 30, 2009 from $624,695 for the year ended September 30, 2008. The increase in revenues was primarily due to an increase in sales to Mahindra, pursuant to our Technical Assistance Agreement dated June 9, 2009, consisting primarily of engineering services, in the amount of $176,649. The Company also had an increase in its sales to Solar Car Race participants in the amount of $3,913 and decreases in its sales to the US Department of Defense’s Small Business Innovation Research (“SBIR”) program of $7,927.

GROSS PROFIT (LOSS):    Our gross profit increased by $169,865 to $211,860 for the year ended September 30, 2009 from $41,995 for the year ended September 30, 2008. The increase in gross profit was primarily due to$172,152 increase in our sales, increases in our direct costs of $51,601 and decreases in our direct labor costs of $49,315. The increases in our direct costs was the result of the Mahindra work done in fiscal year 2009 which included the building and delivering of certain prototype motors and controllers. The Mahindra services provided in FY 2008 were strictly for engineering services pursuant to our Technical Assistance Agreement dated February 22, 2008. The decrease in direct labor costs was due to allocating less of our engineers’ time to specific jobs.

OPERATING EXPENSES. Our operating expenses decreased by $5,485 for the year ended September 30, 2009 from $382,339 for the year ended September 30, 2008. Operating expenses consist primarily of compensation, rent and office, professional fees and travel expenses. The increase consisted primarily of an increase in our compensation expense of $53,484 due to the additional expense of hiring more employees as well as a lesser allocation of engineer’s wages to direct labor. Our rent and office expense increased by $9,415; our travel expense increased by $5,719; and, other expenses increased by $6,928. These expenses were reduced by a decrease in our professional fees expense of $81,031 due to a decrease in our consultation with legal counsel.

OTHER EXPENSES. These expenses consist of interest expenses. Interest expenses for fiscal 2009 increased by $8,276 from $149,239 in 2008 primarily due to a higher level of indebtedness in fiscal 2009 than in 2008. The bridge loans made by our Chairman and CEO, Eric Takamura, were forgiven at the end of our fiscal 2009 which had no effect on the interest expense in fiscal 2009.

Liquidity and Capital Resources

Our principal source of funds has been equity provided by our stockholders, various borrowings (including borrowings from a principal stockholder) and sales to our customers. Our principal use of funds has been for operating expenses and direct labor costs. We estimate that we have sufficient funds to continue operations until approximately October,  2011 (without giving effect to exercise of options to acquire our Class A preferred stock which if exercised and sale of our Series B preferred stock, as to which no assurance can be given, would raise between $2,800,000 to $3,000,000) and we will require additional funds to continue operations thereafter. There can be no assurance that we will be able to raise such funds if and when we wish to do so or on terms acceptable to us. This raises substantial doubt about our ability to continue as a going concern. . Specifically, in the event that we are not successful at raising capital to a level sufficient to pay our expenditures, we are prepared to reduced our administrative overhead and reduce our marketing and public relations expenditures. If we are unable to cut expenses to earn profits or raise additional debt or equity capital we will have to discontinue operations. The doubt about our ability to continue as a going concern was reflected in the opinion of our auditors expressed with respect to our financial statements for the years ended September 30, 2010 and 2009 which opinion was qualified on a “going concern basis”. The auditors noted that in light of our negative cash flow from operations, our working capital deficiency and stockholders’ deficiency, there was substantial doubt about our ability to continue as a going concern. Management currently intends to attempt to raise additional capital through public or private offerings, the conversion of its preferred stock option, the acquisition of a company; or merger with or into another company.

Our current liabilities exceed our current assets by $171,867 at June 30, 2011 compared to a working capital of $708,475 at September 30, 2010. Net cash used in operating activities was $1,200,203 and $974,308 for the nine months ended June 30, 2011 and 2010, respectively. Cash flows from financing activities was $474,602 for the nine months ended June 30, 2011, and was primarily due to the net proceeds from the sale of the Company’s equity securities, as well as, the sale of convertible notes. For the nine months ended June 30, 2010, cash flows from financing activities was $1,437,438, and was primarily due to the net proceeds from the sale of the Company’s equity securities.  At June 30, 2011, we had $118,597 cash on hand.

In connection with the Company’s private offering of its common stock, on January 29, 2010 and February 16, 2010, the Company issued an aggregate of 6,266,669 and 3,599,999, respectively, shares of Common Stock in the Private Placement at a purchase price of $0.15 per share for total cash proceeds of $1,480,000 and paid offering costs of $85,757. In addition the Company has issued 1,000,000 shares to its placement agent in connection with the offering. The Company also issued warrants valued at $53,640, as a finder’s fee, exercisable until March 16, 2011, at an exercise price of $0.001 per share, to acquire an aggregate of 360,000 shares of common stock which warrants were exercised on March 1, 2011. Also, in connection with the Merger, holders of an aggregate of $915,475 of outstanding indebtedness of NuGen converted their promissory notes (based on a $0.15 per share conversion price) into an aggregate of 6,103,166 shares of Common Stock (“Debt Conversion”). This number includes the 466,667 shares which were converted by an individual holding $70,000 of indebtedness not represented by a note.

On September 29, 2010, and December 5, 2010, we entered into subscription agreements with foreign accredited investors pursuant to which, among other things, we issued an aggregate of 5,500,000 shares and 412,500 shares of our common stock, par value $0.001 per share, at a purchase price of $0.16 per share, for aggregate gross proceeds of $880,000 and $66,000, respectively. In connection with the subscription agreements, each investor executed and delivered (i) an irrevocable proxy appointing, Eric Takamura, our Chief Executive Officer, as proxy to vote his shares, and (ii) a lock-up agreement pursuant to which each investor agreed not to transfer, dispose of or encumber any of our securities for a nine-month period. On October 22, 2010, we entered into subscription agreements with two investors pursuant to which we issued 3% convertible promissory notes in the aggregate principal amount of $70,000. The notes have a one-year term and are convertible by us into common stock at $0.18 per share. We may prepay all or apportion of the outstanding principal and interest under the notes and may repay any accrued interest in cash or additional shares of our common stock. On April 12, 2011, April 13, 2011, April 18, 2011 and June 13, 2011, we entered into subscription agreements with eight accredited investors pursuant to which, among other things, we issued an aggregate of 1,627,779 Series B convertible preferred shares, par value $0.001 per share (“Series B preferred stock”), at a purchase price of $0.18 per share, for gross proceeds of $50,000, $43,000, $100,000 and $100,000, respectively.  Each investor also received two-year warrants to purchase common stock, par value $0.001 per share, of the Company equal to 20% of the number of shares of Series B preferred stock purchased at a purchase price of $0.18 per share.

As of June 30, 2011, the Company had a total of $682,586 of debt outstanding. The primary components of this total are $596,108 owed to New Generation Motors and $70,000 owed to holders of the Company’s convertible promissory notes. The Company is not currently in default with respect to any material financing arrangement.

At September 30, 2009, the loans with Four M and Jardine were in technical default because NuGen Mobility did not provide the lenders with the financial information required pursuant to the loan and had not paid principal or interest which was due. The notice regarding such default was provided on January 22, 2009. Accordingly, they are classified under the current portion of long-term debt on the Company’s balance sheets. These loans were converted to equity in the Merger in January 2010.

Critical Accounting Policies

We have identified the accounting policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application.

Revenue and Cost Recognition - We currently generate revenue primarily from contract research and development services and may derive additional revenues in the future from the sale of our products to customers. Our products are specialty electric drive engines and related components. These products are a direct result of the services to design and build each unit, which each are built to each customer’s specifications. We account for the products sold as one unit. We intend in the future to derive revenue from sales of products and will recognize the sale at the time title to the goods and the benefits and risks of ownership passes to the customer which is typically when products are shipped based on the terms of the customer purchase agreement.

Some customers are asked to provide deposits prior to the Company accepting their orders. Customer Deposits are reflected on the balance sheet as a current liability and are reclassified to revenue at the time when title to the goods and the benefits and risks of ownership passes to the customer.

Revenue relating to long-term fixed price contracts is recognized using the percentage of completion method. Under the percentage of completion method, contract revenues and related costs are recognized based on the percentage that costs incurred to date bear to total estimated costs.

Revenue under the Company’s SBIR contracts with both the US Army and the US Navy will be recognized in the same period as allowable and billable costs are incurred.

Changes in job performance, estimated profitability and final contract settlements may result in revisions to cost and revenue, and are recognized in the period in which the revisions are determined.

Contract costs include all direct materials, subcontract and labor costs and other indirect costs. Selling, general and administrative costs are charged to expense as incurred. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued.

In accordance with ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

At inception, the Company implemented ASC 718, “Share-Based Payment” which requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. The Company values any employee or non-employee stock based compensation at fair value using the Black-Scholes Option Pricing Model.

Recent Accounting Pronouncements

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of ASU 2010-06 did not have a material impact on the Company’s consolidated financial statements.

In February 2010, the FASB issued Accounting Standards Update No. 2010-09 (“ASU 2010-09”) as amendments to certain recognition and disclosure requirements. The amendments remove the requirement for an SEC filer to disclose a date in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. Those amendments remove potential conflicts with the SEC’s literature. All of the amendments in ASU 2010-09 were effective upon issuance for interim and annual periods. The adoption of ASU 2010-09 did not have a material impact on the Company’s consolidated financial statements.

In May 2009, the FASB issued ASC 805 “Subsequent Events”. ASC 805 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC 805 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC 805 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of this statement did not have a material effect on our financial statements.

In June 2009, the FASB issued Financial Accounting Standards Codification No. 860. ASC 860 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. ASC 860 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. We are evaluating the impact the adoption of ASC 860 will have on our financial statements.

In June 2009, the FASB issued ASC 105 Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. The FASB Accounting Standards Codification TM (the “Codification”) has become the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). All existing accounting standard documents are superseded by the Codification and any accounting literature not included in the Codification will not be authoritative. Rules and interpretive releases of the SEC issued under the authority of federal securities laws, however, will continue to be the source of authoritative generally accepted accounting principles for SEC registrants. Effective September 30, 2009, all references made to GAAP in our consolidated financial statements will include references to the new Codification. The Codification does not change or alter existing GAAP and, therefore, will not have an impact on our financial position, results of operations or cash flows.

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on our financial position, results of operations or cash flows.

Off Balance Sheet Arrangements

In August 2007, our subsidiary, NuGen Mobility entered into an Asset Purchase Agreement pursuant to which it acquired substantially all of the assets, and specified liabilities of New Generation Motors Corporation, a Delaware corporation. The agreement requires the payment to New Generation Motors of $1,000,000 pursuant to a promissory note, which bears simple interest at the rate of six percent. The principal amount of this note was reduced to $596,108 by the application of $403,892 in credits. These credits consist of:

(i)	an aggregate of $273,741 in operational loans made by our principal shareholders to New Generation Motors to allow them to continue operations prior to August 2007,
(ii)	$101,804 in customer deposits that they retained though we were responsible for fulfilling such customer orders, and
(iii)	$29,068 in amounts we agreed to pay to New Generation Motors’s landlord for back rent.

The principal and interest on the loan is to be repaid, on a quarterly basis, until all amounts due thereon have been paid. The amount of each payment is equal to the greater of:

(i)	$7,500, and
(ii)	the product obtained by multiplying our Gross Revenues (as defined) for the quarter by the applicable percentage rate.

The applicable percentage rate increases by one percentage point per year beginning at 2% for 2007 increasing to 6% for 2011 and all subsequent years. The payment is first applied to the accrued interest on the loan and the remainder, if any, to the principal amount owed. As of the date hereof, an aggregate of $90,000 has been paid (twelve quarterly payments of $7,500 per quarter) and all of the payments have been applied to accrued interest. Accordingly, the principal balance of the loan has been $596,108 since August 2007 and we are current in our payment obligations to New Generation Motors.

In addition, if prior to July 13, 2014 we have paid this note in full, we are also required to pay until July 13, 2014, on a quarterly basis, the product obtained by multiplying 2.5% by the Gross Revenues in the applicable quarter. Gross Revenues is defined as:

(i) all fees and other revenue that NuGen Mobility receives from any source,
(ii) the then-current fair market value of (x)the assets purchased from New Generation Motors, or (y)the business (as a going concern) or portion thereof sold or otherwise transferred to our affiliate, and
(iii)the proceeds from the sale or other disposition by NuGen Mobility to any other third party of all or any portion of (x) the assets and/or (y) the business as a going concern. To date, we have not been required to make any such payments.

Although the purchased assets included a license agreement between New Generation Motors and Bajaj Auto Ltd., an Indian based manufacturer of two and three-wheel vehicles, pursuant to which Bajaj Auto licensed our technology which is embedded in Bajaj Auto’s three-wheel Auto-Rickshaw, do not have a consent from Bajaj Auto to the assignment of this agreement with New Generation Motors to us nor do we have any other agreement with Bajaj.

As part of this Asset Purchase Agreement, we agreed to assume New Generation Motor’s commitment to reimburse a conditional grant of $700,000 that it had received from ICICI. We do not have a written assignment from ICICI regarding the assumption of this commitment. This conditional grant is only required to be paid back once Bajaj begins paying licensing fees on the technology mentioned above. If we had been assigned this agreement we would then be obligated to pay ICICI a royalty on the licensing fees received from Bajaj agreement until $1,400,000 is repaid based upon a schedule in the agreement. Since the dates provided for in the schedule to the agreement have passed, the agreement provides that if the actual sales deviate substantially, the royalty schedule will have to be changed.  As of the date of this filing Bajaj has not performed on its agreement, therefore no licensing fees have been earned/paid and no licensing fee royalties have been earned/paid.

 ICICI also provided a loan of $500,000 to New Generation Motors. In connection with this Asset Purchase Agreement, NuGen Mobility assumed this $500,000 loan on the condition that the loan is converted to a conditional grant (similar to the conditional grant executed by New Generation Motors and ICICI in 2001). In 2006, both New Generation Motors and ICICI agreed to convert this second $500,000 loan to a conditional grant under the same terms and conditions as the previous 2001 agreement. However, we currently do not have a signed document reflecting this 2006 agreement and there can be no assurances that our discussions will result in such conditional grant agreement. Currently, no demand has been made to NuGen Mobility for payment; accordingly, we do not reflect this as a liability on our balance sheet but rather we include it under “Commitments and Contingencies” in our financial statement footnotes.

As of the date of this filing, Bajaj has not performed on its agreement, therefore no licensing fees have been earned/paid and no licensing fee royalties have been earned/paid by Bajaj to our subsidiary company NuGen Mobility.  Consequently, no payments are owed or have been paid to ICICI with respect to this $500,000 conditional grant.

Accounting Treatment

The Merger is being accounted for as a reverse acquisition and recapitalization. NuGen is the acquirer for accounting purposes and NuGen Holdings, formerly InovaChem, is the acquiree. Accordingly, NuGen’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of NuGen is carried forward after the acquisition. Operations prior to the Merger are those of NuGen. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

BUSINESS

Corporate Background

We were incorporated as a Delaware corporation on September 27, 2007 under the name “Expedite 1, Inc.”  We were formed for the purpose of acquiring an operating business. On February 11, 2008, Exchequer, Inc., an entity affiliated with Henry Toh, our Vice Chairman purchased all of the 100,000 outstanding shares of our common stock from the original sole stockholder for $97,000. We were then renamed InovaChem, Inc. Following the purchase, we declared a stock dividend of 8.7 shares for every share of our common stock issued and outstanding, and accordingly, issued pursuant to such stock dividend, 870,000 shares of common stock to Exchequer, Inc. Contemporaneously therewith, we also issued 1,530,000 shares of common stock to five investors for an aggregate purchase price of $153,000, of which Exchequer purchased 30,000 shares for $3,000.

In June 2008, we acquired, through a reverse subsidiary merger, Trinterprise LLC. As a result of this merger, the owners of Trinterprise became the owners of approximately 80% of our outstanding common stock. We contemplated that as a result of the Trinterprise acquisition that we would be engaged in the production and sale of sucralose and would pursue a strategic plan to reduce certain food, pharmaceutical and other products’ costs by using new technologies. Due to the uncertainty of the state of the economy and the inability to raise needed capital, InovaChem was unable to pursue this opportunity, abandoned this strategic plan and sought to acquire an operating company, which culminated in January 2010 in our acquisition of NuGen Mobility, Inc. We continue to own the rights to a patent pending of the Trinterprise business though we do not have any intention of exploiting such patent. Until our acquisition of NuGen Mobility, we had not engaged in any significant operational activities and our business activities have generally been limited to organizational matters, the filing of reports with the SEC and the search for a viable business opportunity.

NuGen was organized as a Delaware corporation on September 8, 2006 under the name “NuGen Mobility, Inc.” for the purpose of engaging in research, development and manufacture of permanent magnet electric motors and related electric controls.

In August 2007, NuGen acquired substantially all of the assets, and certain liabilities of New Generation Motors Corporation, a Delaware corporation organized in May 2001, related to its business of designing, manufacturing, marketing and licensing axial flux and other electric motors. NuGen Mobility and New Generation Motors had different boards of directors, different officers and different stockholders. Some of New Generation Motors engineers were hired by NuGen Mobility. Eric Takamura, the Company’s chief executive officer, had a minor interest (1.75% ownership) in New Generation Motors, where he served as chief operating officer. Mr. Takamura believed that the New Generation Motors board and stockholders were not taking an active role in the company and it was effectively insolvent. Believing in its value and potential, Mr. Takamura decided to form NuGen Mobility and purchase New Generation Motors’ assets. None of New Generation Motors' shares were held by our affiliates at the time of NuGen Mobility's acquisition of the assets of New Generation Motors.

We have used our technology in the solar racing car business, which market requires the most advanced systems and technology. This offers us a market segment that allows for continued research and development to test products in extreme conditions so that we may apply the technology and lessons learned to primary commercial markets. Using our technology in solar cars has been beneficial in adopting our technology, at minimal cost for use in various platforms. We need to constantly ensure that our technology is adaptable to different platforms; having our technology utilized in the solar car competition provides us with a low cost opportunity to test our technology.

Recent Developments and Change in Control

Merger and Changes in Control

On January 29, 2010, pursuant to the Merger Agreement dated January 29, 2010 by and among NuGen Holdings, formerly known as InovaChem, NuGen and InovaChem Mergerco II, Inc., a wholly-owned subsidiary of NuGen Holdings, and the other parties identified therein, InovaChem Mergerco II merged with and into NuGen, and NuGen, as the surviving corporation, became a wholly-owned subsidiary of NuGen Holdings.

Upon the closing of this merger (the “Merger”), each issued and outstanding share of NuGen’s common stock was converted into 24,422.48 shares of NuGen Holding’s common stock. As a result, an aggregate of 27,133,384 shares of our common stock, par value $0.001 per share were issued to the two shareholders of NuGen, Eric Takamura, our Chairman, Chief Executive Officer and President, and Ron Takamura.

Effective upon the closing of the Merger, William Zuo, Shao Jun Xu and Xiaojing Li resigned from all of their respective positions as officers and directors of Inovachem. On the same date, the board of directors appointed Eric Takamura as Chairman, Chief Executive Officer, President and a director and John Salatino as Vice President of Engineering and Programs. Henry Toh retained his position as Vice Chairman of our board of directors and Executive Vice President of Corporate Development, Alan Pritzker retained his position as Chief Financial Officer and Michael Kleinman remained on the board of directors of our company.

On February 26, 2010, our board of directors and stockholders approved an amendment to our Certificate of Incorporation changing our name from InovaChem, Inc. to NuGen Holdings, Inc., which name change became effective on March 4, 2010.

Debt Conversion and Redemption

In connection with the Merger, holders of an aggregate of $915,475 of outstanding indebtedness of NuGen converted their promissory notes (based on a $0.15 per share conversion price) into an aggregate of 6,103,167 shares of Common Stock (“Debt Conversion”). Included in this amount was $465,476 of indebtedness owed Ronald Takamura, brother of our Chairman and CEO and $57,938 of indebtedness owed to Four M International. Henry Toh, Vice Chairman of our board of directors and an officer of our company is an officer and director of Four M International.

Simultaneous with the closing of the Merger, 15,236,667 shares of Common Stock were redeemed by NuGen Holdings for a cash payment of $152. Included in this amount were 5,884,167 shares redeemed from our former Chairman & CEO, William Zuo; 5,884,167 shares redeemed from our former Secretary and VP, Xiaojing Li; 71,667 shares redeemed from our current officer and director, Henry Toh; and 3,433,333 shares redeemed from our former Chief Science and Technical Officer, Shao Jun Xu.

Private Placement

On February 11, 2010, we closed on the private placement and we issued an aggregate of 9,866,668 shares of Common Stock in a private placement (the “Private Placement”) at a purchase price of $0.15 per share for aggregate gross proceeds of approximately $1,480,000. Said amount excludes 466,667 shares issued to an individual upon conversion of his $70,000 accounts payable. Each investor in such private placement had the right to purchase an option from Eric Takamura, our Chairman, Chief Executive Officer, President and a director, to purchase until January or February 2012, up to 50,000 shares of his common stock for an exercise price of $0.50 per share. The purchase price of this option was $250, and an aggregate of 2,595,000 shares are subject to purchase from Eric Takamura. We accepted some investments for less than $25,000 and there were also investors who chose to purchase fewer options than they were entitled to purchase. A total of 33 investors purchased options to purchase an aggregate of 2,595,000 shares.

In connection with this private placement, we issued Martinez-Ayme Securities (“Martinez”), the placement agent, 1,000,000 shares of common stock and a cash commission of $52,725 as a result of the consummation of the Private Placement.

In connection therewith, Mr. Takamura, our chief executive officer, pledged 1,000,000 shares of common stock he owns to a representative of eleven of the investors to secure his obligation to transfer to such investors his shares if we issue prior to August 11, 2011, with certain exceptions, shares of common stock or securities convertible into common stock at a price below $0.15 per share. We also entered into an agreement with a representative of these eleven accredited investors confirming that such investors have the right, but not the obligation, to purchase, in the aggregate, a minimum of $500,000 and a maximum of $700,000 of our Class A preferred stock (the “preferred stock”) at a price of $0.15 per share. On March 8, 2011, we entered into an option agreement (the “Option Agreement”) with such investors which replaced and superseded the prior agreement. The Option Agreement provides that the option to purchase the preferred stock terminates upon the earlier of (i) December 31, 2011, (ii) 180 days after the effective date of the Amended Registration Statement or (iii) if the Company demands that the investors exercise their option in the event that the Company enters into an agreement with respect to at least $2,500,000 at no less than $0.30 per share and the investors do not so exercise their right of first refusal to purchase such shares. We had also issued the representative of such investors one-year warrants to acquire 360,000 shares of our common stock at an exercise price of $0.001 per share; said person fully exercised his warrant on March 1, 2011. If the investors exercise their option to purchase the preferred stock, they will be entitled to convert said preferred stock at their option at any time into one share of common stock, subject to adjustment for issuances of securities to third parties at a price less than $0.15 per share on a “full-ratchet basis” (i.e., so that we shall issue, free of charge to each holder of such preferred stock, such additional shares of preferred stock so that the total number of shares held by the such holder equals that number that would have been issued at the lower price) during the 6 months following issuance and on a "weighted average" basis for 42 months following said 6-month period. The  “weighted average” anti-dilution protection uses a formula that adjusts the rate at which preferred stock converts into common stock based upon (i) the amount of money previously raised by the Company and the price per share at which it was raised and (ii) the amount of money being raised by the Company in the subsequent dilutive financing and the price per share at which such new money is being raised. This weighted average price (which will always be lower than the original purchase price following a dilutive financing) is then divided into the original purchase price in order to determine the number of shares of common stock into which each share of preferred stock is then convertible, which will be greater than one. Thus, a new reduced conversion price for the preferred stock is obtained, which results in an increased conversion rate for the preferred stock when converting to common stock.

So long as the investors hold at least 5% of our outstanding capital stock in the aggregate, the holders of the preferred stock will also have pre-emptive rights, subject to certain exemptions for issuances under option plans or to strategic investors under certain circumstances. The holders of the preferred stock will also have the right to designate one person to serve as a member of our board of directors until the effectiveness of this prospectus. If we would ever grant certain rights to shareholders holding a prescribed percentage of our stock, the holders of the preferred shares would have the right to cumulate their shareholdings to determine if they are entitled to such rights. For example, if we would ever provide that more than 70% of the holders of our shares could require us to file a registration statement on their behalf, the holders of the preferred shares could aggregate their holdings to be part of that group. The investors will also be entitled to warrants to purchase the amount of shares of common stock equal to 10% of the total value of the investment in the preferred stock. The exercise price of the common share to be provided for in the warrant, which expires 12 months after it is issued, is $0.001 per share.

Business

We are, through our NuGen subsidiary, engaged in the development, design, and marketing of a technology related to creating a permanent magnet electrical motor systems. Our revenue is derived primarily from contract research and development engineering services. Our technology relates to specialty electric drive engines and related components. This technology is currently being sold directly to original equipment manufacturers (“OEMs”) pursuant to technical assistance agreements. The agreements generally provide for us to engineer our technology to run in various platforms (e.g. vehicles, electric generators and motors) and to be adapted to a customer’s particular application. We offer these services from our facility located in Virginia, to customers that require high-efficiency, reliable, compact permanent magnet electrical motor systems, controllers, vehicle interface modules (including energy storage, management and monitoring systems) and related software. Our technology is used primarily to convert electrical power into mechanical power so that mechanical power can be used to propel a vehicle or run a generator and may be used in markets ranging from electric/hybrid electric vehicles to materials handling equipment, distributive power, ground support equipment, motion control, and military systems.

Our high-efficiency, compact motors, controllers, energy storage management and monitoring systems (a related component to the drive system that monitors and manages the use of an energy storage system such as, but not limited to, a battery) and related software have applications in markets ranging from electric/hybrid electric vehicles to materials handling equipment, distributive power, ground support equipment, motion control, and military applications.

Our proprietary, variable gap, axial flux technology (for these purposes, a motor in which the magnetic fields run parallel to the access of rotation) combines:

•	very high efficiency and torque density capability(generally, the amount of turning force in relation to weight of the electro-magnetic components of the motor);and
•	low or zero emissions.

Our current business plan is to expand on our established technology and market presence in the sale of proprietary and highly efficient, variable gap, axial flux, permanent magnet electric motors ranging from 1kW(to drive a two wheel vehicle) to 120 kW(to drive a truck or bus), for a broad range of commercial markets.

We are in the process of applying for several U.S. government grants under the American Recovery Act to facilitate domestic manufacturing and/or sales. If and when federal grant money becomes available to us, we hope to move quickly to commercial agreements for the US domestic market.

Our current primary market focus is the electric vehicle market in China and India where we believe, urban air and noise pollution and high fuel costs make our technology very attractive. China and India are currently the two largest markets in the world for electric vehicles and these markets will be instrumental in our strategy to become the lowest cost provider of light electric vehicles with the best performance in terms of efficiency and torque, and speed. We have also generated sales to various participants in an annual car race in the United States. This niche market not only generates sales of our variable gap in-wheel motors but also provides us an opportunity to test our products for use in various platforms at minimal cost.

In the past, US markets in materials handling equipment and defense applications have been identified through projects, programs and relationships with such entities such as Harlan Global, DRS Technologies Test & Energy Management (“DRS Technologies”) and through various SBIR programs with agencies such as the National Renewable Energy Lab, the Office of the Secretary of Defense and Defense Advanced Research Projects Agency. From approximately 2000 to 2002, New Generation Motors had a development project with Harlan Global utilizing our technology as a generator for a series hybrid ground support vehicle. The project did not continue due to finances required for commercialization. In 2001, a development project with DRS Technologies explored the possibility of replacing hydraulic motors on a mobile rocket launcher with electric motors. Although all tests conducted were positive, the program was halted when funding was shifted to other defense efforts. There were also various development programs through SBIR programs including a 6-month research and development program in 2004 with the National Renewable Energy Lab to explore the application of certain novel configurations applying our technology to windmill applications; a two-year Phase II development program for the application of our motor technology for use in generators to be completed in 2012; a one year research and development program in 1997 with the Defense Advanced Research Projects Agency for potential drive train configurations for large vehicles using our technology which led to some exploratory work with the World Bank and Egypt where some busses were put into use as demonstrations. None of these projects generated sales.

Strategic Relationships and Customers

Mahindra Group

In June 2009, we entered into a 30-month technical assistance agreement for light transport vehicle drive systems with Mahindra Group, a leading manufacturer in India of utility vehicles, parts and accessories (“Mahindra”), to effectuate the next phases of integration of drive systems into 4 wheel transport vehicles. Under the agreement we will provide technical services including engineering, for electric drive and drive system components (i.e. systems that convert electrical power to mechanical power that will propel the vehicle and the related components, such as components that monitor and manage the use of the stored power). Our relationship with Mahindra has not changed, but the development of the project has progressed since we first entered the contractual relationship with Mahindra. The initial phase of the agreement was the preliminary conceptual work and technology demonstrated to prove that the intended targets were feasible. Upon completion of this phase and the consummation of the 2008 agreement with Mahindra, we entered into the June 2009 technical assistance agreement with an objective to complete the final production design, including setting up the necessary tooling for manufacture. If and when this current phase is successfully completed, both parties could proceed to the mass production phase (i.e., commercial sales) which would require another agreement to be entered into by Mahindra and the Company. The total amount payable under this agreement is approximately $726,000 (including approximately $30,000 in reimbursable travel expenses), of which we have billed Mahindra approximately $572,000 and have been paid approximately $558,000 to date. We have been delayed in fulfilling this contract because of a six month delay in the commencement of the project, changes in the allocation of resources requested by Mahindra and engineering changes that arose during the project due to internal market feedback requiring modifications for mounting purposes and use on additional vehicle platforms that Mahindra is considering. Notwithstanding these delays, the first two payments were paid in accordance with the agreement with Mahindra. The third payment was paid 9 months after the scheduled payment date and the final payment was received on September 7, 2011.

Bajaj Auto Ltd.

Bajaj Auto Ltd. (“Bajaj Auto) was a party to a master license agreement with New Generation Motors which provided, among other things, that Bajaj Auto has (i) exclusive distribution licenses and the right to use one of our proprietary engineering designs (EMS-401-043) in their three- wheeled vehicle for sale anywhere in the world other than the United States (and a non-exclusive right in the United States), (ii) the exclusive license and right for the manufacturing specifications and technologies for use in their 3-wheeled vehicles that consist of an integrated electric motor and controller (which right applies to Bajaj Auto products built and marketed in India) and (iii) non-exclusive licenses for the manufacture and distribution of our product (EMS-401-043) in their various two- three- and four- wheeled vehicles, which right is exclusive in India with respect to two-wheeled vehicles. Since commercial production did not commence within 3 years of the agreement with Bajaj, in accordance with the terms of the agreement all rights there under became non-exclusive. We intend to attempt to negotiate and enter into terms of a commercial agreement with Bajaj once they begin to market their product.

Pursuant to the agreement, Bajaj Auto paid New Generation Motors a $245,000 fee with $400,000 to be paid, if at all, as follows: (i) $250,000 for the first 625 units of Bajaj Auto’s three wheeler products sold, based on a rate of $400 per unit; (ii) $ 50,000 upon the commencement of commercial production, which is defined as the completion of the initial 1,200 units and the remittance of preproduction technology fees of the products; (iii) $ 50,000 on completion of cumulative sale from the date of commencement of commercial production of 5,000 units of specified products; and (iv) $ 50,000 on completion of cumulative sale from the date of commencement of commercial production of 10,000 units of specified products. Under the agreement, Bajaj Auto is obligated to supply the first 300 units at cost and thereafter at 10% above cost. The term of the agreement is until the earlier of December 7, 2015 or 7 years from payment of 1,200 initial units and payments of a pre-production technology fee, and may be terminated by Bajaj Auto upon 90 days’ notice.

We do not have Baja Auto’s consent to the assignment of the master agreement to us or any other contractual agreement with Baja Auto. If Bajaj Auto begins to market their product with our motor we intend to attempt to negotiate and enter into a commercial license agreement with Bajaj Auto. However, Bajaj Auto is not actively marketing its product at present and there can be no assurance that they will do so in the future or that we will be able to enter into a commercial agreement with Bajaj Auto and receive payments pursuant to the master license agreement or to any agreement. The Company believes that a substantial increase in the price of batteries used in the vehicles and a change in Bajaj’s management which focused on other areas of their business contributed to the original assumptions regarding royalty payments to be inaccurate and Bajaj deciding not to market their product.

BSA Motors of India

We were a party to a 12-month technical support agreement with BSA Motors of India, a subsidiary of the Murugappa Group (“BSA Motors”) which expired in September 2010. BSA Motors is in the business of designing, manufacturing and marketing electric, hybrid electric and standard internal combustion engine two-wheelers (2w) currently primarily in India. Pursuant to the agreement, , we provided technical support, including prototype development and demonstration, concept design and development and improvements for motor and controller systems for BSA Motors electric scooters with the long-term goal of becoming BSA Motors’ power train systems supplier. The agreement provided that we would not provide technical support regarding the development, manufacture or marketing of axial flux powertrain or new powertrain systems for 2-wheeler platforms to other OEMs during the term of the agreement in India and that BSA Motors would not develop new axial flux powertrain with any party other than us. BSA Motors also has a right of first refusal for the commercial application in India of motors and controllers for electric 2-wheelers developed by us during the term of the agreement. We were paid approximately $132,000 under the agreement. The BSA products discussed are about half the power and size, such as 2kW vs. 8kW, as those in the Bajaj agreement described above.

US Department of Defense

We have a two-year SBIR agreement, effective September 2009, with the United States Department of Defense (“DOD”) for a Phase II (contract value ranging from $500,000-$750,000) with the US Army to demonstrate our variable gap control technology for electric generators and motors for the purpose of validating applicability, performance and reliability on future platforms and to produce prototypes. We have a consultant specializing in this area to facilitate our efforts. We also plan to coordinate the SBIR efforts to our ‘Micro-Truck’ drive system to increase the marketability and performance of that system. Although we do not currently foresee not being able to perform under the agreement, the contract as stated is a fixed price contract based on deliverables and milestones. In the event that we would not be able to deliver and complete the work as described in the contract, due to such factors as our overall financial stability, “force majeure” events, or reallocation of government budgets, the contract may be temporarily or indefinitely terminated. To date, we have been paid $255,364.

We entered into a SBIR Agreement with the United States Navy in July 2010 to demonstrate our axial flux PM motor technology for the development of an advanced marine power generation system for combatant craft which would meet the US Navy’s needs. We are entitled to be paid $79,854 for our work under the contract. To date, we have been paid $79,854.

Hefei New Generation Electro-Motor System Co. Ltd.

For the nine months ended June 30, 2011, $761,644 of our revenues consists of sales to Hefei New Generation Electro-Motor System Co. Ltd. (“Hefei”).   Hefei may be a supplier of one of our electric motor systems to fulfill a potential order from Mahindra.  The revenue generated from Hefei consists of the following:

(1)	the purchase and resale of specialized equipment for Hefei’s manufacturing facility

In 2010 we sold Hefei a machine used to manufacture one of the primary components of our motors for which we received a $150,000 deposit from Hefei in November 2010. We ordered the machine from a Swiss manufacturer and worked with the manufacturer on calibrating, fine tuning and engineering the machine for Hefei.  We paid the manufacturer approximately $375,000 for the equipment and then collected a final price from Hefei in the first fiscal quarter of 2011 in the amount of $411,106.

(2)	engineering services support

Engineering services were charged to recover the time, cost, and expenses for the additional support and engineering services from NuGen in order to maintain Hefei’s quality control and/or assistance in getting the manufacturing process implemented and setup within Hefei’s facility on a cost plus basis in order to manufacture our products.  Engineering support revenues earned amounted to $350,538 for the nine months ended June 30, 2011.

Niche/Specialized Market

We also have had a market in motors and controllers for solar racing teams worldwide, where our variable gap, in-wheel motors continue to produce winners in solar racing competition. Solar car competition participants may include future automotive and other EV industry engineers from top universities. More than 25% of the teams currently engaged in these activities have been, or are currently, our customers. The solar car market offers a unique opportunity for us as it provides benefits beyond sales and revenue. This niche market requires the most advanced systems that are available and pushes technology to the edge and inspires new continuing development that may not make general commercial sense. This offers us a market segment that allows for continued research and development to test products in extreme conditions so that we may apply the technology and lessons learned to primary commercial markets. Using our technology in solar cars has been beneficial in adopting our technology, at minimal cost for use in various platforms. We need to constantly ensure that our technology is adaptable to different platforms; having our technology utilized in the solar car competition provides us with a low cost opportunity to test our technology.

The Market

Primary markets for our core technology of variable gap, axial flux, permanent magnet motors include:

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Low and Zero Emission Vehicles in Developing Countries: Worldwide requirements to reduce hydrocarbon fuel consumption and air pollution have created a large and emerging market for efficient, inexpensive and reliable, low and zero emission electric drive vehicles using batteries, fuel cells or hybrid configurations. Electric drive systems can be employed in the entire spectrum of small passenger vehicles including scooters, motorcycles, three-wheelers, neighborhood electric vehicles, compact cars, micro pickups and micro busses. We are targeting the entire segment of the small vehicle traction market and propose to supply electric drive systems technology with all prime movers.

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Three-wheelers In India: Bajaj currently builds approximately 300,000 three-wheel and 2,000,000 two-wheel vehicles per year. After five years of developmental and functional testing, Bajaj began limited commercial production of Eco-Ricks, its all electric auto rickshaw, in December 2006 for additional public testing.

•	Four-wheelers: (Light Commercial Vehicles) under our agreement with Mahindra, we currently anticipate that Mahindra will produce a minimum of 1,200 vehicles for further market testing and evaluation.
•
Two-wheelers: 20 two-wheel scooters for Bajaj were built, tested and certified by the government of India. Four additional platforms with intended deployments in late 2010 or early 2011 are being considered with BSA Motors.

•
Further extension of this vertical market includes such applications as electric all-terrain vehicles (were management estimates, based solely on informal discussions between our management and representatives of Mahindra, we believe, volumes could exceed 10,000 vehicles per year), golf carts (with about 250,000 vehicle sales per year in the US), neighborhood electric vehicles, quadracycles, citicars and electric motor applications for 15’ to 45’ sailboats.

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Materials Handling Equipment and Defense Applications: Airport ground support equipment, including baggage tractors and belt loaders are often powered by electric drive systems. We have supplied our technologies and products to Harlan Corporation for use in integrated starter generator units in their ground support vehicles.

Competition

All of the markets in which we operate are highly competitive. The markets served by the technology segment are additionally characterized by rapid changes due to technological advances that can render existing technologies and products obsolete.

We hope to market our advanced electric propulsion systems and components to vehicle original equipment manufacturers and their suppliers throughout the world for use in electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. In recent years, the market for hybrid electric automobiles has begun to emerge, led by the introduction and market success of hybrid electric vehicles manufactured by Toyota, Lexus, Honda, Ford and General Motors. Recently, International Truck and Engine Corporation, Freightliner Trucks and Peterbilt Motors Company announced plans to begin production of hybrid electric medium-duty trucks and Caterpillar, Inc. introduced a belt-less engine/electric tracked bulldozer. As a result, we expect additional vehicle makers in both on-road and off-road markets to develop and introduce a variety of hybrid electric vehicles as the market acceptance of these vehicles continue to grow. To our knowledge, none of these companies manufacture axial flux motors, however their end application or market is the same market where our motors may be utilized. We believe that we are able to compete due to our topology or style of motor which offers unique characteristics. Our topology of motor is typically  much shorter in length but larger in diameter than other styles of motors. Depending on the application and end use, this offers other potential options for the customers that the other competitors may not offer. In addition, our topology of motor generally offers greater torque capability for the same power level thus operating at lower speeds while still maintaining equivalent if not better efficiencies whereby the other systems typically will operate at higher speeds and lower torque to achieve the same power levels.

There can be no assurances that we will be able to compete successfully in this market or any other market that now exists or may develop in the future. There are numerous companies developing products that do or soon will compete with our systems. Some of these companies possess significantly greater financial, personnel and other resources than we do, including established supply arrangements and volume manufacturing operations. In addition, the U.S. government's Stimulus Bill is expected to award substantial financial grants and loans to companies engaged in the development and manufacture of energy efficient, low emission vehicles and the components that enable their operation. Companies that receive awards under the Stimulus Bill may have substantially greater financial resources available to them which could improve their ability to compete with us. We believe our principal competitors for axial motors and similar products include Honda, Toyota, General Motors, Daimler, Hitachi, Toshiba, Siemens, Delphi, Danaher, Enova and United Technologies Corp., UQM Technologies, Inc. and Azure Dynamics.

Our technology which can be utilized for power products competes primarily in the automotive, heavy equipment, military, aerospace and medical products industries. Each of these industries is extremely competitive. We face substantial competition on a continuing basis from numerous companies, many of whom possess longer operating histories, significantly greater financial resources and marketing, distribution and manufacturing capability. Our technology can be used for such power products such as the electronic amplifiers and controllers are used to power and run electric motors. Presently most of these power products are tuned to operate with our motors but are useable to be able to run other types and manufactures electric motors. We believe our principal competitors for power products include Advanced Motors and Drives, Allied Motion, Emerson Electric, General Electric, Moog, Rockwell International, Baldor, Hitachi, Hyundai, Toshiba, Siemens, Delphi, Danaher, United Technologies, UQM Technologies, Inc., L-3 Communications and Enova.

We are currently not aware of other axial flux producers that operate in our space. Axial flux motors are a fairly new topology of motor which was not viable until the advent of new permanent magnets in about the late 1990s. Additionally, software capable of analyzing this type of motor topology was not available until approximately 2005 and is under continuing development to bring it to the same level of software that is used for more conventional electric motors. Until designs are made and these types of motors have been brought to production, the uncertainties and complexities of manufacturing this type of topology is unfamiliar as compared with the process control and learning on conventional motors. Therefore, the number of companies that operate in this space using axial flux topology is fairly limited and new and the potential number of competitors within this space is low as compared to the potential market size, we believe minimizing any chances or the effects of any competitor, if they were to exist. Additionally, since this is a new area, the information available is very limited as intellectual property that may be associated with axial flux motors is protected to ensure against competition.

We believe that we compete and that we will continue to be able to compete with our competitors in the engine drive and power product markets based on the limited number of competitors for axial flux motors, price, and our reputation with customers with whom we have worked. The competitive disadvantages that we face include that we are not as well known as many of our competitors who have greater resources (financial, engineering and otherwise) than we have.

Technology, Competitive Advantage, Value Proposition

Our high efficiency variable gap, axial flux, permanent magnet (“PM”) motors are different from conventional electric motors due to the different path of their magnetic flux.

Axial Flux Technology : In conventional motors the flux flows radially (i.e. outward from the access of rotation) through the air gap between the rotor (the rotating part of the motor) and the stator (the stationary part of the motor). However, in axial flux motors, the flux flows parallel to the axis of the motor. The motor, often referred to as a “pancake” rotor, can be made much thinner and lighter, with the same performance.

Our key competitive advantage is that our motors offer high torque density and installation in tight spaces, like inside wheel housings. This has been very compelling to companies like Bajaj that seek low-cost, high efficiency motors for conversion from internal combustion to electric propulsion in small vehicles.

An additional competitive advantage of axial flux motors over conventional series wound or induction motors is their efficiency.

Variable Gap Technology : In our PM motors, the magnets create the working flux. This is different than an AC induction motor which is current-driven and does not use a permanent magnet. This fact is central to why a PM motor can be more efficient than other motors. Unfortunately, this is the same property that causes the most significant limitation of a PM motor; the permanent field causes a fixed relationship between winding current and motor torque. This relationship or “torque constant” (kT), also defines a fixed top speed of a PM motor. The higher the kT, the lower the top motor speed.

An axial flux PM motor is different than a radial flux PM motor, because the kT can be varied, without causing power loss by simply altering a critical geometry of the motor. Although there are many different contributors to the torque constant, the one of interest to us is the distance between the magnet rotor and the stator. In axial flux motors, the rotor and stator are adjacent discs and the “gap” is the space between the disks. By moving one of these discs axially relative to the other, the torque constant can be adjusted. This geometry can be varied statically (in the factory, simply with different spacers) or dynamically (by the vehicle controller). The result is optimal performance for various uses or drive conditions from the same electric motor. The variable gap allows for application-specific optimization of power, torque, and speed, while maximizing efficiency across the operating range. Application of this technology makes electric motors very efficient and can result in energy savings.

Efficiency can vary due to many factors. In accordance with National Electrical Manufacturers Association/International Electrical Technical Commission motor standard, general nominal efficiency of electric motors range from 78.8% to 92.4% efficiency depending on the size and power of the motor. In accordance with Energy Policy Act standards, premium efficiency electric motors achieve peak target efficiencies up to 95%. There is very limited data available regarding other axial flux motors since this a new topology of motor that very few if any have worked on. Stated unvalidated efficiencies have been seen from 60% to 95%. Our typical motors have total peak system efficiencies ranging from 92% to 96%. Removing the electronics from the system places the motors peak efficiencies in the range of 96% to 98%.

New Applications, In-Wheel Motors: We believe that there are other applications for this technology in low tech products ranging from ceiling fans to floor buffers; and to high tech products ranging from flywheels and military actuators. However, our primary focus is in-and near-wheel motors that we have been selling for solar racing. Application of in-wheel technology plays to the strength of axial flux motors and our variable gap technology, and we believe is a compelling motive traction solution for electric, hybrid and fuel cell powered vehicles.

Manufacturing

We manufacture our axial flux motor system for our customers on a small scale basis. In particular, we are focused on the manufacture of prototypes requested by customers and the customization of our technology in these products in accordance with customer specifications. These activities are conducted in our Virginia based facilities. If and when there is significantly increased demand for our technology, we will have to outsource the manufacture of products containing our axial motor to others. In anticipation of increased demand for our technology, we are exploring outsourcing opportunities in China, though no assurance can be given that such capability will be required or if required, that we will be able to secure an outsourcing arrangement on satisfactory terms.

Research and Development Activities

Our research and development activities are included as part of the engineering and other services that are performed on a contract basis for our customers. We are generally not engaged in independent research and development activities.

Intellectual Property

We currently have three US patents and one foreign patent as follows:

•	U.S. Patent #6,348,751 B1- " Dual Starter Motor with Selectively Variable Air Gaps"

•	U.S. Patent #6,137,203-“Stator for an Axial Flux Motor Using at least Two Phases of Electrical Current”

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U.S. Patent #6,975,082 B2- “Variable Speed Drive System Including Synchronous Electric Motor”-We have not received assignment documents from one of the two inventors with respect to this patent. Such inventor was an employee of New Generation Motors and had a contractual obligation in connection with his employment to assign inventions made by him. We have legal rights to the patent, by virtue of an assignment from at least one of the inventors. We are presently using the patent in all of our current programs.  This patent was filed in India as PCT # 1045/MUMNP/2005.

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India PCT # 822/MUM/2003- Compact Drive system for Electrically operated road vehicle.  No portion of our current business relies on this patent as it is a patent covering the product that we licensed with Baja.

NuGen's United States patents are due to expire between 2017 and 2024, subject to the payment of maintenance fees to the USPTO.

Indian patent counsel initiated restoration proceedings on April 9, 2010 for the Indian patent PCT # 1045/MUMNP/2005 which had expired because of the non-payment of the renewal fee for the 6th year annuity and was considered abandoned. Such patent was restored by the Indian patent office on October 23, 2010 and will expire in 2024. Indian patent counsel filed the assignment of all rights in the patent from New Generation Motors to NuGen Mobility with the Indian patent office on November 29, 2010.

Property

We entered into a one-year lease commencing October 1, 2010 for approximately 6,500 square feet which currently includes our executive offices and production facility located at 44645 Gilford Drive, Suite 201, Ashburn, Virginia, for a monthly rental of $4,860. We lease an additional 6,550 square feet of office space in Ashburn, Virginia under a three-year lease with monthly lease payments of $5,595 (from December 1, 2010 to September 30, 2011), $5,764 (from October 1, 2011 to September 30, 2012), $5,933 (from October 1, 2012 to September 30, 2013) and $6,113 (from October 1, 2013 to October 31, 2013).

Employees

We currently have 14 full-time employees and one part-time employee.

Legal Proceedings

There are no pending legal proceedings to which we are a party  or in which to our knowledge any director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to our company or has a material interest adverse to our company. Our property is not the subject of any pending legal proceedings.

MANAGEMENT
Directors and Executive Officers

The following table sets forth certain information regarding the members of our board of directors and our executive officers as of the date of this Prospectus:

Name	Age	Title
Eric Takamura	42	Chairman, Chief Executive Officer, President and Director
John Salatino	56	Vice President of Engineering and Programs
Henry Toh	54	Vice Chairman, Executive Vice President of Corporate Development and Director
Marshall G. Webb	69	Chief Financial Officer
Michael Kleinman, M.D.	55	Director

Our directors hold office for one-year terms and until their successors have been elected and qualified. Our officers are elected annually by the board of directors and serve at the discretion of the board.

There are no familial relationships among any of our directors or officers. None of our directors or officers has served, during the past five years, as a director in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended except Mr. Toh who serves on the board of directors of four-public companies as described in his biography below and Dr. Kleinman who is a director of American Surgical Holdings, Inc We are not aware of any proceedings to which any of our officers or directors, or any associate of any such officer or director, is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Biographies

Eric Takamura, Chairman, Chief Executive Officer and President

Mr. Takamura became our Chairman, Chief Executive Officer and President on January 29, 2010. Mr. Takamura served as President and Chief Executive Officer and director of NuGen since its inception in 2006. Mr. Takamura has 16 years experience in PM motors, having previously served as Chief Operating Officer of New Generation Motors from May 2004 to January 2007, and Director of Engineering and Marketing, from May 2002 to May 2004. Prior to joining New Generation Motors, from 1994 to1996, Mr. Takamura was a lab researcher and engineer at the Naval Research Laboratory in Washington, D.C. where he worked on tribology assignments. Mr. Takamura has a BS degree in Mechanical Engineering and a Masters in Transportation & Safety from The George Washington University. Mr. Takamura’s engineering background and extensive experience in our industry and in senior management roles provides us with an in-depth understanding of our industry and its opportunities and challenges and operational experience. As our President and Chief Executive Officer, Mr. Takamura provides essential insight and guidance to our board of directors from an insider perspective of our day-to-day operations. The foregoing led to the conclusion of our board that Mr. Takamura should serve as a director of our company.

John Salatino, Vice President of Engineering and Programs

Mr. Salatino has served as Vice President of Engineering and Programs since the Merger on January 29, 2010. Mr. Salatino has 25 years of experience in developing control and monitoring systems for vehicles ranging from military ground and air transport and fighting vehicles to commercial electric bicycles, scooters, assisted mobility and mining equipment. Mr. Salatino has 20 years experience at GE Aerospace, a defense and aerospace company, where he held positions in engineering development and management for military and commercial control systems and electronics packaging for turrets, propulsion systems and vehicle systems, and for advanced development of core technologies. From July 2007 to February 2010, Mr. Salatino was an engineering manager at Texas Instruments, a semiconductor company focusing on battery management integrated circuits for hybrid and battery electric vehicles. From March 2006 to June 2007, Mr. Salatino was VP Engineering and Programs at New Generation Motors. From November 2002 to February 2006, Mr. Salatino was the Engineering Director for EV motor and controls at WaveCrest Laboratories, an automotive company. Additionally, Mr. Salatino has a BS degree in Electrical Engineering from Northeastern University and a MS degree in Computers and Systems from Rensselaer Polytechnic Institute.

Henry Toh, Vice Chairman and Executive Vice President of Corporate Development

Mr. Toh has served as Vice Chairman of our board of directors and Executive Vice President of Corporate Development since February 2008. Mr. Toh is currently serving as a director of four other publicly traded companies. Since April 2007, Mr. Toh has served as a director of American Surgical Holdings Inc, a company specializing in staffing of surgical assistants. From January 2004 until June 2009, Mr. Toh has served as a director of Isolagen, Inc., a company which specialized in cellular therapy. Since 2001, Mr. Toh has served as a director of Teletouch Communications Inc., a wireless communications company. Since 1992, Mr. Toh has served as an officer and director of C2 Global Technologies Inc., a publicly held voice-over-IP company. Since December 1998, Mr. Toh has served as a director of IDNA, Inc., a specialized finance and entertainment company. From September 2004 until August 2005, Mr. Toh served as a director of Vaso Active Pharmaceuticals Inc., a healthcare products manufacturer. From 1992 to August 2008, Mr. Toh served as an officer and director of Four M International, Inc., a privately held offshore investment entity. Mr. Toh began his career with KPMG Peat, Marwick from 1980 to 1992, where he specialized in international taxation and mergers and acquisitions. Mr. Toh is a graduate of Rice University. Mr. Toh’s experience and skill in financial matters and his experience as a director of other public companies provides our board with insight into the financial markets, various financing strategies and strategic advice and led to the conclusion of our board that Mr. Toh should serve as a director of our company.

Marshall G. Webb, Chief Financial Officer

Mr. Webb has served as our  Chief Financial Officer since July 1, 2011. Since 1999, Mr. Webb has served as President and Chief Financial Officer of Polaris Group, an advisory firm he founded to provide financial consulting, mergers and acquisitions services and capital sourcing to public and private companies. Since 2001, Mr. Webb has served as a Director of Teletouch Communications, Inc., a wireless communications company, and is Chairman of its Audit Committee, and a member of its Compensation and Governance Committees.  Mr. Webb is a designated “financial expert” as that term is defined in Section 407 of the Sarbanes-Oxley Act of 2002 and under federal securities law.  From March 2006 until August 2007, Mr. Webb served as a Director of ACR Group, Inc., a wholesale distributor of air conditioning, heating and refrigeration equipment, and was Chairman of its Audit Committee.  From February 2004 until April 2005, Mr. Webb served as Director and Audit Committee Chairman of Omni Energy Services Corp., a service provider to the oil and gas industry.  From April 2004 until June 2009, Mr. Webb served as a Director of Isolagen, Inc., a development stage company involved in cellular therapy.  Mr. Webb attended Southern Methodist University, is a Certified Public Accountant (Texas), and began his business career with KPMG Peat Marwick.

Michael Kleinman, Director

Dr. Kleinman, M.D. has served as a director of InovaChem since June 2008. Dr. Kleinman has served as a director of American Surgical Holdings Inc., a company quoted on the Over the Counter Bulletin Board, since April 2007. Dr. Kleinman graduated from Rice University and attained his medical degree at the University of Texas, Albert Einstein College of Medicine in Dallas, Texas in 1983. He is a Board certified surgeon with a private practice in Houston, Texas, Clinical Assistant Professor of Surgery at Baylor University and at the University of Texas, Physician Liaison for Memorial Care System, Fellow of the American College of Surgeons, Member of the American Society of General Surgeons, the Society of American Gastrointestinal Laparoscopic Surgery, Houston Surgical Society, Harris County Medical Society, the American Medical Association and past member of the Texas Medical Association, International College of Surgeons, American College of Physician Executives, and the American Board of Utilization Review Physicians. He also received the Physicians’ Recognition Award in 2003 and 2006, and 10 citations for top doctors. Further, as he is not employed by us, Dr. Kleinman is in a position to provide the board with an independent perspective on our activities. Dr. Kleinman’s science background, as well as his qualification as a director of another company, facilitates his understanding of, and ability to contribute to, technical issues that are addressed from time to time by our board and led to the conclusion of our Board that Dr. Kleinman should serve as a director of our company.

The table below sets forth information concerning compensation paid, earned or accrued by our chief executive officer and each of our executive officers ( each a “Named Executive Officer”) for the last two fiscal years. No other executive officer earned compensation in excess of $100,000 during our 2010 fiscal year.

SUMMARY COMPENSATION TABLE

								Nonqualified	All
					Stock	Option	Non-Equity	Deferred	Other
	Fiscal	Salary		Bonus	Awards	Awards	Incentive Plan	Compensation	Compensation	Total
Name and Principal Position	Year	($)		($)	($)	($) (10) (11)	Compensation ($)	Earnings ($)	($)	($)
Eric Takamura	2010	172,500	(1)	30,000	-	135,000	-	-	-	337,500
Chairman and Chief Executive Officer	2009	150,000	(2)	-	-	-	-	-	-	150,000

Henry Toh	2010	72,500	(3)	-	-	67,500	-	-	-	140,000
Executive Vice President of Corporate Development	2009	82,500	(4)	-	-	-	-	-	-	82,500

John Salatino	2010	92,308		20,000	-	60,000	-	-	-	172,308
VP Engineering	2009	-		-	-	-		-	-	-

Alan Pritzker (12)	2010	105,000	(5)	10,000	-	22,500	-	-	-	137,500
Chief Financial and Accounting Officer	2009	91,250	(6)	-	-	-	-	-	-	91,250

William Zuo (7)	2010	5,000	(8)	-	-	-	-	-	-	5,000
Former Chairman and Chief Executive Officer	2009	120,000	(9)	-	-	-	-	-	-	120,000

(1) Includes $37,500 of unpaid salary which was not paid but contributed by Mr. Takamura to the Company and accounted for as additional paid-in capital.

(2) Represents unpaid salary accrued during the fiscal year ending September 30, 2009 which was forgiven by Mr. Takamura.
(3) Includes $5,000 of unpaid salary accrued for Mr. Toh during the first quarter of fiscal 2010 which was not paid but contributed by Mr. Toh to the Company and accounted for as additional paid-in capital.

(4) Represents (i) cash of $5,625 paid to Mr. Toh; (ii) $31,875 of unpaid salary accrued during fiscal year ending September 30, 2009 which was forgiven by Mr. Toh; and (iii) $45,000 of unpaid salary accrued in the last three quarters of fiscal 2009 which was not paid but contributed by Mr. Toh to the Company and accounted for as additional paid-in capital.

(5) From October 1, 2009 through December 31, 2009, we paid Mr. Pritzker $5,000 per month. Beginning January 1, 2010, Mr. Pritzker receives compensation of $10,000 per month.

(6) Represents $60,000 paid to Mr. Pritzker and (ii) $31,250 of unpaid salary for the fiscal year ending September 30, 2009 which was forgiven by Mr. Pritzker.

(7) Mr. Zuo resigned from our company upon the closing of the Merger on January 29, 2010.

(8) Represents $5,000 of unpaid salary accrued in the first quarter of fiscal 2010 which was not paid but contributed by Mr. Zuo to the Company and accounted for as additional paid-in capital.

(9) Represents (i) cash of $11,250 paid to Mr. Zuo; (ii) $63,750 of unpaid salary for the fiscal year ending September 30, 2009 which was forgiven by Mr. Zuo; and (iii) $45,000 of unpaid salary in the last three quarters of fiscal 2009 which was not paid but contributed by Mr. Zuo to the Company and accounted for as additional paid-in capital.

(10) On February 9, 2010, options to purchase 900,000 shares, 450,000 shares, 400,000 shares and 150,000 shares of our common stock were granted to Messrs. Takamura, Toh, Salatino and Pritzker, respectively. The shares subject to these options vest and become exercisable in equal monthly installments on the last day of each month for twenty-four consecutive months, commencing on February 28, 2010. The options were granted with an exercise price of $0.45 per share for Messrs. Takamura, Toh and Pritzker and $0.15 for Mr. Salatino.

(11) Reports the grant date fair value, as calculated in accordance with FASB ASC Topic 718, of options granted pursuant to the 2009 Stock Option Plan. The amounts reported assume that all option grants vest at 100%. For a discussion of the assumptions made in the valuation of the awards, see Note G to our consolidated financial statements for the year ended September 30, 2010.
(12) Mr. Pritzker  resigned from our company effective June 30, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END ENDED SEPTEMBER 30, 2010

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option
	Options	Options		Exercise	Option
	Exercisable	Unexercisable		Price	Expiration
Name	(#)	(#)		($/Sh)	Date
Eric Takamura	300,000	600,000	(1)	$0.45	2/9/2020
Chairman and Chief Executive Officer

Henry Toh	150,000	300,000	(2)	$0.45	2/9/2020
Executive Vice President of Corporate Development

John Salatino	133,333	266,667	(3)	$0.15	2/9/2020
VP Engineering

Alan Pritzker (5)	50,000	100,000	(4)	$0.45	2/9/2020
Chief Financial and Accounting Officer

(1)	Mr. Takamura's options were granted on February 9, 2010.
(2)	The shares subject to this option vest and become exercisable in equal monthly installments on the last day of each month for twenty-four consecutive months, commencing on February 28, 2010.
(3)
Mr. Toh's options were granted on February 9, 2010. The shares subject to this option vest and become exercisable in equal monthly installments on the last day of each month for twenty-four consecutive months, commencing on February 28, 2010.

(4)
Mr. Salatino's options were granted on February 9, 2010. The shares subject to this option vest and become exercisable in equal monthly installments on the last day of each month for twenty-four consecutive months, commencing on February 28, 2010.

(5)
Mr. Pritzker's options were granted on February 9, 2010. The shares subject to this option vest and become exercisable in equal monthly installments on the last day of each month for twenty-four consecutive months, commencing on February 28, 2010.

(6)	Mr. Pritzker resigned from our company effective June 30, 2011.

 Employment Agreements

As a result of the Merger, employment agreements with all of our executive officers at such time were terminated and such individuals released us from any liability under such agreements.

On February 9, 2010, we. entered into an employment agreement pursuant to which we employed Eric Takamura as our Executive Chairman and Chief Executive Officer. Mr. Takamura’s annual base salary is $180,000 and he was paid a signing bonus of $30,000. We granted Mr.. Takamura, pursuant to our 2010 Stock Option Plan, options to acquire 900,000 shares of our common stock. The employment agreement also provides that Mr. Takamua is entitled to receive such other benefits as may be made available by us to our employees and key executive officers (and with respect life, medical, health and death plans, such coverage is, with specified exceptions and limitations, to be provided to Mr. Takamura and his family at our expense until the expiration of his non-compete period (which may be as long as one year following termination of his employment)) and, in the discretion of our board of directors, annual bonuses (including a pro-rata annual bonus following termination without cause or for good reason if such bonus was awarded by the board). Mr. Takamura’s employment agreement provides that it is anticipated that he will receive an annual bonus of 100% of his base salary.

The term of employment is three years commencing January 1, 2010 which term of employment is renewed automatically for successive one year periods unless we or Mr. Takamura gives notice of non-renewal at least 90 days prior to the expiration of the applicable term. If we terminate Mr. Takamura for “cause” (as defined in the employment agreement) we are only obligated to pay Mr. Takamura his unpaid base salary through the termination date; provided, however, if the reason for terminating him for “Cause” is due to his material uncured breach of his employment agreement, we must pay him his base salary (as in effect at the time of termination) for, nine months following termination of employment.

We may also terminate Mr. Takamura without “Cause” which is defined as either: (i) the indictment of, or the bringing of formal charges against the executive on charges involving criminal fraud or embezzlement; (ii) the indictment of, or the brining of formal charges against executive of a crime involving an act or acts of dishonesty, fraud or moral turpitude by the executive, which act or acts constitute a felony; (iii) executive negligently or knowingly having caused the Company to violate the Company’s Bylaws or other policies; (iv) executive having committed acts or omissions constituting gross negligence or willful misconduct with respect to the Company, including with respect to any valid contract to which the Company is a party; (v) executive having committed acts or omissions constituting a breach of executive’s duty of loyalty or fiduciary duty to the Company or any material act of dishonesty or fraud with respect to the Company which are not cured or substantially cured to the satisfaction of the Board of Directors of the Company in a reasonable time, which time shall be at least 5 days from receipt of written notice from the Company of such material breach; (vi) executive having committed acts or omissions constituting a material breach of his employment Agreement which are not cured or substantially cured to the satisfaction of the Board of Directors of the Company in a reasonable time, which time shall be at least 5 days from receipt of written notice from the Company setting forth with specificity the particulars of any such material breach as well as the corrective actions required. or either employee may, if he determines in good faith that he has “Good Reason” (as defined below), to terminate his employment. In either of such events, we are obligated to (A) continue to pay Mr. Takamura his base salary (as in effect at the time of such termination) for the longer of (i) the balance of his employment term or (ii) twelve months, from the date of termination , (B) pay Mr. Takamura his pro rata share of his annual bonus, if any, is awarded and (C) provide Mr. Takamura with outplacement services. The term “Good Reason” means (w) our failure to appoint or reappoint the employee to his position or his removal from his office or position, (x) the employee is assigned duties materially inconsistent with his position or his position, authority, duties, or responsibilities are materially diminished, (y) our uncured breach of any material provision of the employee’s employment agreement, or (z) within twelve months following a “Change in Control” (as defined Rule 405 promulgated under the Securities Act of 1933, as amended), a sale of substantially all of our assets or we are merged out of existence .

In the event of change of control, sale of substantially all of our assets  or the merger out of existence of the Company should occur, all stock options awarded under the employment agreement will immediately vest and become exercisable. Notwithstanding the foregoing, the stock options will terminate immediately following a termination of Mr. Takamura for “Cause” and upon 180 days upon the voluntary termination of service by Mr. Takamura if not for “Good Reason.”

On July 1, 2011, we entered a one-year employment agreement to which we employed Marshall G. Webb as our Chief Financial Officer.  The employment agreement will automatically renew for additional one-year terms unless either party notifies the other of its desire not to renew  within 90 days of the expiration of the then current term. Under the employment agreement, Mr. Webb will be entitled to a base salary of $120,000 per annum, which the board of directors may periodically increase but not decrease, and an annual bonus at the discretion of the Board, currently anticipated at 25% of Mr. Webb’s base salary. Mr. Webb will be paid a special bonus of $15,000 for each $1,000,000 raised or 1.5% of any amount raised less than $1,000,000. The employment agreement also provides for the grant of a ten-year option to purchase 250,000 shares of common stock at an exercise price of $0.45 per share which will vest as to 125,000 shares on July 1,2011 and as to the balance ratably over a 12-month period beginning on July 31, 2011. All options will immediately vest and become exercisable upon a change of control, sale of substantially all of our assets, a merger in which we are not the surviving company, we replace Mr. Webb for other than cause, or Mr. Webb is replaced by Series B investors.  The option will immediately terminate if Mr. Webb is terminated for cause and in 90 days if Mr. Webb resigns other than for good reason. In the event Mr. Webb is terminated due to a material breach of the employment agreement which remains uncured for 30 days, we will be obligated to pay Mr. Webb’s base salary for three months from the date of termination. If we terminate Mr. Webb’s employment without cause, or Mr. Webb resigns for good reason, we will be obligated to pay Mr. Webb’s base salary for the longer of (i) the remaining term of the employment agreement or (ii) four months from the date of termination (“Termination Payments”) and any outstanding options will immediately vest and become exercisable.  If Mr. Webb is terminated without cause or resigns for good reason, he will be entitled to a pro rata share of his annual bonus and to outplacement services for so long as he receives Termination Payments. Pursuant to the employment agreement, Mr. Webb agreed not to compete with our company during his term of employment and any period he is receiving Termination Payments and for one year thereafter (“Non-Compete Period”) and not to solicit or interfere with our employees, customers, suppliers or other business relationships for twelve months after the termination of his employment. Unless terminated for cause, Mr. Webb and his family will be entitled to continued life, medical, health and death insurance coverage during any Non-Compete Period but only so long as Mr. Webb receives Termination Payments.

Letter with John Salatino

Effective February 11, 2010, InovaChem, Inc. signed a letter with John Salatino pursuant to which he is to serve as our VP of Engineering and Programs. The letter contemplates that, among other things, the terms of his employment will be formalized in an employment agreement, which to date has not been entered into. Mr. Salatino will serve in such capacity for two years, his annual base salary will be $160,000 and $180,000 in the first and second year of his employment, respectively, he will receive a $20,000 signing bonus within ten days of entering into an agreement, he will be eligible for a variable performance based bonus plan with the envisioned annual bonus, if all our goals are met, of 25% of his base salary, he will be entitled to other benefits provided to management employees, in the event he is terminated, he will be entitled to severance equal to the greater of the remaining term of his contract or six months of his annual salary, and he will be granted an option to acquire an aggregate of 400,000 shares of our common stock at an exercise price of $0.15 per share, which option may be exercised on a cashless basis and may be exercised until February 29, 2012. Generally, options to acquire 100,000 shares may be exercised on a cumulative basis during the two weeks preceding August 31, 2010, February 28, 2011, August 31, 20111, and February 29, 2012 subject to accelerated exercise upon a change in control as provided therein and the right to exercise his remaining option in the event of the termination of his employment.

On February 9, 2010, we granted to Mr. Salatino an option for a cashless purchase of 400,000 shares of common stock at an exercise price of $0.15 per share which option expires on February 29, 2012. In the event of a change of ownership of the Company or if Eric Takamura is no longer Chairman of the Board or Chief Executive Officer, all the shares will be allowed to be exercised by a cashless exercise. Upon a change of control, the option will become vested

Compensation of Mr. Toh

Henry Toh, our Vice Chairman and Executive Vice President of Corporate Development, is an employee at will and receives a base salary of $90,000 per year.

 Equity Awards

On February 9, 2010, pursuant to the 2010 Stock Option Plan, we granted to Eric Takamura, Henry Toh and Alan Pritzker executive officer stock options to acquire shares of our common stock in the amounts of  900,000, 450,000 and 100,000, respectively:

Subject to vesting, these options are exercisable during the ten years from the grant date at an exercise price of $0.45 per share. The options vest pro rata in 24 equal monthly installments as of the last day of each fiscal month), with the first installment vesting as of February 28, 2010. All of the options vest immediately upon a Change of Control Event. These options terminate immediately following the termination of such person’s employment with us for “Cause” (as defined in such employee’s employment agreement described above and other than Cause relating to the employee’s material uncured breach of his employment agreement in which case the options terminate in accordance with their stated term) and 180 days after such person voluntarily terminates his employment other than for “Good Reason.”

On July 1, 2011, pursuant to the 2010 Stock Option Plan, we granted to Marshall G. Webb executive officer stock options to acquire 250,000 shares of our common stock.  Subject to vesting, these options are exercisable during the ten years from the grant date at an exercise price of $0.45 per share. 125,000 options vest immediately and the balance vest pro rata in 12 equal monthly installments as of the last day of each fiscal month, with the first installment vesting as of July 1, 2011.

See “Letter with John Salatino” for information regarding his options.

Compensation of Directors

No compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors during our fiscal years ended September 30, 2009 and September 30, 2010. Although in February 2010, the Board determined that an independent director will receive $1,000 for each board meeting attended and $500 for each committee meeting attended, this policy has not yet been implemented and no compensation was paid in fiscal 2010 to any of our directors in their capacities as directors. No compensation for serving on a committee will be paid to a committee member without the approval of the Board. Our Chairman will pre-approve any committee meeting of a one-person committee.

Director and Officer Liability Insurance

We currently have directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date due to our relatively small size.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a corporate governance committee. The members of each committee are appointed by the board of directors and serve one year terms. The composition and responsibilities of each committee are described below. Our board of directors has not appointed a nominating committee and has not yet adopted procedures by which security holders may recommend nominees to our board of directors.

Audit Committee. The sole member of our audit committee is Dr. Michael Kleinman. The audit committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, , the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our board of directors have established and making recommendations with respect to the selection and qualifications of our independent registered public accounting firm. In this oversight capacity, the audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered accounting firm, including any recommendations to improve the system of accounting and internal controls. The audit committee is comprised of outside directors who are not officers or employees of us or our subsidiaries. In the opinion of the board of directors, Dr. Kleinman is “independent” as that term is defined in the rules of the New York Stock Exchange.

Compensation Committee . The sole member of our compensation committee is Dr. Michael Kleinman. The compensation committee determines the goals and objectives, and makes determinations regarding the salary and bonus for the CEO, approves salaries and bonuses for the other executive officers, administers our incentive compensation plans and makes recommendations to the board of directors and senior management regarding our compensation programs.

Governance Committee . The sole member of our nominating and governance committee is Dr. Michael Kleinman. The governance committee is responsible for evaluating our governance and the governance of our board and its committees, monitoring our compliance and that of the board and its committees with our corporate governance guidelines, evaluating our corporate governance guidelines and reviewing those matters that require the review and consent of the independent directors of the board and that are not otherwise within the responsibilities delegated to another committee of the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

From October 2006 to January 2009, Eric Takamura, our Chairman, Chief Executive Officer, President, and a director and a principal stockholder, made loans to us in the aggregate principal amount of $551,382 at an interest rate of 10.2% per annum. On September 30, 2009, Eric Takamura agreed to forgive $1,346,693 owed to him by our company ($686,169 of which was pursuant to such outstanding loans and accrued interest thereon, and $660,524 was for accrued and unpaid salary).

Eric Takamura was Chief Operating Officer of New Generation Motors from June 2004 to February 27, 2007. Henry Toh, Vice Chairman of our board of directors and an officer, is an officer and a director of Four M International, Inc. (“Four M”). In connection with the Asset Purchase Agreement dated July 13, 2007, NuGen Mobility, among other things, assumed outstanding indebtedness to Four M in the amount of $62,500, pursuant to a one-year promissory note, dated April 23, 2003, payable at an interest rate of 5.5% per annum, in monthly installments commencing May 23, 2003. NuGen Mobility assumed this debt as a condition to the completion of the transaction imposed by New Generation Motors. In connection with the Merger, Four M received 386,250 shares in exchange for the cancellation of indebtedness of $57,938 which was still outstanding.

From August 2006 to June 2009, Ron Takamura, a principal stockholder and brother of Eric Takamura, our Chairman, Chief Executive Officer, President, and a director and a principal stockholder, made loans to us in the aggregate principal amount of $371,500, at interest rates of 10.2%. As of December 31, 2009 these loans accrued a total of $93,976 of interest thereon. We issued 3,103,173 shares of Common Stock to Ron Takamura in the Private Placement as a result for the cancellation of his debt (including accrued interest).

The agreements pursuant to which Eric Takamura and Ronald Takamura lent money to our company, as well as the agreement of Eric Takamura to forgive these loans and the agreement by which 71,667 shares of our common stock owned by Henry Toh were redeemed for $0.71 prior to the merger with NuGen Mobility were all oral agreements.

In December 2006, NuGen Mobility entered into an agreement with Hamilton Clarke, an investor relations firm that was a 10% shareholder at that time and whose shares were acquired by Eric Takamura in November 2009, to provide financial advisory services. NuGen Mobility granted the firm 111 shares of its Common Stock per the terms of the agreement. In January 2008 NuGen terminated its agreement with the firm and converted the $35,650 it owed the firm into a note payable. Interest accrued on this loan at the rate of 1% per annum. $25,000 was repaid by NuGen Mobility on February 22, 2010 and the remaining balance was forgiven by the consultant and the note was terminated.

On September 29, 2010, we entered into subscription agreements with three foreign accredited investors pursuant to which, among other things, we issued an aggregate of 5,500,000 shares of common stock at a purchase price of $0.16 per share, for aggregate gross proceeds of $880,000. In connection therewith, each investor, including Zhou Tao, a 5% shareholder, who purchased 3,000,000 shares, executed and delivered an irrevocable proxy appointing Eric Takamura, our Chief Executive Officer, as his proxy to vote his shares. Zhou Tao is an affiliate of Hefei which may be a supplier of one of our electric motor systems to fulfill a potential order from Mahindra.

  On each of December 5, 2010 and March 30, 2011, we entered into a subscription agreement with one foreign accredited investor pursuant to which, among other things, we issued an aggregate of 412,500 shares and 312,500 shares of common stock, respectively, at a purchase price of $0.16 per share, for aggregate gross proceeds of  $116,000. In connection therewith, the investors executed and delivered an irrevocable proxy appointing Eric Takamura, our Chief Executive Officer, as their proxy to vote the shares purchased.

On August 5, 2011, Henry Toh, an executive officer of our company, made a short- term working capital loan to the Company in the amount of $20,000.  The loan is non interest bearing and is due on demand.  This loan was repaid on September 6, 2011.

On June 30, 2011, in connection with Mr. Pritzker’s resignation as our Chief Financial Officer and Secretary effective June 30, 2011, we entered into a release and settlement agreement with Mr. Pritzker whereby we agreed to pay Mr. Pritzker the sum of $26,929.37 which represents unpaid compensation and expenses owed to Mr. Pritzker.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Notwithstanding, in the opinion of the board of directors, Dr. Kleinman is “independent” as that term is defined in the rules of the New York Stock Exchange.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this Prospectus, the number of shares of our common stock that are beneficially owned by (i) each person or entity known to us to be the beneficial owner of more than 5% of our common stock; (ii) each executive officer and director of our company; and (iii) all executive officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 56,966,564 shares of our common stock issued and outstanding as of the date of this Prospectus. Unless otherwise indicated, the address of each person listed is NuGen Holdings, Inc, 44645 Gilford Drive, Suite 201, Ashburn, Virginia 20147.

			Percentage of
	Number of shares		Common Stock
	of Common Stock		Beneficially
Name of Beneficial Owner	Beneficially Owned		Owned

Eric Takamura	29,261,875	(1)(2)(3)(4)	51.37%
Henry Toh	1,922,362	(5)	3.37%
Marshall G. Webb	166,668	(6)	*
John Salatino	350,000	(7)	*
Michael Kleinman, M.D.	116,667	(8)	*

All directors and executive officers as a group (5 persons)	31,817,572		55.85%

Ronald Takamura	7,987,182		14.02%
Zhou Tao Tower 2, No. 520 WangJiang West Road HeFei An Hui Province 230088 China	3,000,000	(9)	5.27%

* Less than 1%

(1)
Includes 1,200,000 shares which are pledged to secure the repayment of a two-year 5% promissory note in the principal amount of $300,000 entered into by Mr. Takamura in November 2009. Also, includes the pledge of 1,000,000 of his shares of common stock to a representative of eleven investors to secure his obligation to transfer to such investors his shares if we issue, with certain exceptions shares of common stock or securities convertible into, or exercisable for, common stock at a price below $0.15 per share during the period ending August 11, 2011. Does not include shares owned by his brother, Ronald Takamura, over which he disclaims beneficial ownership.

(2)
Includes an aggregate of up to 2,595,000 shares that may be purchased by investors in the Private Placement who acquired options from Mr. Takamura (at a purchase price of $250) entitling them to purchase, until January or February 2012, depending on when the holder invested in the Private Placement, such shares of his common stock for a purchase price of $0.50 per share.

(3)
Includes options exercisable within 60 days of the date hereof to acquire 787,500 shares of common stock. Does not include options to acquire 112,500 shares which are not exercisable within 60 days of the date hereof.

(4)	Includes 6,225,000 of shares subject to irrevocable voting proxies held by Mr. Takamura over which he has sole voting power.
(5)
Includes options exercisable within 60 days of the date hereof to acquire 393,750 shares of common stock. Does not include options to acquire 56,250 shares which are not exercisable within 60 days of the date hereof.

(6)
Includes options exercisable within 60 days of the date hereof to acquire 166,668 shares of common stock. Does not include options to acquire 83,332 shares which are not exercisable within 60 days of the date hereof.

(7)
Includes options exercisable within 60 days of the date hereof to acquire 333,333 shares of common stock. Does not include options to acquire 66,667 shares which are not exercisable within 60 days of the date hereof.

(8)	Includes 50,000 shares held jointly with his wife.
(9)	These shares are subject to an irrevocable voting proxy held by Mr. Takamura over which Mr. Takamura has sole voting power.

None of the individuals listed in the table above beneficially own or have the right to acquire preferred stock if we issue such preferred stock.

The following table lists, as of the date of this Prospectus, the number of shares of our preferred stock that would be beneficially owned by each person or entity which would be the beneficial owner of more than 5% of such preferred stock if they exercise their option to purchase our Class A preferred stock. No executive officer and director of our company has the right to purchase any preferred stock of our company. The information below is based “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The below table assumes that if and when issued, the Class A preferred stock will have voting rights. The table further assumes that the right to purchase the Class A preferred stock is immediately exercisable and that an aggregate of $700,000 of preferred stock is issued. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on the outstanding option to purchase 4,666,667 shares of our Class A preferred stock, the maximum number of shares of Class A preferred stock we would issue if the investors exercise their option to purchase such shares and 1,627,779 shares of our Series B preferred stock outstanding.

		Percentage of
	Number of shares	preferred stock
	of preferred stock	Beneficially
Name and Address of Beneficial Owner	Beneficially Owned	Owned

Uzi HaLevy 5555 Del Monte Drive Houston, TX 77006	770,000	10.8%
Zeevi Hi-Tec Investment Holdings (1) 111 Hanasi Street Haifa, Israel	770,000	10.8%
3K Partners, Ltd. (2) 5151 San Felipe 77056	513,334	7.2%
Allen Becker 1800 Post Oak Blvd, 6 Blvd Place Houston, TX 77056	513,334	7.2%
Arthur Schechter 3200 Travis Houston, TX 77006	513,334	7.2%
Goldeneye Partners II, Ltd. (3) 2211 Norfolk Street Houston, TX 77098	513,334	7.2%
Lakeview Investments, Inc. (4) 5330 Braesheathfer Houston, TX 77096	513,334	7.2%
Ariel Leibovitz 10027 Park Trail Houston, TX 77024	385,000	5.4%
Benjamin Warren (5) 109 N. Post Oak Lane Houston, TX 77024	513,332	7.2%

(1)	Gad Zeevi has sole voting and dispositive power with respect to shares held by Zeevi Hi-Tec Investment Holdings.
(2)	Audrey K. Wachsberg has sole voting and dispositive power with respect to shares held by 3K Partners, Ltd.
(3)	Barry M. Lewis has sole voting and dispositive power with respect to shares held by Goldeneye Partners II, Ltd.
(4)	Alan F. Levin has sole voting and dispositive power with respect to shares held by Lakeview Investments, Inc.
(5)
Benjamin Warren has sole voting and dispositive power with respect to shares held by ITC Trading Company, Ltd. Accordingly, the shares held by ITC Trading are also included in the number of shares owned by Mr. Warren.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, of which 56,966,564 shares are issued and outstanding as of the date of this Prospectus. Each holder of our shares of our common stock is entitled to one vote per share on all matters to be voted upon by the stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. 5,500,000, 412,500 and 312,000 shares of common stock are subject to lock-ups and may not be transferred, disposed of or encumbered for a nine-month period commencing September 29, 2010, December 5, 2010 and March 30, 2011, respectively. Other than as provided below, there is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock of which 14,645,000 shares are designated as Series B preferred stock and 1,627,778 shares of Series B preferred stock are issued and outstanding. The Series B preferred stock is convertible into common stock on a one-to-one ratio. Cumulative dividends will accrue at the rate of $0.0054 per annum to be paid annually in shares of Series B preferred stock with the first payment due on July 1, 2012. The Series B Preferred stock has a liquidation preference over our capital stock ranking junior to the Series B preferred stock. The Series B preferred stock will be junior and subordinate to the Class A preferred stock, if and when an option to purchase such Class A preferred stock is exercised and Class A preferred stock is issued by us. The Series B preferred stock holders have voting rights equal to the number of shares of common stock into which such Series B preferred stock are convertible. The Series B preferred stock will vote together as a single class on all matters. The initial conversion price of $0.18 is subject to adjustment in the event of dividends, distributions, stock splits, or other occurrences, as set forth and in accordance with the formula in the Certificate of Designation. Any Series B preferred stock outstanding on December 31, 2012 is mandatorily convertible into common stock. The Series B preferred stockholders also have registration rights with respect to the shares of common stock into which such Series B preferred stock are convertible.

We have also granted an option to purchase shares of Class A preferred stock. See “Business-Recent Developments and Change in Control- Private Placement”. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 50,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Other Outstanding Securities

We also have outstanding: (i) options to acquire up to 2,606,250 shares of common stock at exercise prices from $0.15 to $0.45 and (ii) options to acquire up to 4,666,667 shares of Class A preferred stock at an exercise price of $0.15 per share. If the option to purchase the Class A preferred stock is exercised by the investors holding such option, such investors will be entitled to a one-year warrant exercisable for 10% of the amount of their investment of preferred stock.

Warrants

We have outstanding two-year warrants to purchase an aggregate of 325,558 shares of our common stock at an exercise price of $0.18 per share.

Sales Pursuant to Rule 144

No shares of our common stock may be sold pursuant to Rule 144 until February 4, 2011, at the earliest, and only if we file all reports and other materials required to be filed by us pursuant to Section 13 or 15(d) of the Exchange Act during the preceding twelve months.

Transfer Agent

Currently, we act as our own transfer agent.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our By-Laws are intended to strengthen our board of director’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are also subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock of the Delaware corporation.

SELLING SECURITY HOLDERS

The selling shareholders named in the table below are offering all of the shares of common stock offered through this prospectus. Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders. To our knowledge, none of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the “selling” shareholders”. These shares may be sold by one or more of the following methods, without limitations

•	A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers
•	Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Exchange Act until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

Except as reflected in the table below, to the Company’s knowledge, none of the selling shareholders has, or had, any material relationship with our officers or directors.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when our common stock becomes quoted on the OTC Bulletin Board, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time. We will not receive any proceeds from the sale of the shares by the selling shareholders.

Based upon information available to us as of the date of this prospectus, the following table sets forth the names of the selling shareholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling shareholders will own after the sale of the registered shares, assuming all of the shares are sold. None of the shares of common stock issuable upon conversion of Class A preferred stock are being offered for sale by the selling stockholders as no shares of such preferred stock have been issued nor are any shares of such preferred stock reflected in this table. The information provided in the table and discussions below has been obtained from the selling shareholders. The selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933. As used in this prospectus, "selling shareholder" includes donees, pledges, transferees or other successors-in-interest selling shares received from the named selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting, investment and dispositive power with respect to the shares, subject to community property laws where applicable.

	Common Shares owned by the Selling Security		Number of Shares Offered by Selling Security	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering		Date When Shares Offered for Sale	Consideration Paid for Shares Offered for
Name of Selling Security Holders	Holder		Holder	# of Shares	% of Class	Were Acquired	Sale

Eric Takamura (1)	29,261,875	(2)	100,000	29,161,875	45.58%	January 29, 2010		(3)
Ronald Takamura (4)	7,987,182	(5)	100,000	7,887,182	13.85%	January 29, 2010		(3)
Henry Toh (7)	1,922,362	(8)	100,000	1,822,362	3.18%	February 19, 2008		(9)
Jardine Capital Corp. (10)	1,147,073	(6)	1,147,073	-	0.00%	January 29, 2010	$0.15
Uzi HaLevy	1,830,000	(11)	500,000	1,330,000	2.20%	February 16, 2010	$0.15
Po Shin Wong	1,000,000	(6)	1,000,000	-	0.00%	January 29, 2010	$0.15
Exchequer Inc. (12)	1,000,000		1,000,000	-	0.00%	February 19, 2008	$0.10
David H. Peterson	1,204,723	(13)	666,667	538,056	0.94%	January 29, 2010	$0.15
Jimin Wang	650,000	(14)	500,000	150,000	0.26%	January 29, 2010	$0.15
Zeevi Hi-Tec Investment Holdings (15)	1,420,000	(16)	500,000	920,000	1.49%	February 16, 2010	$0.15
Richard G. McKee Jr. (17)	520,000	(17)	400,000	120,000	0.21%	January 29, 2010	$0.15
3K Partners, Ltd. (18)	946,667	(19)	333,333	613,334	0.99%	February 16, 2010	$0.15
Allen Becker	946,667	(19)	333,333	613,334	0.99%	February 16, 2010	$0.15
Arthur Schechter	946,667	(19)	333,333	613,334	0.99%	February 16, 2010	$0.15
Goldeneye Partners II, Ltd. (20)	946,667	(19)	333,333	613,334	0.99%	February 16, 2010	$0.15
Lakeview Investments, Inc. (21)	946,667	(19)	333,333	613,334	0.99%	February 16, 2010	$0.15
Four M International (22)	386,253	(6)	386,253	-	0.00%	January 29, 2010	$0.15
Edward C. Gomez	383,333	(23)	333,333	50,000	0.09%	January 29, 2010	$0.15
Antonio Martins	333,333		333,333	-	0.00%	January 29, 2010	$0.15
Ariel Leibovitz	710,000	(24)	250,000	460,000	0.75%	February 16, 2010	$0.15
Paul Xiaoming Lee	300,000		300,000	-	0.00%	February 19, 2008	$0.10
Alan Pritzker (25)	322,917	(26)	16,667	306,250	0.54%	July 1, 2008	$0.30
Stephen & Kathy Najarian	533,575	(27)	200,000	333,575	0.58%	January 29, 2010	$0.15
Louis Jack Staley	233,333		233,333	-	0.00%	January 29, 2010	$0.15
Adam & Susan Finn Revocable Trust dtd Sept 27, 2006	216,667	(23)	166,667	50,000	0.09%	January 29, 2010	$0.15
Benjamin S. Warren (28)	690,000	(29)	166,667	523,333	0.88%	February 16, 2010	$0.15
Bradley Ray Freels	385,741	(41)	166,667	219,074	0.38%	January 29, 2010	$0.15
Charles M Weiser IRA Guarantee & Trust Co Trustee	216,667	(23)	166,667	50,000	0.09%	January 29, 2010	$0.15
Equity Trust Co Custodian FBO Anthony J. Padon IRA	671,923	(30)	166,667	505,256	0.88%	February 16, 2010	$0.15
Hugo E. Garcia Jr.	216,667	(23)	166,667	50,000	0.09%	January 29, 2010	$0.15
ITC Trading Company, Ltd.	473,333	(29)	166,667	306,666	0.50%	February 16, 2010	$0.15
Jordan Stuart Finn	216,667	(23)	166,667	50,000	0.09%	January 29, 2010	$0.15
Juan Alberto Rincon	216,667	(23)	166,667	50,000	0.09%	January 29, 2010	$0.15
Ted Izzatt	216,667	(23)	166,667	50,000	0.09%	January 29, 2010	$0.15
Xiaohua Li	200,000		200,000	-	0.00%	February 19, 2008	$0.10
Xuan Shirley Li	200,000		200,000	-	0.00%	January 29, 2010	$0.15
Stephen H. McKnight	316,742	(31)	150,000	166,742	0.29%	January 29, 2010	$0.15
Edward S. Taylor	166,667		166,667	-	0.00%	January 29, 2010	$0.15
Leba Investments LP (30)	166,667		166,667	-	0.00%	January 29, 2010	$0.15
Ying-Shi & Andy Lai	166,667		166,667	-	0.00%	July 1, 2008	$0.30
David E. Houge	130,000	(33)	100,000	30,000	0.05%	January 29, 2010	$0.15
John McClure	130,000	(33)	100,000	30,000	0.05%	January 29, 2010	$0.15
Tyler Hughes	130,000	(34)	100,000	30,000	0.05%	February 16, 2010	$0.15
Elaine Lau Wong	116,667		116,667	-	0.00%	January 29, 2010	$0.15
Hershel M. & Hilda A. Rich	236,667	(35)	83,333	153,334	0.25%	February 16, 2010	$0.15

Jackie A. Reiner	108,333	(36)	83,333	25,000	0.04%	January 29, 2010	$0.15
William J. Hickl III	108,333	(36)	83,333	25,000	0.04%	January 29, 2010	$0.15
Zak Elgamal	436,760	(42)	100,000	336,760	0.59%	January 29, 2010	$0.15
Shu Rong Sun	83,334		83,334	-	0.00%	July 1, 2008	$0.30
Tim M. Lam	83,334		83,334	-	0.00%	July 16, 2008	$0.30
Peter Michaels (37)	75,000		75,000	-	0.00%	June 30, 2008		(38)
Mark Lichtenstein	66,667		66,667	-	0.00%	July 1, 2008	$0.30
Mark Lichtenstein	66,667		66,667	-	0.00%	January 29, 2010	$0.15
Kaixun Liu	66,667		66,667	-	0.00%	July 1, 2008	$0.30
Lynn Pamela Liu	66,667		66,667	-	0.00%	July 1, 2008	$0.30
Michael Kleinman (39)	66,667		16,667	50,000	0.09%	July 16, 2008	$0.30
Xiaoxia Neufer	66,667		66,667	-	0.00%	January 29, 2010	$0.15
Mario L. Mendias	50,000		50,000	-	0.00%	July 16, 2008	$0.30
Michael & Ellen Kleinman (39)	50,000		50,000	-	0.00%	January 29, 2010	$0.15
Robyn S. Kravit (37)	50,000		50,000	-	0.00%	June 30, 2008		(38)
Shuguo Sun	50,000		50,000	-	0.00%	July 1, 2008	$0.30
Andrew Xia & Lucy Yangfei Li	33,334		33,334	-	0.00%	July 1, 2008	$0.30
Bing Qiang Guo	33,334		33,334	-	0.00%	July 1, 2008	$0.30
Bolong Cui & Ting Li	33,334		33,334	-	0.00%	July 1, 2008	$0.30
Hsiaoya Chao & Lihua Ying	33,334		33,334	-	0.00%	July 1, 2008	$0.30
Mingfa Qu	33,334		33,334	-	0.00%	July 1, 2008	$0.30
Yick - Cheng Leung	33,334		33,334	-	0.00%	July 1, 2008	$0.30
Jacky Kwun Man Lo & Tat Wing Wong	30,000		30,000	-	0.00%	July 1, 2008	$0.30
Yan Fang Liu & Lin Jia	30,000		30,000	-	0.00%	July 16, 2008	$0.30
Lijuan Wang & Maki Toyokawa	28,888		28,888	-	0.00%	July 1, 2008	$0.30
Xiaoxia & Gregory Earl Neufer	28,888		28,888	-	0.00%	July 1, 2008	$0.30
Yiu Fai Lo	20,000		20,000	-	0.00%	July 1, 2008	$0.30
Maki Toyokawa & Gregory Matthews	18,888		18,888	-	0.00%	July 1, 2008	$0.30
Po Shin Wong	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Peter Michaels (37)	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Allexa Shu-Ling & Jesse Chih-Yung Lin	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Binshow Paula Wang	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Chen Mien Peng	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Cheng Hung & Nancy Lee	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Chiung-Fen Lin Wang & Wang Jye Ren	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Jack Li	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Jeannie Ng (40)	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Jianming Zhang	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Junxiang Zhang	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Richard A. Kravit	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Ruey J. & Grace Y. Jou	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Shu Huei Yu	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Shu Mien Yang	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Shu-Ying Lin & Psei-Jen Joyce Yen	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Sze-Ting Feng	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Tiffany LiFen Lin	16,667		16,667	-	0.00%	July 16, 2008	$0.30
Xiaobo & Jing Zhou	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Xiaoyu Shou & Ming Zhou	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Yi & Chaohui Zhang	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Yiming Zhang	16,667		16,667	-	0.00%	July 1, 2008	$0.30
Ying Tak Lau	16,667		16,667	-	0.00%	July 1, 2008	$0.30

	63,595,475		14,748,340	48,847,135	72.06%

(1)	Chairman and CEO of the Company.

(2)
The number includes the 2,595,000 shares which are subject to being purchased from Mr. Takamura for an exercise price of $0.50 per share until January / February 2012. Also, includes options exercisable within 60 days of the date hereof to acquire 787,500 shares of common stock. Does not include options to acquire 112,500 shares which are not exercisable within 60 days of the date hereof. Also, includes 6,225,000 of shares subject to irrevocable voting proxies held by Mr. Takamura. See "Security Ownership of Beneficial Owners and Management" - Eric Takamura.

(3)	Shares acquired in Merger with NuGen Mobility, Inc.

(4)	Brother of Eric Takamura.

(5)	Includes 4,884,009 shares acquired in Merger with NuGen Mobility, Inc.; and 3,103,173 shares acquired through the conversion of debt at $0.15 per share.

(6)	Shares acquired through debt conversion.

(7)	Vice Chairman of the Board and Executive VP of Corporate Development of the Company.

(8)
Includes options exercisable within 60 days of the date hereof to acquire 393,750 shares of common stock. Does not include options to acquire 56,250 shares which are not exercisable within 60 days of the date hereof. See "Security Ownership of Beneficial Owners and Management" - Henry Toh.

(9)	Shares acquired in 2008 Merger with Trinterprise.

(10)	Rocky Lai exercises sole voting and dispositive power with respect to shares held.

(11)
Includes (i) 200,000 shares of common stock which Mr. HaLevy has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until February 2012; and (ii) 770,000 shares of common stock which could be issued if we authorize the issuance of the preferred shares described above and warrants at 10% of preferred shares issued (see “Private Placement”),and he purchases his pro rata amount of such shares based on $0.15 per share and converts the preferred shares to common stock. None of these shares are included in this prospectus.

(12)
Chao Chun Lee exercises sole voting and dispositive power with respect to shares held. Henry Toh, the Company's Vice Chairman, is an officer of Exchequer but does not have any voting or investment power with respect to these shares.

(13)
Includes (i) 200,000 shares which Mr. Peterson has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012, (ii) 277,778 shares of common stock which could be issued for the conversion of Series B preferred stock and (iii) warrants totaling 20% of Series B preferred shares purchased. None of these shares are included in this prospectus.

(14)	Includes 150,000 shares which Mr. Wang has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012. None of these shares are included in this prospectus.

(15)	Gad Zeevi exercises sole voting and dispositive power with respect to shares held.

(16)
Includes (i) 150,000 shares which Mr. Zeevi has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until February 2012 and (ii) 770,000 shares of common stock which could be issued if we authorize the issuance of the preferred shares described above (see “Private Placement”) and warrants at 10% of preferred shares issued and he purchases his pro rata amount of such shares based on $0.15 per share and converts the preferred shares to common stock. None of these shares are included in this prospectus.

(17)
Includes (i) 120,000 shares which Mr. McKee has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012. None of these shares are included in this prospectus.

(18)	Audrey K. Wachsberg exercises sole voting and dispositive power with respect to shares held.

(19)
Includes (i) 100,000 shares which the selling security holder has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until February 2012 and (ii) 513,334 shares of common stock which could be issued if we authorize the issuance of the preferred shares described above and warrants at 10% of preferred shares issued (see “Private Placement”),and  he purchases his pro rata amount of such shares based on $0.15 per share and converts the preferred shares to common stock. None of these shares are included in this prospectus.

(20)	Barry M. Lewis exercises sole voting and dispositive power with respect to shares held.

(21)	Alan F. Levin exercises sole voting and dispositive power with respect to shares held.

(22)	Takin Leung exercises sole voting and dispositive power with respect to shares held.

(23)
Includes 50,000 shares which the selling security holder has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012. None of these shares are included in this prospectus.

(24)
Includes (i) 75,000 shares which Mr. Leibovitz has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until February 2012 and (ii) 385,000 shares of common stock which could be issued if we authorize the issuance of the preferred shares described above and warrants at 10% of preferred shares issued (see “Private Placement”),and  he purchases his pro rata amount of such shares based on $0.15 per share and converts the preferred shares to common stock. None of these shares are included in this prospectus.

(25)	Mr. Pritzker resigned as our Chief Financial Officer and Secretary on June 30, 2011.

(26)	Includes 16,667 shares of common stock owned jointly with his wife. Also includes options exercisable within 60 days of the date hereof to acquire 106,250 shares of common stock.

(27)
Includes (i) 50,000 shares which Mr. and Mrs. Najarian have the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012, (ii) 114,489 shares of common stock which could be issued if Mr. and Mrs. Najarian convert their $20,000 convertible promissory note, including accrued interest thereon, within 60 days of the date hereof and (iii) 27,778 shares issuable under a currently exercisable warrant held by Mr. Najarian,  (iv) 138,889 shares of common stock which could be issued for the conversion of Series B preferred stock and (v) warrants totaling 20% of Series B preferred shares purchased.  None of these shares are included in this prospectus.

(28)
Benjamin Warren exercises sole voting and dispositive power with respect to shares held by ITC Trading Company, Ltd ("ITC"). Accordingly, the shares owned by ITC are also included in the number of shares owned by Mr. Warren.

(29)
Includes (i) 50,000 shares which the selling security holder has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until February 2012 and (ii) 256,666 shares of common stock which could be issued if we authorize the issuance of the preferred shares described above and warrants at 10% of preferred shares issued (see “Private Placement”),and  he purchases its pro rata amount of such shares based on $0.15 per share and converts the preferred shares to common stock. None of these shares are included in this prospectus.

(30)
Includes (i) 50,000 shares which Mr. Padon has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012 and (ii) 286,228 shares of common stock which could be issued if Mr. Padon converts his $50,000 convertible promissory note, including accrued interest thereon, within 60 days of the date hereof, (iii) 138,889 shares of common stock which could be issued for the conversion of Series B preferred stock  and (iv) warrants totaling 20% of Series B preferred shares purchased.  None of these shares are included in this prospectus.

(31)
Includes (i) 45,000 shares which Mr. McKnight has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012 and 20,000 shares issuable under currently exercisable warrants. (ii) 100,000 shares of common stock which could be issued for the conversion of Series B preferred stock and (iii) warrants totaling 20% of Series B preferred shares purchased. None of these shares are included in this prospectus.

(32)	Elliot F. Hahn exercises sole voting and dispositive power with respect to shares held.

(33)
Includes 30,000 shares which the selling security holder has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012. None of these shares are included in this prospectus.

(34)
Includes 30,000 shares which the selling security holder has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until February 2012. None of these shares are included in this prospectus.

(35)
Includes (i) 25,000 shares which Mr. and Mrs. Rich have the right to purchase from Eric Takamura at an exercise price of $0.50 per share until February 2012 and (ii) 128,334 shares of common stock which could be issued if we authorize the issuance of the preferred shares described above and warrants at 10% of preferred shares issued (see “Private Placement”),and they purchase their pro rata amount of such shares based on $0.15 per share and converts the preferred shares to common stock. None of these shares are included in this prospectus.

(36)
Includes 25,000 shares which the selling security holder has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012. None of these shares are included in this prospectus.

(37)	Former Director of the Company.

(38)	Shares acquired through 2008 issuance of common stock to Officers & Directors.

(39)	Dr. Kleinman is a Director of the Company.

(40)	Ms. Ng is the wife of Henry Toh, Mr. Toh disclaims beneficial ownership of Ms. Ng's shares.

(41)
Includes (i) 50,000 shares which the selling security holder has the right to purchase from Eric Takamura at an exercise price of $0.50 per share until January 2012, (ii) 138,889 shares of common stock which could be issued for the conversion of Series B preferred stock and (iv) warrants totaling 20% of Series B preferred shares purchased.  None of these shares are included in this prospectus.

(42)
Includes (i) 277,778 shares of common stock which could be issued for the conversion of Series B preferred stock and (ii) warrants totaling 20% of Series B preferred shares purchased.   None of these shares are included in this prospectus.

PLAN OF DISTRIBUTION

No underwriters or brokers are involved or are expected to be involved in the distribution. On January 29, 2010 we acquired NuGen pursuant to a reverse subsidiary merger in which we issued 27,133,384 shares of common stock to the two stockholders of NuGen. We also issued an aggregate of 16,969,834 shares of common stock in connection with the Debt Conversion and the private placement consummated in February 2010 (inclusive of the 1,000,000 shares issued to Martinez). Such shares, together with the remaining 6,278,346 shares, were issued by us in transactions exempt from the Securities Act of 1933. A copy of this prospectus will be mailed to each selling security holder upon effectiveness. We will also mail copies of this prospectus to brokers and dealers who may reasonably be expected in the future to trade or make a market in our common stock. However, we do not anticipate that an active market for its common stock will develop in the near future, and there can be no assurance that a trading market will develop at any time.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares from time to time:

•
In transactions on the Pink Sheets, the Over-the-Counter Bulletin Board or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

•	In private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	At a price of $1.00 per share for the duration of the offering or until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices;
•	In negotiated transactions;
•	In a combination of such methods of sale; or
•	Any other method permitted by law.

The selling shareholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

•	The market price of our common stock prevailing at the time of sale;
•	A price related to such prevailing market price of our common stock; or
•	Such other price as the selling shareholders determine from time to time.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders named in this prospectus.

We will cover all the expenses in connection with the registration of our common stock in this prospectus. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareowners will be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations there under, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling shareholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling shareholders that they may not:

•	Engage in any stabilization activity in connection with any of the shares;
•	Bid for or purchase any of the shares or any rights to acquire the shares;
•	Attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
•	Effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, describing the terms of the sale or distribution.

Penny Stock Regulations

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated there under and as a result, additional sales practice requirements may be imposed on broker/dealers who sell our securities .While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

LEGAL MATTERS

David Lubin & Associates, PLLC, 10 Union Avenue, Suite 5, Lynbrook, New York, will opine upon the validity of the common stock offered by this prospectus.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements of NuGen Holdings, Inc. as of and for the years ended September 30, 2010 and 2009 appearing in this prospectus have been audited by Webb & Company, P.A. Independent Registered Public Accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The DGCL allows us, and in specified circumstances requires us, to indemnify our directors, officers, employees and agents to the extent and in the manner provided for by the DGCL. We believe that the DGCL provisions permitting or mandating indemnification allows us to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1 (Commission file No. 333-165682), including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and our other filed reports, proxy statements, and other information at the SEC's Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of the materials filed with the SEC can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information about us and the securities being offered under this prospectus, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

NUGEN HOLDINGS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As of June 30, 2011

(UNAUDITED)

NUGEN HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2011	2010
	(UNAUDITED)
ASSETS
Current assets
Cash and cash equivalents	$118,597	$863,876
Accounts receivable, net	382,439	253,754
Prepaid expenses	45,320	11,309
Inventory	144,071	222,915

Total current assets	690,427	1,351,854

Machinery & equipment, net	51,829	43,325
Other assets	12,960	7,365

	$755,216	$1,402,544

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Current portion of long term liabilities	$11,799	$13,428
Convertible notes	70,000	-
Accounts payable and accrued expenses	414,194	479,951
Customer deposits	92,927	150,000
Accounts payable and accrued expenses - related parties	273,374	-

Total current liabilities	862,294	643,379

Long-Term notes payable	600,787	603,916

Total liabilities	1,463,081	1,247,295

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock, Class A - $0.001 par value; 50,000,000 shares authorized, 0 shares issued and outstanding	-	-
Preferred stock, Series B - $0.001 par value; 14,645,000 shares authorized, 1,627,778 and 0 shares issued and outstanding	1,628	-
Common stock - $0.001 par value; 200,000,000 shares authorized, 56,966,564 and 55,881,564 shares issued and outstanding	56,967	55,882
Additional paid-in capital	5,068,168	4,631,656
Accumulated deficit	(5,834,628)	(4,532,289)

Total stockholders' equity (deficit)	(707,865)	155,249

	$755,216	$1,402,544

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NUGEN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenues	$134,019	$50,126	$1,133,213	$261,394

Direct costs	75,686	22,534	557,209	46,537
Direct labor	260,922	158,615	740,612	446,837

Gross loss	(202,589)	(131,023)	(164,608)	(231,980)

Operating expenses
Compensation	244,682	245,817	683,452	571,637
Rent & office	39,465	25,240	113,198	73,147
Professional fees	5,579	51,288	70,129	83,612
Travel expenses	48,909	63,558	168,251	126,098
Other general and administrative expenses	20,524	21,666	72,314	48,504
Total operating expenses	359,159	407,569	1,107,344	902,998

Net loss from operations	(561,748)	(538,592)	(1,271,952)	(1,134,978)

Other income and (expense)
Interest income	26	676	205	1,465
Interest expense	(9,915)	(9,149)	(30,592)	(51,007)
Total other income and (expense)	(9,889)	(8,473)	(30,387)	(49,542)

Net loss	(571,637)	(547,065)	(1,302,339)	(1,184,520)

Preferred stock Dividends	(1,388)	-	(1,388)	-

Net loss available to common shareholders	$(573,025)	$(547,065)	$(1,303,727)	$(1,184,520)

Net loss per share - basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Weighted average number of shares outstanding during the period - basic and diluted	56,966,564	50,381,564	56,570,383	39,840,063

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NUGEN HOLDINGS, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
From October 1, 2010 to June 30, 2011
(UNAUDITED)
	Preferred Stock				Common Stock		Additional
	Number of shares		Par Value		Number of	Par	Paid-in	Accumulated
	Class A	Series B	Class A	Series B	shares	Value	Capital	Deficit	Total

Balance at October 1, 2010	-	-	$-	$-	55,881,564	$55,882	$4,631,656	$(4,532,289)	$155,249

Issuance of common stock for cash, net					725,000	725	115,275		116,000

Issuance of preferred stock for cash		1,627,778		1,628			291,372		293,000

Issuance of common stock upon exercise of warrants					360,000	360			360

Vesting of stock options							29,865		29,865

Net loss from October 1, 2010 to June 30, 2011								(1,302,339)	(1,302,339)

Balance at June 30, 2011	-	1,627,778	$-	$1,628	56,966,564	$56,967	$5,068,168	$(5,834,628)	$(707,865)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NUGEN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,302,339)	$(1,184,520)
Adjustments to reconcile net loss to net cash used in operating activities:
Contributed services	-	37,500
Vesting of stock options	29,865	16,044
Depreciation expense	11,174	1,399
Gain on settlement of debt	-	(10,592)
Changes in operating assets and liabilities:
Accounts receivable	(128,685)	127,757
Prepaid expenses	(34,011)	(6,623)
Inventory	78,844	(186,224)
Other assets	(5,595)	-
Customer deposits	(57,073)	150,000
Accounts payable and accrued expenses	(65,757)	80,951
Accounts payable and accrued expenses - related parties	273,374	-

Net cash used in operating activities	(1,200,203)	(974,308)

Cash flows from investing activities:
Purchase of property and equipment	(19,678)	(8,635)
Cash acquired in recapitalization	-	4,060

Net cash used in financing activities	(19,678)	(4,575)

Cash flows from financing activities:
Proceeds from sale of common stock, net	116,360	1,394,243
Proceeds from sale of preferred stock , net	293,000	-
Proceeds from issuance of notes payable	70,000	70,000
Principal payments on debt	(4,758)	(26,805)

Net cash provided by financing activities	474,602	1,437,438

Net increase (decrease) in cash and cash equivalents	(745,279)	458,555

Cash and cash equivalents at beginning of period	863,876	58,929

Cash and cash equivalents at end of period	$118,597	$517,484

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$26,341	$32,474
Cash paid during the period for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Conversion of debt to equity in connection with merger	$-	$915,475
Net non-cash assets and (liabilities) assumed in recapitalization	$-	$(62,265)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Merger

On January 29, 2010, InovaChem, Inc., a Delaware corporation, completed the acquisition of NuGen Mobility, Inc., a Delaware corporation (“NuGen” or “NuGen Mobility”), pursuant to the Merger Agreement dated January 29, 2010 (the “Merger Agreement”), by and among InovaChem, Inc., NuGen and InovaChem Mergerco II, Inc., a wholly-owned subsidiary of InovaChem, Inc. Pursuant to the terms of the Merger Agreement, NuGen merged (the “Merger”) with and into InovaChem Mergerco II, and NuGen, as the surviving corporation, became a wholly-owned subsidiary of InovaChem, Inc. On February 26, 2010, the board of directors and stockholders approved an amendment to the Company’s Certificate of Incorporation changing the Company’s name from InovaChem, Inc. to NuGen Holdings, Inc. (the “Company” or “NuGen Holdings”). The Certificate of Amendment to the Certificate of Incorporation became effective on March 4, 2010.

Upon the closing of the Merger contemplated by the Merger Agreement, each issued and outstanding share of NuGen’s common stock was converted into 24,422.48 shares of NuGen Holdings’ common stock. As a result, an aggregate of 27,133,384 shares of NuGen Holdings’ common stock, par value $0.001 per share (“Common Stock”) were issued to the two shareholders of NuGen. Simultaneous with the closing of the Merger, 15,236,667 shares of Common Stock were redeemed by NuGen Holdings for a cash payment of $152. Following the redemption of these shares, the two shareholders of NuGen owned approximately 81% of NuGen Holdings.

The Merger is being accounted for as a reverse acquisition and recapitalization. NuGen is the acquirer for accounting purposes and NuGen Holdings is the acquiree. Accordingly, NuGen’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of NuGen is carried forward after the acquisition. Operations prior to the Merger are those of NuGen. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

Description of Business

The Company is engaged, through its wholly-owned subsidiary NuGen, in the research, development and sale of permanent magnet electric motors and the electronic controls for such motors. Our facility is located in Ashburn, Virginia. Our revenue is derived primarily from contract research and development engineering services. Our technology relates to specialty electric drive engines and related components. This technology is currently being sold directly to original equipment manufacturers (“OEMs”) pursuant to technical assistance agreements. The agreements generally provide for us to engineer our technology to run in various platforms (e.g. vehicles, electric generators and motors) and to be adapted to a customer’s particular application. We offer these services from our facility located in Virginia, to customers that require high-efficiency, reliable, compact permanent magnet electrical motor systems, controllers, vehicle interface modules (including energy storage, management and monitoring systems) and related software. Our technology is used primarily to convert electrical power into mechanical power so that mechanical power can be used to propel a vehicle or run a generator and may be used in markets ranging from electric/hybrid electric vehicles to materials handling equipment, distributive power, ground support equipment, motion control, and military systems.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)
Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operations. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Principles of Consolidation

The consolidated financial statements include the accounts of NuGen Holdings, Inc, and its wholly owned subsidiaries, NuGen Mobility, Inc., and Trinterprise, LLC. All significant inter-company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

We consider cash on hand and investments with original maturities of three months or less to be cash and cash equivalents. The Company at times has cash in banks in excess of FDIC insurance limits. The Company did not have deposits in excess of FDIC insurance limits as of June 30, 2011, and had $491,497 in excess of FDIC insurance limits at September 30, 2010.

Accounts Receivable

We extend unsecured credit to most of our customers following a review of the customers' financial condition and credit history. We establish an allowance for doubtful accounts based upon a number of factors including the length of time accounts receivables are past due, the customer's ability to pay its obligation to us, the condition of the general economy, estimates of credit risk, historical trends and other information. Accounts receivable are deemed to be past due when they have not been paid by their contractual due date. We write off accounts receivable when they become uncollectible against our allowance for doubtful accounts.  At June 30, 2011 and September 30, 2010, no allowance for doubtful accounts was deemed necessary.

Inventory

Inventory is stated at the lower of cost (first-in, first-out basis) or market (net realizable value). At June 30, 2011 and September 30, 2010, the Company had $13,127 and $120,317 respectively, of work in process inventory.  At June 30, 2011 and September 30, 2010, the Company had $130,944 and $102,598, respectively, of raw materials inventory.

Machinery and Equipment

Machinery and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is 5 years for equipment and 3 years for software. Maintenance and repairs are charged to expense as incurred. Depreciation expense for the nine months ended June 30, 2011 and 2010 was $11,174 and $1,399, respectively.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

Revenue and Cost Recognition

We currently generate revenue primarily from contract research and development services and may derive additional revenues in the future from the sale of our products to customers. Our products are specialty electric drive engines and related components. These products are a direct result of the services to design and build each unit, which are built to each customer’s specifications. We account for the products sold as one unit. We intend in the future to derive revenue from sales of products and will recognize the sale at the time title to the goods and the benefits and risks of ownership passes to the customer which is typically when products are shipped based on the terms of the customer purchase agreement.

Some customers are asked to provide deposits prior to the Company accepting their orders. Customer deposits are reflected on the balance sheet as a current liability and are reclassified to revenue at the time when title to the goods and the benefits and risks of ownership passes to the customer.

Revenue relating to long-term fixed price contracts is recognized using the percentage of completion method. Under the percentage of completion method, contract revenues and related costs are recognized based on the percentage that costs incurred to date bear to total estimated costs.

The Company recently entered into Small Business Innovation Research (“SBIR”) contracts with both the US Army and the US Navy, the revenue under these contracts will be recognized in the same period as allowable and billable costs are incurred. Revenue under these contracts is earned when the services have been completed and collection is reasonably assured.

Changes in job performance, estimated profitability and final contract settlements may result in revisions to cost and revenue, and are recognized in the period in which the revisions are determined. Contract costs include all direct materials, subcontract and labor costs. Selling, general and administrative costs are charged to expense as incurred. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Tax. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The valuation of deferred tax assets may be reduced if future realization is not assured.

The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Research and Development

Costs of researching and developing new technology, or significantly altering existing technology, are expensed as incurred.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation. Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.
Loss per Common Share

Basic earnings per share is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding during the periods presented.

Diluted earnings per share is computed by dividing income or loss available to common stockholders by all outstanding and potentially dilutive shares during the periods presented, unless the effect is anti-dilutive. As of June 30, 2011 and 2010 there were 0 and 360,000 warrants outstanding to purchase the Company’s common stock, and as of June 30, 2011 and 2010 there were 2,356,250 and 2,400,000 options outstanding to purchase the Company’s common stock. The Company has convertible promissory notes outstanding that can be converted, at the Company’s option, to 388,889 shares of common stock.  The Company has Series B preferred stock that provides for the conversion to common stock of the Company on a one to one ratio and has issued two-year warrants for common stock of the Company equal to 20% of the number of shares of Series B preferred stock purchased by such investor.  At June 30, 2011and 2010, the Company has issued and outstanding 1,627,778 and 0 shares of Series B preferred stock which can be converted to 1,627,778 and 0 shares of common stock of the Company, respectively and warrants which can be converted to 325,556 and 0 shares of common stock of the Company, respectively.

These options, warrants and convertible shares have not been included in the weighted average number of shares as their effect would have been anti-dilutive.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments including accounts payable and accrued expenses, notes payable and convertible note approximate fair value due to the relatively short period to maturity for these instruments.

Reclassification
Certain amounts from prior periods have been reclassified to conform to the current period presentation.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

 NOTE B – GOING CONCERN

As reflected in the accompanying unaudited condensed financial statements, the Company has an accumulated deficit of $5,834,628, a net loss of $1,302,339 for the nine months ended June 30, 2011 and negative cash flows from operations of $1,200,203 for the nine months ending June 30, 2011. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to generate additional revenues from operations, raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that actions presently being taken to obtain additional revenues and funding, and to implement its strategic plans provide the opportunity for the Company to continue as a going concern. There can be no assurance that the Company will be able to raise such funds if and when it wishes to do so or on terms acceptable to us. This raises substantial doubt about our ability to continue as a going concern. Specifically, in the event that the Company is not successful at raising capital to a level sufficient to pay its expenditures, the Company will have to reduce administrative overhead and reduce marketing and public relations expenditures. If the Company is unable to cut expenses, earn profits or raise additional debt or equity capital the Company will have to discontinue operations.

NOTE C – DEBT

Long-term debt consists of:

	June 30, 2011	September 30, 2010
	(UNAUDITED)
Promissory note dated August 23, 2007	$596,108	$596,108

Other	16,478	21,236
	612,586	617,344

Less: current portion	11,799	13,428

Total long term debt	$600,787	$603,916

Pursuant to the Promissory Note dated as of August 23, 2007 the Company accrues interest on the loan at the rate of 6% per annum. Quarterly payments are made based on a formula that multiplies the revenue of NuGen’s gross revenues by 2% for calendar year 2007, 3% for calendar year 2008, 4% for calendar year 2009, 5% for calendar year 2010 and 6% for calendar year 2011 and for all subsequent years until the loan is paid in full. In all years NuGen is required to pay a minimum of $7,500 per quarter and any payment made that exceeds the amount that would be due under the formula shall be treated as an advance against subsequent quarterly amounts due in excess of the $7,500 minimum payment.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

As of June 30, 2011, no payments of principal have been made as NuGen’s quarterly revenues, multiplied by the appropriate percentage, have not exceeded the $7,500 minimum payment. The payments made have gone towards accrued interest only. Additionally, further revenue contingent payments may be owed, in the future (see Note E – Commitments and Contingencies – below).

Convertible promissory notes

On October 22, 2010, the Company entered into subscription agreements with two accredited investors pursuant to which the Company issued 3% convertible promissory notes (the “Notes”) in the aggregate principal amount of $70,000 which is included on the Company’s Balance Sheet under convertible notes.

The Notes were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The Notes have a one-year term and are convertible by the Company into Common Stock at a price of $0.18 per share, subject to adjustment if the Company effects a stock split or issues a stock dividend. If the Company effects a merger, sale of all or substantially all of its assets or any person acquires 50% of its stock, then the Note will be convertible into such number and kind of shares as would have been issuable on account of such transaction. The Company may prepay all or a portion of the outstanding principal and interest under the Notes upon 3 business days’ notice and may repay any accrued interest in cash or additional shares of Common Stock. The amount due under the Notes will become immediately due and payable if the Company fails to pay unpaid principal on the maturity date which failure continues for 10 days, any representation or warranty made by the Company is false, incorrect, incomplete or misleading, or the Company dissolves, liquidates, ceases operations, is unable to pay its debts when due, a receiver or trustee is appointed or bankruptcy proceedings are instituted

NOTE D - RELATED PARTY TRANSACTIONS

Related Parties

On December 5, 2010 and March 30, 2011, a foreign investor entered into a subscription agreement with the Company pursuant to which, among other things, the Company issued an aggregate of 412,500 shares and 312,500 shares of its common stock at a purchase price of $0.16 per share, for total cash proceeds of $116,000. The proceeds were received by the Company in December 2010 and March 2011. Such issuances were made in reliance on an exemption from registration under Regulation S promulgated under the Securities Act. Pursuant to the Subscription Agreements the investor executed and delivered to the Company (i) an irrevocable proxy appointing the Company’s Chief Executive Officer as her proxy to vote her shares and (ii) a lock-up agreement pursuant to which the investor agreed not to transfer, dispose of or encumber any of the Company’s securities for a nine-month period.

At June 30, 2011, the Company had Accounts payable and accrued expenses - related parties of $273,374 which includes unpaid salaries, reimbursable travel expenses and miscellaneous fees and expenses owed to corporate officers of the Company.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

NOTE E - COMMITMENTS AND CONTINGENCIES

In August 2007, our subsidiary, NuGen Mobility entered into an Asset Purchase Agreement pursuant to which it acquired substantially all of the assets, and specified liabilities of New Generation Motors Corporation, a Delaware corporation. The agreement requires the payment to New Generation Motors of $1,000,000 pursuant to a promissory note, which bears simple interest at the rate of six percent. The principal amount of this note was reduced to $596,108 by the application of $403,892 in credits. These credits consist of (i) an aggregate of $273,741 in operational loans made by our principal shareholders to New Generation Motors to allow them to continue operations prior to August 2007, (ii) $101,804 in customer deposits that they retained though we were responsible for fulfilling such customer orders, and (iii) $29,068 in amounts we agreed to pay to New Generation Motors’s landlord for back rent.

The principal and interest on the loan is to be repaid, on a quarterly basis, until all amounts due thereon have been paid. The amount of each payment is equal to the greater of (i) $7,500 and (ii) the product obtained by multiplying our Gross Revenues (as defined) for the quarter by the applicable percentage rate. The applicable percentage rate increases by one percentage point per year beginning at 2% for 2007 increasing to 6% for 2011 and all subsequent years. The payment is first applied to the accrued interest on the loan and the remainder, if any, to the principal amount owed. As of the date hereof, an aggregate of $82,500 has been paid (11 quarterly payments of $7,500 per quarter) and all of the payments have been applied to accrued interest. Accordingly, the principal balance of the loan has been $596,108 since August 2007.

In addition, if prior to July 13, 2014 we have paid this note in full, we are also required to pay until July 13, 2014, on a quarterly basis, the product obtained by multiplying 2.5% by the Gross Revenues in the applicable quarter. Gross Revenues is defined as (i) all fees and other revenue that NuGen Mobility receives from any source, (ii) the then-current fair market value of (x) the assets purchased from New Generation Motors, or (y) the business (as a going concern) or portion thereof sold or otherwise transferred to our affiliate, and (iii) the proceeds from the sale or other disposition by NuGen Mobility to any other third party of all or any portion of (x) the assets and/or (y) the business as a going concern. To date, we have not been required to make any such payments.

In connection with this transaction, NuGen also agreed to assume the commitment, entered into by New Generation Motors, for a conditional grant of $700,000 from an Indian export bank, which will be paid back through a 2% royalty on the license agreement until $1,400,000 is paid back. Additionally, the Indian export bank also provided a loan of $500,000 to New Generation Motors. In connection with this asset purchase agreement, NuGen Mobility assumed this $500,000 loan on the condition that the loan would be converted to a conditional grant (similar to the $700,000 conditional grant) and has agreed to make payments to New Generation Motors based on the conditional grant terms in the asset purchase Agreement. New Generation Motors reached such agreement with the Indian export bank but New Generation Motors and such bank never ratified such agreement. As such the Company did not assume the loan and the loan agreement remains between the Indian export bank and New Generation Motors. As of June 30, 2011 no payments are owed to New Generation Motors, as the Indian manufacturer is not actively marketing the product at present and no payments are required until sales from this product are generated.

As part of the asset purchase agreement in August 2007, NuGen also agreed to assume the commitment, entered into by New Generation Motors, for a conditional grant of $700,000 from an Indian export bank, which is only required to be paid back once the Indian manufacturer begins paying licensing fees. NuGen does not have a written assignment from the Indian export bank regarding its assumption of this commitment. NuGen will then be obligated to pay the Indian export bank a royalty received from the Indian manufacturer until $1,400,000 is repaid based on a schedule in the agreement. Since the dates provided for in the schedule to the agreement have passed, the agreement provides that if the actual sales deviate substantially, the royalty schedule will have to be changed. To date, the parties have not updated the schedule of royalty payments. Additionally, the Indian export bank also provided a loan of $500,000 to New Generation Motors. In connection with this asset purchase agreement, NuGen assumed this $500,000 loan on the condition that the loan would be converted to a conditional grant (similar to the $700,000 conditional grant). In 2006, both New Generation Motors and the Indian export bank agreed to convert this second $500,000 loan to a conditional grant under the same terms and conditions as the previous agreement. However the Agreement was never signed and NuGen has treated the amount as a conditional grant due to New Generation Motors in accordance with the terms of the Asset Purchase Agreement. Currently, no demand has been made to NuGen for payment; accordingly, it is not reflected as a liability on the Company’s balance sheet but rather it is included under “Commitments and Contingencies”. As of June 30, 2011 no payments are owed to the Indian export bank, as the Indian manufacturer is not actively marketing the product at present and no payments are required until sales from this product are generated.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)
Lease Commitments

On October 7, 2010, the Company’s wholly owned subsidiary, NuGen Mobility Inc. entered into a three year lease for a combined office / warehouse space in the same building complex as the Company’s current space. The rent, which commenced effective December 1, 2010, is approximately $5,595 per month and increases by 3% on each anniversary date of the lease. We also entered into a one-year lease commencing October 1, 2010 for our current space of approximately 6,500 square feet, for a monthly rental of $4,860. Rental expense for the nine months ended June 30, 2011 and 2010 was $95,466 and $61,478 respectively.

Employment Agreements

During the quarter ending June 30, 2010, we entered into employment agreements with our Executive Chairman and Chief Executive Officer (CEO), our Chief Financial Officer (CFO) and our Vice President of Engineering and Programs (VP Engineering). The agreements, for the CEO, VP Engineering and CFO, provide for annual salaries, of $180,000, $160,000 and $120,000 respectively; signing bonuses of $30,000, $20,000 and $10,000 respectively; and, grants of options to purchase 900,000, 400,000 and 150,000 shares of our common stock, respectively. The shares subject to the options for the CEO and CFO have an exercise price of $0.45 per share and vest pro ratably in 24 equal monthly installments as of the last day of each month commencing February 28, 2010. The shares subject to the options for the VP Engineering are at an exercise price of $0.15 per share and vest pro ratably in 24 equal monthly installments as of the last day of each month commencing February 28, 2010, which option may be exercised on a cashless basis and may be exercised until February 29, 2012. Generally, options to acquire 100,000 shares may be exercised on a cumulative basis during the two weeks preceding August 31, 2010, February 28, 2011, August 31, 2011, and February 29, 2012 subject to accelerated exercise upon a change in control as provided therein and the right to exercise his remaining option in the event of the termination of his employment.

On June 30, 2011, Alan Pritzker tendered his resignation as the Chief Financial Officer of the Company.  The Board of Directors of the Company appointed Marshall G. Webb as Chief Financial Officer, effective upon Mr. Pritzker’s resignation. The Company entered into a one-year employment  agreement, dated July 1, 2011 with Marshall G. Webb pursuant to which Mr. Webb will be employed as a senior executive officer of the Company and, immediately upon Mr. Pritzker’s resignation, will serve as the Company’s Chief Financial Officer.  The Employment Agreement will automatically renew for additional one-year terms unless either party notifies the other of its desire not to renew the Employment Agreement within 90 days of the expiration of the then current term.  Mr. Webb will be entitled to a base salary of $120,000 per annum, which the board of directors may periodically increase but not decrease, and an annual bonus at the discretion of the Board, currently anticipated at 25% of Mr. Webb’s base salary.  Mr. Webb will be paid a special bonus of $15,000 for each $1,000,000 raised or 1.5% of any amount raised less than $1,000,000 raised following the current Series B financing effort underway.  The Employment Agreement also provides for the grant of a ten-year option to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.45 per share which will vest as to 125,000 shares upon the execution of the Agreement (July 1, 2011) and as to the balance ratably over a 12-month period beginning on July 31, 2011. All options will immediately vest and become exercisable upon a change of control, sale of substantially all of the Company’s assets, a merger in which the Company is not the surviving company, the Company replaces Mr. Webb for other than cause, or Mr. Webb is replaced by Series B investors.  The option will immediately terminate if Mr. Webb is terminated for cause and in 90 days if Mr. Webb resigns other than for good reason.
Concentration of Credit Risk

We have historically derived significant revenue from a few key customers.   Accounts receivable, net from two customers totaled $324,235 at June 30, 2011 which was 84% of accounts receivable, net at June 30, 2011.  Revenue from two customers totaled $897,256 for the nine months ended June 30, 2011 which was 79 percent of our nine months total ending June 30, 2011 revenues.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

NOTE F – STOCKHOLDERS’ EQUITY (DEFICIT)

Private Offerings

On December 5, 2010 and March 30, 2011, the Company entered into subscription agreements (the “Subscription Agreements”) with an “accredited investor” pursuant to which the Company issued an aggregate of 412,500 shares and 312,500 shares, respectively, of common stock at a purchase price of $0.16 per share, for aggregate gross proceeds of $66,000 and $50,000 respectively. Such issuances were made in reliance on an exemption from registration under Regulation D and/or S promulgated under the Securities Act. The investor also executed and delivered to the Company (i) an irrevocable proxy appointing the Company’s Chief Executive Officer, as her proxy to vote her shares, and (ii) a lock-up agreement pursuant to which the investor agreed not to transfer, dispose of or encumber any of the Company’s securities for a nine-month period.

On October 22, 2010, the Company entered into subscription agreements with two accredited investors pursuant to which the Company issued 3% convertible promissory notes (the “Notes”) in the aggregate principal amount of $70,000. The Notes were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.
The Notes have a one-year term and are convertible by the Company into Common Stock at a price of $0.18 per share, subject to adjustment if the Company effects a stock split or issues a stock dividend. If the Company effects a merger, sale of all or substantially all of its assets or any person acquires 50% of its stock, then the Note will be convertible into such number and kind of shares as would have been issuable on account of such transaction. The Company may prepay all or a portion of the outstanding principal and interest under the Notes upon 3 business days’ notice and may repay any accrued interest in cash or additional shares of Common Stock. The amount due under the Notes will become immediately due and payable if the Company fails to pay unpaid principal on the maturity date which failure continues for 10 days, any representation or warranty made by the Company is false, incorrect, incomplete or misleading, or the Company dissolves, liquidates, ceases operations, is unable to pay its debts when due, a receiver or trustee is appointed or bankruptcy proceeding are instituted.

Preferred Stock
Class A preferred stock
The Company entered into an agreement with a representative of eleven accredited investors confirming that such investors have the right, but not the obligation, to purchase, in the aggregate, a minimum of $500,000 and a maximum of $700,000 of our Class A preferred stock (the “preferred stock”) at a price of $0.15 per share. On March 8, 2011, we entered into an option agreement (the “Option Agreement”) with such investors which replaced and superseded the prior agreement. The Option Agreement provides that the option to purchase the preferred stock terminates upon the earlier of (i) December 31, 2011, (ii) 180 days after the effective date of the Amended Registration Statement or (iii) if the Company demands that the investors exercise their option in the event that the Company enters into an agreement with respect to at least $2,500,000 at no less than $0.30 per share and the investors do not so exercise their right of first refusal to purchase such shares. We had also issued the representative of such investors one-year warrants to acquire 360,000 shares of our common stock at an exercise price of $0.001 per share; said person fully exercised his warrant on March 1, 2011. If the investors exercise their option to purchase the preferred stock, they will be entitled to convert said preferred stock at their option at any time into one share of common stock, subject to adjustment for issuances of securities to third parties at a price less than $0.15 per share on a “full-ratchet basis” (i.e., so that we shall issue, free of charge to each holder of such preferred stock, such additional shares of preferred stock so that the total number of shares held by the such holder equals that number that would have been issued at the lower price) during the 6 months following issuance and on a "weighted average" basis for 42 months following said 6-month period. The “weighted average” anti-dilution protection uses a formula that adjusts the rate at which preferred stock converts into common stock based upon (i) the amount of money previously raised by the Company and the price per share at which it was raised and (ii) the amount of money being raised by the Company in the subsequent dilutive financing and the price per share at which such new money is being raised. This weighted average price (which will always be lower than the original purchase price following a dilutive financing) is then divided into the original purchase price in order to determine the number of shares of common stock into which each share of preferred stock is then convertible, which will be greater than one. Thus, a new reduced conversion price for the preferred stock is obtained, which results in an increased conversion rate for the preferred stock when converting to common stock. So long as the investors hold at least 5% of our outstanding capital stock in the aggregate, the holders of the preferred stock will also have pre-emptive rights, subject to certain exemptions for issuances under option plans or to strategic investors under certain circumstances. The holders of the preferred stock will also have the right to designate one person to serve as a member of our board of directors until the effectiveness of this prospectus. If we would ever grant certain rights to shareholders holding a prescribed percentage of our stock, the holders of the preferred shares would have the right to accumulate their shareholdings to determine if they are entitled to such rights. For example, if we would ever provide that more than 70% of the holders of our shares could require us to file a registration statement on their behalf, the holders of the preferred shares could aggregate their holdings to be part of that group. The investors will also be entitled to warrants to purchase the amount of shares of common stock equal to 10% of the total value of the investment in the preferred stock. The exercise price of the common share to be provided for in the warrant, which expires 12 months after it is issued, is $0.001 per share. We have not yet filed a certificate of designation designating this preferred stock.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

If and when the preferred shares are purchased, each investor will also have the right for 18 months to purchase shares of common stock from the Company’s CEO for an exercise price of $0.50 per share.

Series B preferred stock

The Company is offering a maximum of 13,888,889 shares of Series B preferred stock at a purchase price of $0.18 per share and 2,777,778 Warrants; the investor is to receive Warrants equal to 20% of the number of shares of preferred stock purchased.  Such issuances were made in reliance on an exemption from registration under the Securities Act,  that the Series B preferred stock will be issued on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D promulgated there under. The Company has entered into subscription agreements with eight accredited investors to purchase an aggregate of 1,627,778 Series B convertible preferred shares, par value $0.001 per share at a purchase price of $0.18 per share, for aggregate gross proceeds of $293,000.  Each investor also received two-year warrants to purchase in the aggregate 325,556 shares of common stock, par value $0.001 per share, of the Company.

The Company filed a Certificate of Designations, Preference and Rights of Series B Convertible preferred stock in Delaware. The Certificate of Designation provides for the conversion of the Series B preferred stock to common stock of the Company on a one to one ratio. Cumulative dividends will accrue at the rate of $0.0054 per annum to be paid annually in shares of Series B preferred stock with the first payment due on July 1, 2012. The Series B preferred stock has a liquidation preference over capital stock of the Company ranking junior to the Series B preferred stock. The Series B preferred stock will be junior and subordinate to the Class A preferred stock, if and when an option to purchase such Class A preferred stock is exercised and Class A preferred stock is issued by the Company. The Series B preferred stock holders have voting rights equal to the number of shares of common stock into which such Series B preferred stock are convertible. The Series B preferred stock will vote together as a single class on all matters. The initial conversion price of $0.18 is subject to adjustment in the event of dividends, distributions, stock splits, or other occurrences, as set forth and in accordance with the formula in the Certificate of Designation. Any Series B preferred stock outstanding on December 31, 2012 is mandatorily convertible into common stock. The Series B preferred stock holders also have registration rights with respect to the shares of common stock into which such Series B preferred stock are convertible.

Valuation of Stock-Based Awards, Common Stock and Warrants

Stock-Based Compensation

We adopted the fair value method of accounting for our stock options granted to employees which requires us to measure the cost of employee services received in exchange for the stock options, based on the grant date fair value of the award. The fair value of the awards is estimated using the Black-Scholes option-pricing model. The resulting cost is recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period which is generally two years.

We amortize the fair value of our stock-based compensation for equity awards granted on a straight-line basis, which we believe better reflects the level of service to be provided by our employees over the vesting period of the awards.

The fair value of each new employee option awarded was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions.

NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

	2011	2010
Risk-free interest rate	-%	2.2%
Expected term (in years)	-	2
Expected volatility	-%	82%
Dividend yield	-%	0%

The Black-Scholes option-pricing model requires inputs such as the risk-free interest rate, expected term and expected volatility. Further, the forfeiture rate also affects the amount of aggregate compensation. These inputs are subjective and generally require significant judgment.

The risk-free interest rate that we use is based on the United States Treasury yield in effect at the time of grant for zero coupon United States Treasury notes with maturities approximating each grant’s expected life. Given our limited history with employee grants, we use the “simplified” method in estimating the expected term for our employee grants. The “simplified” method, as permitted by the SEC, is calculated as the average of the time-to-vesting and the contractual life of the options.

Our expected volatility is derived from the historical volatilities of several unrelated public companies within industries related to our business, including the automotive OEM and battery technology industries, because we have no trading history on our common stock. When making the selections of our peer companies within industries related to our business to be used in the volatility calculation, we also considered the stage of development, size and financial leverage of potential comparable companies. Our historical volatility is weighted based on certain qualitative factors and combined to produce a single volatility factor. We have not estimated our forfeiture rate as these are the first options granted by us after our merger in January 2010.

We account for stock options issued to nonemployees also based on their estimated fair value determined using the Black-Scholes option-pricing model. However, the fair value of the equity awards granted to nonemployees is re-measured as the awards vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Stock-based compensation expense for the nine months ended June 30, 2011 and 2010 was $29,865 and $16,044, respectively.

Common Stock Valuation

We granted stock options with exercise prices equal or greater than the fair value of our common stock as determined at the date of grant by our Board of Directors. Because there has been no public market for our common stock, our Board of Directors has determined the fair value of our common stock by considering a number of objective and subjective factors, including the following:

• arm’s length, third-party sales of our stock;
• our operating and financial performance; and
• the lack of liquidity of our capital stock.

  NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

Equity Awards

On February 9, 2010, pursuant to the 2010 Stock Option Plan, the Company granted options to acquire an aggregate of 2,000,000 shares of the Company’s common stock to several executive officers and employees. Subject to vesting, these options are exercisable during the ten years from the grant date at an exercise price of $0.45 per share. The options vest pro rata in 24 equal monthly installments as of the last day of each fiscal month, with the first installment vesting as of January 1, 2010. All of the options vest immediately upon a Change of Control Event. These options terminate immediately following the termination of such person’s employment with the Company for “Cause” (as defined in such employee’s employment agreement described above and other than Cause relating to the employee’s material uncured breach of his employment agreement in which case the options terminate in accordance with their stated term) and 180 days after such person voluntarily terminates his employment other than for “Good Reason” (as defined in such person’s employment agreement).

On February 11, 2010, the Company granted an option to acquire an aggregate of 400,000 shares of its common stock to an executive officer of the Company at an exercise price of $0.15 per share, which option may be exercised on a cashless basis and may be exercised until February 29, 2012. Generally, options to acquire 100,000 shares may be exercised on a cumulative basis during the two weeks preceding August 31, 2010, February 28, 2011, August 31, 2011, and February 29, 2012, subject to accelerated exercise upon a change in control and the right to exercise the remaining option in the event of the termination of employment.

The following table summarizes stock option grants to employees and consultants for the nine months ended June 30, 2011, and the related changes during this period are presented below.

		Weighted
		Average
	Number of	Exercise
	Options	Price
Stock Options
Balance at September 30, 2010	2,400,000	$0.40
Granted	-
Exercised	-
Forfeited	(43,750)
Balance at June 30, 2011	2,356,250	$0.40
Options Exercisable at June 30, 2011	1,679,167	$0.40
Weighted Average Fair Value of Options Granted During 2011		$0.00

Of the total options granted, 1,679,167 are fully vested, exercisable and non-forfeitable.

The following table summarizes information about stock options for the Company as of June 30, 2011:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at June 30, 2011	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at June 30, 2011	Weighted Average Exercise Price
$0.15	400,000	8.75 years	$0.15	283,334	$0.15
$0.45	1,956,250	8.75 years	$0.45	1,395,833	$0.45

  NUGEN HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2011
(UNAUDITED)

NOTE G – SUBSEQUENT EVENTS

Alan Pritzker tendered his resignation as the Chief Financial Officer of the Company on June 30, 2011. The Board of Directors of the Company appointed Marshall G. Webb as Chief Financial Officer, effective upon Mr. Pritzker’s resignation on June 30, 2011. The Company entered into a one-year employment  agreement, dated July 1, 2011 with Marshall G. Webb pursuant to which Mr. Webb will be employed as a senior executive officer of the Company and, immediately upon Mr. Pritzker’s resignation, will serve as the Company’s Chief Financial Officer.  The Employment Agreement will automatically renew for additional one-year terms unless either party notifies the other of its desire not to renew the Employment Agreement within 90 days of the expiration of the then current term.

Under the Employment Agreement, Mr. Webb will be entitled to a base salary of $120,000 per annum, which the board of directors may periodically increase but not decrease, and an annual bonus at the discretion of the Board, currently anticipated at 25% of Mr. Webb’s base salary.  Mr. Webb will be paid a special bonus of $15,000 for each $1,000,000 raised or 1.5% of any amount raised less than $1,000,000 raised following the current Series B financing effort underway.  The Employment Agreement also provides for the grant of a ten-year option to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.45 per share which will vest as to 125,000 shares upon the execution of the Agreement (July 1, 2011) and as to the balance ratably over a 12-month period beginning on July 31, 2011. All options will immediately vest and become exercisable upon a change of control, sale of substantially all of the Company’s assets, a merger in which the Company is not the surviving company, the Company replaces Mr. Webb for other than cause, or Mr. Webb is replaced by Series B investors.  The option will immediately terminate if Mr. Webb is terminated for cause and in 90 days if Mr. Webb resigns other than for good reason.

On August 5, 2011, Henry Toh, a corporate officer, made a short term working capital loan to the Company in the amount of $20,000.  The loan is non interest bearing and is due on demand.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

NUGEN HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
NuGen Holdings, Inc.

We have audited the accompanying consolidated balance sheets of NuGen Holdings, Inc. and subsidiaries (the “Company”) as of September 30, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the two years ended September 30, 2010 and 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of NuGen Holdings, Inc. and subsidiaries as of September 30, 2010 and 2009 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has a net loss of $1,642,086 an accumulated deficit of $4,532,289 and negative cash flows from operations of $1,492,451. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WEBB & COMPANY, P.A.
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
January 11, 2011

NUGEN HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	For Years Ended
	September 30,
	2010	2009

ASSETS
Current assets
Cash and cash equivalents	$863,876	$58,929
Accounts receivable, net	253,754	214,006
Prepaid expenses	11,309	5,491
Inventory	222,915	-

Total current assets	1,351,854	278,426

Machiney & Equipment, Net	43,325	5,596
Other Assets	7,365	7,365

	$1,402,544	$291,387

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Current portion of long term liabilities	$13,428	$388,640
Accounts payable and accrued expenses	479,951	199,447
Customer deposits	150,000	-
Due to related parties	-	491,931

Total current liabilities	643,379	1,080,018

Long-Term Notes Payable	603,916	599,339

Total liabilities	1,247,295	1,679,357

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock - $0.001 par value; 50,000,000 shares authorized, none issued and outstanding	-	-
Common stock - $0.001 par value; 200,000,000 shares authorized, 55,881,564 and 27,133,384 shares issued and outstanding	55,882	27,133
Additional paid-in capital	4,631,656	1,475,100
Accumulated deficit	(4,532,289)	(2,890,203)
Total stockholders' equity (deficit)	155,249	(1,387,970)

	$1,402,544	$291,387

The accompanying notes are an integral part of these consolidated financial statements

NUGEN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	September 30,
	2010	2009

Revenues	$432,989	$796,847

Direct costs	70,437	103,122
Direct labor	622,377	481,865

Gross profit (loss)	(259,825)	211,860

Operating expenses
Compensation	821,477	196,818
Rent & office	103,417	96,995
Professional fees	109,232	12,817
Travel expenses	192,577	36,827
Other general and administrative expenses	76,250	33,397
Total operating expenses	1,302,953	376,854

Net loss from operations	(1,562,778)	(164,994)

Other income and (expense)
Interest income	1,619	-
Interest expense	(60,262)	(157,515)
Foreign currency transaction loss	(20,665)	-
Total other income and (expense)	(79,308)	(157,515)

Net loss	$(1,642,086)	$(322,509)

Net loss per share - basic and diluted	$(0.04)	$(0.01)

Weighted average number of shares outstanding during the period - basic and diluted	42,512,167	27,133,384

The accompanying notes are an integral part of these consolidated financial statements

NUGEN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED SEPTEMBER 30, 2009 AND 2010

	Preferred Stock		Common Stock		Additional
	Number of	Par	Number of	Par	Paid-in	Accumulated
	shares	Value	shares	Value	Capital	Deficit	Total

Balance at September 30, 2008	-	$-	27,133,384	$27,133	$128,407	$(2,567,694)	$(2,412,154)

Forgiveness of debt, related party	-	-	-	-	1,346,693	-	1,346,693

Net loss from October 1, 2008 to September 30, 2009	-	-	-	-	-	(322,509)	(322,509)

Balance at September 30, 2009	-	-	27,133,384	27,133	1,475,100	(2,890,203)	(1,387,970)

Contributed services	-	-	-	-	37,500	-	37,500

Recapitalization	-	-	6,278,346	6,279	(68,544)	-	(62,265)

Issuance of common stock for cash, net of offering costs of $145,041	-	-	15,366,668	15,366	2,199,593	-	2,214,959

Issuance of warrants	-	-	-	-	53,640	-	53,640

Issuance of common stock in exchange for debt	-	-	6,103,166	6,104	909,371	-	915,475

Issuance of common stock for services	-	-	1,000,000	1,000	(1,000)	-	-

Vesting of stock options	-	-	-	-	25,996	-	25,996

Net loss from October 1, 2009 to September 30, 2010	-	-	-	-	-	(1,642,086)	(1,642,086)

Balance at September 30, 2010	-	$-	55,881,564	$55,882	$4,631,656	$(4,532,289)	$155,249

The accompanying notes are an integral part of these consolidated financial statements

NUGEN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For Years Ended
	September 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(1,642,086)	$(322,509)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Contributed services	37,500	-
Vesting of stock options	25,996	-
Depreciation expense	2,872	1,865
Changes in operating assets and liabilities:
Accounts receivable	(39,748)	(84,803)
Prepaid expenses	(4,223)	(2,500)
Inventory	(222,915)	-
Customer deposits	150,000	-
Due to related parties		95,174
Accounts payable and accrued expenses	200,153	158,447

Net cash used in operating activities	(1,492,451)	(154,326)

Cash flows from investing activities:
Cash acquired in recapitalization	4,060	-
Purchase of property and equipment	(17,289)	-

Net cash used in investing activities	(13,229)	-

Cash flows from financing activities:
Proceeds from sale of common stock, net	2,268,599	-
Proceeds from issuance of notes payable	70,000	150,000
Principal payments on debt	(27,972)	(3,804)
Principal payments on related party debt		(5,001)

Net cash provided by financing activities	2,310,627	141,195

Net increase (decrease) in cash and cash equivalents	804,947	(13,131)

Cash and cash equivalents at beginning of period	58,929	72,060

Cash and cash equivalents at end of period	$863,876	$58,929

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$45,319	$55,047
Cash paid during the period for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Conversion of debt to equity in connection with merger	$915,475	$-
Net non-cash assets and (liabilities) assumed in recapitalization	$(62,265)	$-

During 2010 the Company purchased computer equipment and issued a note payable for $12,910

In September 2009, the Company’s Chairman, CEO & President, who is also a major shareholder, forgave $1,346,693 of indebtedness owed him by the Company. This amount was credited to Additional Paid-in Capital.

The accompanying notes are an integral part of these consolidated financial statements

NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Merger

On January 29, 2010, InovaChem, Inc., a Delaware corporation, completed the acquisition of NuGen Mobility, Inc., a Delaware corporation (“NuGen” or “NuGen Mobility”), pursuant to the Merger Agreement dated January 29, 2010(the “Merger Agreement”), by and among InovaChem, Inc., NuGen and InovaChem Mergerco II, Inc., a wholly-owned subsidiary of InovaChem, Inc. Pursuant to the terms of the Merger Agreement, NuGen merged (the “Merger”) with and into InovaChem Mergerco II, and NuGen, as the surviving corporation, became a wholly-owned subsidiary of InovaChem, Inc. On February 26, 2010, the board of directors and stockholders approved an amendment to the Company’s Certificate of Incorporation changing the Company’s name from InovaChem, Inc. to NuGen Holdings, Inc. (the “Company” or “NuGen Holdings”). The Certificate of Amendment to the Certificate of Incorporation became effective on March 4, 2010.

Upon the closing of the Merger contemplated by the Merger Agreement, each issued and outstanding share of NuGen’s common stock was converted into 24,422.48 shares of NuGen Holdings’ common stock. As a result, an aggregate of 27,133,384 shares of NuGen Holdings’ common stock, par value $0.001 per share (“Common Stock”) were issued to the two shareholders of NuGen. Simultaneous with the closing of the Merger, 15,236,667 shares of Common Stock were redeemed by NuGen Holdings for a cash payment of $152. Following the redemption of these shares, the two shareholders of NuGen owned approximately 81% of NuGen Holdings.

The Merger is being accounted for as a reverse acquisition and recapitalization. NuGen is the acquirer for accounting purposes and NuGen Holdings is the acquiree. Accordingly, NuGen’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of NuGen is carried forward after the acquisition. Operations prior to the Merger are those of NuGen. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

Description of Business

The Company is engaged, through its wholly-owned subsidiary NuGen, in the research, development and sale of permanent magnet electric motors and the electronic controls for such motors. Our facility is located in Ashburn, Virginia. Our revenue is derived primarily from contract research and development engineering services. Our technology relates to specialty electric drive engines and related components. This technology is currently being sold directly to original equipment manufacturers (“OEMs”) pursuant to technical assistance agreements. The agreements generally provide for us to engineer our technology to run in various platforms (e.g. vehicles, electric generators and motors) and to be adapted to a customer’s particular application. We offer these services from our facility located in Virginia, to customers that require high-efficiency, reliable, compact permanent magnet electrical motor systems, controllers, vehicle interface modules (including energy storage, management and monitoring systems) and related software. Our technology is used primarily to convert electrical power into mechanical power so that mechanical power can be used to propel a vehicle or run a generator and may be used in markets ranging from electric/hybrid electric vehicles to materials handling equipment, distributive power, ground support equipment, motion control, and military systems.

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. Estimates are required for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and actual results could differ from these estimates. All significant intercompany accounts and transactions are eliminated in consolidation. We evaluated subsequent events through January 11, 2011, the date our financial statements were issued.

Principles of Consolidation

The consolidated financial statements include the accounts of NuGen Holdings, Inc, and its wholly owned subsidiaries, NuGen Mobility, Inc., and Trinterprise, LLC. All significant inter-company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

We consider cash on hand and investments with original maturities of three months or less to be cash and cash equivalents. The Company at times has cash in banks in excess of FDIC insurance limits. The Company had approximately $491,497 in excess of FDIC insurance limits as of September 30, 2010.

NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

Accounts Receivable

We extend unsecured credit to most of our customers following a review of the customers' financial condition and credit history. We establish an allowance for doubtful accounts based upon a number of factors including the length of time accounts receivables are past due, the customer's ability to pay its obligation to us, the condition of the general economy, estimates of credit risk, historical trends and other information. Accounts receivable are deemed to be past due when they have not been paid by their contractual due date. We write off accounts receivable when they become uncollectible against our allowance for doubtful accounts. At September 30, 2010, no allowance for doubtful accounts was deemed necessary.

Inventory

Inventory is stated at the lower of cost (first-in, first-out basis) or market (net realizable value). At September 30, 2010 and 2009 the Company had $222,915 and $0, respectively, of work in process inventory.

Machinery and Equipment

Machinery and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, computer equipment, which is 5 years. Maintenance and repairs are charged to expense as incurred. Depreciation expense for the years ended September 30, 2010 and 2009 was $2,872 and $1,865, respectively.

Revenue and Cost Recognition

We currently generate revenue primarily from contract research and development services and may derive additional revenues in the future from the sale of our products to customers. Our products are specialty electric drive engines and related components. These products are a direct result of the services to design and build each unit, which each are built to each customer’s specifications. We account for the products sold as one unit. We intend in the future to derive revenue from sales of products and will recognize the sale at the time title to the goods and the benefits and risks of ownership passes to the customer which is typically when products are shipped based on the terms of the customer purchase agreement.

Some customers are asked to provide deposits prior to the Company accepting their orders. Customer Deposits are reflected on the balance sheet as a current liability and are reclassified to revenue at the time when title to the goods and the benefits and risks of ownership passes to the customer.

Revenue relating to long-term fixed price contracts is recognized using the percentage of completion method. Under the percentage of completion method, contract revenues and related costs are recognized based on the percentage that costs incurred to date bear to total estimated costs.

The Company recently entered into Small Business Innovation Research contracts with both the US Army and the US Navy, the revenue under these contracts will be recognized in the same period as allowable and billable costs are incurred. Revenue under these contracts is earned when the services have been completed and collection is reasonably assured.

Changes in job performance, estimated profitability and final contract settlements may result in revisions to cost and revenue, and are recognized in the period in which the revisions are determined. Contract costs include all direct materials, subcontract and labor costs. Selling, general and administrative costs are charged to expense as incurred. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Tax. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The valuation of deferred tax assets may be reduced if future realization is not assured.

The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

Research and Development

Costs of researching and developing new technology, or significantly altering existing technology, are expensed as incurred.

Stock-Based Compensation

In December 2004, the FASB issued FASB Accounting Standards Codification No. 718, Compensation – Stock Compensation . Under FASB Accounting Standards Codification No. 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company applies this statement prospectively.

Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by FASB Accounting Standards Codification No. 718. FASB Accounting Standards Codification No. 505, Equity Based Payments to Non-Employees defines the measurement date and recognition period for such instruments. In general, the measurement date is when either a (a) performance commitment, as defined, is reached or (b) the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the FASB Accounting Standards Codification.

Loss per Common Share

Basic earnings per share is computed by dividing income or loss available to common stockholders by the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is computed by dividing income or loss available to common stockholders by all outstanding and potentially dilutive shares during the periods presented, unless the effect is anti-dilutive. As of September 30, 2010 and 2009, there were 360,000 and 0 warrants outstanding, respectively, and 2,400,000 and 0 options outstanding, respectively, to purchase the Company’s common stock. These options and warrants have not been included in the weighted average number of shares as their effect would have been anti-dilutive.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including accounts payable, approximate fair value due to the relatively short period to maturity for this instrument.

Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standard Update (“ASU”) No. 2009-13, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. The ASU significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. The ASU will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect the adoption of ASU No. 2009-13 to have any effect on its financial statements upon its required adoption on October 1, 2010.

 NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

NOTE B – GOING CONCERN

As reflected in the accompanying financial statements, the Company has an accumulated deficit of $4,532,289, a net loss of $1,642,086 and negative cash flows from operations of $1,492,451 during the year ended September 30, 2010. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to generate additional revenues from operations, raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that actions presently being taken to obtain additional revenues and funding, and to implement its strategic plans provide the opportunity for the Company to continue as a going concern. There can be no assurance that the Company will be able to raise such funds if and when it wishes to do so or on terms acceptable to us. This raises substantial doubt about our ability to continue as a going concern. Specifically, in the event that the Company is not successful at raising capital to a level sufficient to pay its expenditures, the Company will have to reduce administrative overhead and reduce marketing and public relations expenditures. If the Company is unable to cut expenses to earn profits or raise additional debt or equity capital the Company will have to discontinue operations.

NOTE C – DEBT

Long-term debt consists of:

	September 30, 2010	September 30, 2009

Promissory note dated August 23, 2007	$596,108	$596,108

Promissory notes dated July 13, 2007	-	230,089

Promissory note dated June 5, 2009	-	150,000

Related Parties	-	491,931

Other	21,236	11,782

	617,344	1,479,910

Less: current portion	13,428	880,571

Total long term debt	$603,916	$599,339

Pursuant to the Promissory Note dated as of August 23, 2007 the Company accrues interest on the loan at the rate of 6% per annum. Quarterly payments are made based on a formula that multiplies the revenue of NuGen’s gross revenues by 2% for calendar year 2007, 3% for calendar year 2008, 4% for calendar year 2009, 5% for calendar year 2010 and 6% for calendar year 2011 and for all subsequent years until the loan is paid in full. In all years NuGen is required to pay a minimum of $7,500 per quarter and any payment made that exceeds the amount that would be due under the formula shall be treated as an advance against subsequent quarterly amounts due in excess of the $7,500 minimum payment.

As of September 30, 2010, no payments of principal have been made as NuGen’s quarterly revenues, multiplied by the appropriate percentage, have not exceeded the $7,500 minimum payment. The payments made have gone towards accrued interest only. Additionally, further revenue contingent payments may be owed, in the future (see Note F – Commitments and Contingencies – below).

Pursuant to the Promissory Notes dated as of July 13, 2007, the Company accrued interest on these loans at the rate of 10% per annum. As the Company has not made payments of principal that were due in the past, the loans were in technical default. Accordingly, they are classified under the Current portion of long-term debt on the Company’s September 30, 2009 Balance Sheet. These amounts were converted to equity in January 2010 (See Note G – Stockholders’ Equity (Deficit)).

Pursuant to the Promissory Note dated as of June 5, 2009, the Company accrued interest on this loan at the rate of 5.6% per annum. As the note was due on demand, it is classified under the current portion of long-term debt on the Company’s September 30, 2009 Balance Sheet. These amounts were converted to equity in January 2010 (See Note G – Stockholders’ Equity (Deficit)).

In November 2007, the Company purchased computer equipment and issued a four year note payable, included in “Other” on the above table, in the amount of $9,326. The Company accrues interest on this loan at the rate of 18.45% per annum and makes monthly fixed payments of interest and principal.

In January 2008, the Company converted $35,650 of accounts payable, for advisory services and expenses, from a consultant into a note payable. The Company accrued interest on this loan at the rate of 1% per annum. During the year ended September 30, 2010, $25,000 was repaid by the Company and the remaining balance was forgiven by the consultant.

NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

In December 2009 and January 2010, the Company received $50,000 and $20,000, respectively as bridge loans. The loans bear interest at 5% per annum and were converted in January 2010 in exchange for 466,667 shares of the Company’s common stock in connection with its private placement.

In August 2010, the Company purchased computer equipment and issued a three year note payable, included in “Other” on the above table, in the amount of $12,910. The Company accrues interest on this loan at the rate of 0.38% per annum and makes monthly fixed payments of interest and principal.

NOTE D - INCOME TAXES

The Company’s tax expense differs from the tax expense based on statutory rate for the period ended September 30, 2010 and 2009 (computed by applying the U.S. federal income tax rate of 34 percent to the loss before taxes), as follows:

	Year Ended	Year Ended
	September	September
	30, 2010	30, 2009
Computed "expected" tax benefit – Federal (34%)	$(558,309)	$(166,458)
Computed "expected" tax benefit – State (3.96%)	(65,027)	(19,387)
Increase in taxes resulting from:
In kind contribution of services	14,235	1,815
Disallowed meals and entertainment	2,334	-
Change in valuation allowance	606,767	184,030
	$-	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 2010 and 2009 is as follows:

	September	September
	30, 2010	30, 2009
Deferred tax assets:
Net operating loss carry-forwards	$(1,697,989)	$(1,091,222)
Total deferred tax assets	(1,697,989)	(1,091,222)
Less valuation allowance	1,697,989	1,091,222
Net deferred tax assets, net	$-	$-

As of September 30, 2010 we had net operating loss carry-forwards (NOL) of approximately $4,473,100 for U.S. income tax purposes that expire in varying amounts through 2030. The valuation allowance increased by $606,767 for the year ended September 30, 2010.

The valuation allowance for deferred tax assets of $1,697,989 and $1,091,222 at September 30, 2010 and September 30, 2009, respectively, relates principally to the uncertainty of the utilization of certain deferred tax assets, primarily net operating loss carry forwards in various tax jurisdictions. The Company continually assesses both positive and negative evidence to determine whether it is more-likely-than-not that the deferred tax assets can be realized prior to their expiration. Based on the Company's assessment it has determined the deferred tax assets are not currently realizable.

NOTE E - RELATED PARTY TRANSACTIONS

Related Parties

A significant shareholder of the Company is the brother of the Company’s Chairman, CEO and President. This shareholder loaned a total of $371,500 to the Company between August 2007 and September 2009 which is included in the Balance Sheet of the Company in Due to related parties, along with $93,976 of accrued interest at December 31, 2009. These amounts were converted to 3,103,173 shares of the Company’s common stock in January 2010 valued at a recent cash offering price (See Note G Stockholders’ Equity (Deficit)).

On September 29, 2010, we entered into subscription agreements with three foreign accredited investors pursuant to which, among other things, we issued an aggregate of 5,500,000 shares of common stock at a purchase price of $0.16 per share, for aggregate gross proceeds of $880,000. In connection therewith, each investor executed and delivered an irrevocable proxy appointing our Chief Executive Officer, as his proxy to vote his shares.

NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

NOTE F - COMMITMENTS AND CONTINGENCIES

In August 2007, our subsidiary, NuGen Mobility entered into an Asset Purchase Agreement pursuant to which it acquired substantially all of the assets, and specified liabilities of New Generation Motors Corporation, a Delaware corporation. The agreement requires the payment to New Generation Motors of $1,000,000 pursuant to a promissory note, which bears simple interest at the rate of six percent. The principal amount of this note was reduced to $596,108 by the application of $403,892 in credits. These credits consist of (i) an aggregate of $273,741 in operational loans made by our principal shareholders to New Generation Motors to allow them to continue operations prior to August 2007, (ii) $101,804 in customer deposits that they retained though we were responsible for fulfilling such customer orders, and (iii) $29,068 in amounts we agreed to pay to New Generation Motors’s landlord for back rent.

The principal and interest on the loan is to be repaid, on a quarterly basis, until all amounts due thereon have been paid. The amount of each payment is equal to the greater of (i) $7,500 and (ii) the product obtained by multiplying our Gross Revenues (as defined) for the quarter by the applicable percentage rate. The applicable percentage rate increases by one percentage point per year beginning at 2% for 2007 increasing to 6% for 2011 and all subsequent years. The payment is first applied to the accrued interest on the loan and the remainder, if any, to the principal amount owed. As of the date hereof, an aggregate of $75,000 has been paid (10 quarterly payments of $7,500 per quarter) and all of the payments have been applied to accrued interest. Accordingly, the principal balance of the loan has been $596,108 since August 2007.

In addition, if prior to July 13, 2014 we have paid this note in full, we are also required to pay until July 13, 2014, on a quarterly basis, the product obtained by multiplying 2.5% by the Gross Revenues in the applicable quarter. Gross Revenues is defined as (i) all fees and other revenue that NuGen Mobility receives from any source, (ii) the then-current fair market value of (x) the assets purchased from New Generation Motors, or (y) the business (as a going concern) or portion thereof sold or otherwise transferred to our affiliate, and (iii) the proceeds from the sale or other disposition by NuGen Mobility to any other third party of all or any portion of (x) the assets and/or (y) the business as a going concern. To date, we have not been required to make any such payments.

In connection with this transaction, , NuGen also agreed to assume the commitment, entered into by New Generation Motors, for a conditional grant of $700,000 from an Indian export bank, which will be paid back through a 2% royalty on the license agreement until $1,400,000 is paid back. Additionally, the Indian export bank also provided a loan of $500,000 to New Generation Motors. In connection with this Asset Purchase Agreement, NuGen Mobility assumed this $500,000 loan on the condition that the loan would be converted to a conditional grant (similar to the $700,000 conditional grant). The Company reached such agreement with the Indian export bank but the Company and such bank never ratified such agreement. As of September 30, 2010 no payments are owed to the Indian export bank, as the Indian manufacturer is not actively marketing the product at present and no payments are required until sales from this product are generated.

Lease Commitments

Rental expense for the years ended September 30, 2010 and 2009 was $81,362 and $79,744 respectively.

Employment Agreements

During the quarter ending March 31, 2010, we entered into employment agreements with our Executive Chairman and Chief Executive Officer (CEO), our Chief Financial Officer (CFO) and our Vice President of Engineering and Programs (VP Engineering). The agreements, for the CEO, VP Engineering and CFO, provide for annual salaries, of $180,000, $160,000 and $120,000 respectively; signing bonuses of $30,000, $20,000 and $10,000 respectively; and, grants of options to purchase 900,000, 400,000 and 150,000 shares of our common stock, respectively. The shares subject to the options for the CEO and CFO have an exercise price of $0.45 per share and vest pro ratably in 24 equal monthly installments as of the last day of each month commencing February 28, 2010. The shares subject to the options for the VP Engineering are at an exercise price of $0.15 per share and vest pro ratably in 24 equal monthly installments as of the last day of each month commencing February 28, 2010, which option may be exercised on a cashless basis and may be exercised until February 29, 2012. Generally, options to acquire 100,000 shares may be exercised on a cumulative basis during the two weeks preceding August 31, 2010, February 28, 2011, August 31, 2011, and February 29, 2012 subject to accelerated exercise upon a change in control as provided therein and the right to exercise his remaining option in the event of the termination of his employment.

NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

As part of the Asset Purchase Agreement in August 2007, NuGen also agreed to assume the commitment, entered into by New Generation Motors, for a conditional grant of $700,000 from an Indian export bank, which is only required to be paid back once the Indian manufacturer begins paying licensing fees. NuGen does not have a written assignment from the Indian export bank regarding its assumption of this commitment. NuGen will then be obligated to pay the Indian export bank a royalty received from the Indian manufacturer until $1,400,000 is repaid based on a schedule in the agreement. Since the dates provided for in the schedule to the agreement have passed, the agreement provides that if the actual sales deviate substantially, the royalty schedule will have to be changed. To date, the parties have not updated the schedule of royalty payments. Additionally, the Indian export bank also provided a loan of $500,000 to New Generation Motors. In connection with this Asset Purchase Agreement, NuGen assumed this $500,000 loan on the condition that the loan would be converted to a conditional grant (similar to the $700,000 conditional grant). In 2006, both New Generation Motors and the Indian export bank agreed to convert this second $500,000 loan to a conditional grant under the same terms and conditions as the previous agreement. However NuGen does not have a signed document indicating such agreement. Currently, no demand has been made to NuGen for payment; accordingly, it is not reflected as a liability on the Company’s balance sheet but rather it is included under “Commitments and Contingencies”. As of September 30, 2010 no payments are owed to the Indian export bank, as the Indian manufacturer is not actively marketing the product at present and no payments are required until sales from this product are generated.

Concentration of Credit Risk

We have historically derived significant revenue from a few key customers. Revenue from one of our customers totaled $186,339 and $671,649 for the years ended September 30, 2010 and 2009 respectively which was 39 percent and 84 percent of total revenue respectively. Revenue from another customer totaled $140,169 for the year ended September 30, 2010 which was 39 percent of our 2010 revenues. Accounts receivable from these two customers equaled 100 percent of our total accounts receivable as of September 30, 2010.

NOTE G – STOCKHOLDERS’ EQUITY (DEFICIT)
Immediately prior to the Merger described in Note A, the Company redeemed shares of stock from certain of its pre-merger stockholders such that a total of 6,278,346 shares of the Company’s common stock were outstanding prior to the Merger.
In connection with the Merger an aggregate of 27,133,384 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) were issued to the shareholders of NuGen. Following the redemption of the shares, the two shareholders of NuGen owned approximately 81% of NuGen Holdings.

In connection with the Company’s private offering of its common stock, on January 29, 2010 and February 16, 2010, the Company issued an aggregate of 6,266,669 and 3,599,999, respectively, shares of Common Stock in the Private Placement at a purchase price of $0.15 per share for total cash proceeds of $1,480,000 and paid offering costs of $139,396. In addition the Company has issued 1,000,000 common shares to its placement agent in connection with the offering. The Company also issued warrants valued at $53,640, as a finder’s fee, exercisable until March 16, 2011, at an exercise price of $0.001 per share, to acquire an aggregate of 360,000 shares of common stock.

On September 29, 2010, the Company entered into subscription agreements with three foreign investors pursuant to which, among other things, the Company issued an aggregate of 5,500,000 shares of its common stock, par value $0.001 per share, at a purchase price of $0.16 per share, for total cash proceeds of $880,000 and paid offering costs of $5,645. Such issuances were made in reliance on an exemption from registration under Regulation S promulgated under the Securities Act. Pursuant to the Subscription Agreements each investor executed and delivered to the Company (i) an irrevocable proxy appointing the Company’s Chief Executive Officer as his proxy to vote his shares, and (ii) a lock-up agreement pursuant to which each investor agreed not to transfer, dispose of or encumber any of the Company’s securities for a nine-month period. Simultaneously with the execution and delivery of the subscription agreements the investors wired funds for the securities purchased to the Company’s account and the investors made the representations in the subscription agreements required by Regulation S.

Conversion of debt to equity

In connection with the Merger, holders of an aggregate of $915,475 of outstanding indebtedness of NuGen converted their promissory notes (based on a recent cash offering price of $0.15 per share) into an aggregate of 6,103,166 shares of Common Stock (“Debt Conversion”). As the shares were valued at a recent cash offering price, no gain or loss was recorded on the conversion.

  Contributed Capital

During the quarter ended December 31, 2009, the Company’s CEO worked for the Company without compensation. Included in compensation expense is $37,500 of contributed capital by the CEO. Management believes its estimate of the value of this contributed service is reasonable.

NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

Preferred Stock

The Company entered into an agreement with a representative of eleven accredited investors confirming that such investors have the right, but not the obligation, to purchase, in the aggregate, a minimum of $500,000 and a maximum of $700,000 of our Class A preferred stock (the “preferred stock”) at a price of $0.15 per share. This right is exercisable beginning on the effective date of our registration statement until August 10, 2010, subject to a 60 day extension if the registration statement is not effective by August 10, 2010. The investors may exercise this right on August 10, 2010 even if the registration statement is not effective by such date. Although we have not been contacted by these persons or their representatives, we believe that the investors may have the right to exercise their right to purchase the preferred stock even though the 60 day period has expired. We also issued the representative of such investors warrants to acquire until March 16, 2011, 360,000 shares of our common stock at an exercise price of $0.001 per share. We have not yet filed a certificate of designation designating this preferred stock. Since we have not heard from the investors or their counsel, negotiations regarding the terms of the certificate of designation with respect to the Class A preferred stock have not commenced. When authorized, we expect that the preferred stock will be convertible into one share of common stock and be subject to adjustment for issuances of securities to third parties at a price less than $0.15 per share on a “full-ratchet basis” (i.e., so that we shall issue, free of charge to each holder of such preferred stock, such additional shares of preferred stock so that the total number of shares held by the such holder equals that number that would have been issued at the lower price) during the 18 months following a closing with respect to such issuance. We also expect to provide the holders pre-emptive rights and the right to designate one person to serve as a member of our board of directors. Upon exercise of the right to purchase the preferred stock, the investors will also receive options, warrants or other similar rights to acquire our common stock equal to the total value of the investors’ investment in the preferred stock, based on a share value of $0.15 per share. Since we have not commenced negotiating the terms of the certificate of designation, we are unsure as to the form the options, warrants or similar rights would take. We have not heard from the potential purchasers of the preferred stock or their counsel regarding this transaction. However, there will be included in either the terms of the preferred stock or pursuant to a separate convertible security, the right to purchase an additional share of common stock from the Company’s CEO at $0.15 per share.

We tentatively agreed that if we would ever grant certain rights to shareholders holding a prescribed percentage of our stock, the holders of the preferred shares would have the right to cumulate their shareholdings to determine if they are entitled to such rights. For example, if we would ever provide that more than 70% of the holders of our shares could require us to file a registration statement on their behalf, the holders of the preferred shares could aggregate their holdings to be part of that group. We also agreed to give these 11 investors an additional 10% of the value of their investment in preferred stock based on a share value of $0.15 per share. The exact value of such additional equity and the form of the additional consideration and the method for determining such value has not yet been negotiated and is presently unknown. If and when the preferred shares are purchased, each investor will also have the right for 18 months to purchase shares of common stock from the Company’s CEO for an exercise price of $0.50 per share.

Valuation of Stock-Based Awards, Common Stock and Warrants

Stock-Based Compensation

We adopted the fair value method of accounting for our stock options granted to employees which requires us to measure the cost of employee services received in exchange for the stock options, based on the grant date fair value of the award. The fair value of the awards is estimated using the Black-Scholes option-pricing model. The resulting cost is recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period which is generally two years.

We amortize the fair value of our stock-based compensation for equity awards granted on a straight-line basis, which we believe better reflects the level of service to be provided by our employees over the vesting period of the awards.

The fair value of each new employee option awarded was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions.

	2010	2009
Risk-free interest rate	2.2%	-
Expected term (in years)	2	-
Expected volatility	82%	-
Dividend yield	0%	-

The Black-Scholes option-pricing model requires inputs such as the risk-free interest rate, expected term and expected volatility. Further, the forfeiture rate also affects the amount of aggregate compensation. These inputs are subjective and generally require significant judgment.

The risk-free interest rate that we use is based on the United States Treasury yield in effect at the time of grant for zero coupon United States Treasury notes with maturities approximating each grant’s expected life. Given our limited history with employee grants, we use the “simplified” method in estimating the expected term for our employee grants. The “simplified” method, as permitted by the SEC, is calculated as the average of the time-to-vesting and the contractual life of the options.

  NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

Our expected volatility is derived from the historical volatilities of several unrelated public companies within industries related to our business, including the automotive OEM and battery technology industries, because we have no trading history on our common stock. When making the selections of our peer companies within industries related to our business to be used in the volatility calculation, we also considered the stage of development, size and financial leverage of potential comparable companies. Our historical volatility is weighted based on certain qualitative factors and combined to produce a single volatility factor. We have not estimated our forfeiture rate as these are the first options granted by us after our merger in January 2010.

We account for stock options issued to nonemployees also based on their estimated fair value determined using the Black-Scholes option-pricing model. However, the fair value of the equity awards granted to nonemployees is re-measured as the awards vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered.

Stock-based compensation expense for the years ended September 30, 2010 and 2009 was $25,996 and $0, respectively.

Common Stock Valuation

We granted stock options with exercise prices equal or greater than the fair value of our common stock as determined at the date of grant by our Board of Directors. Because there has been no public market for our common stock, our Board of Directors has determined the fair value of our common stock by considering a number of objective and subjective factors, including the following:

•	arm’s length, third-party sales of our stock;

•	our operating and financial performance; and

•	the lack of liquidity of our capital stock;

Equity Awards

On February 9, 2010, pursuant to the 2010 Stock Option Plan, the Company granted options to acquire an aggregate of 2,000,000 shares of the Company’s common stock to several executive officers and employees. Subject to vesting, these options are exercisable during the ten years from the grant date at an exercise price of $0.45 per share. The options vest pro rata in 24 equal monthly installments as of the last day of each fiscal month, with the first installment vesting as of January 1, 2010. All of the options vest immediately upon a Change of Control Event. These options terminate immediately following the termination of such person’s employment with the Company for “Cause” (as defined in such employee’s employment agreement described above and other than Cause relating to the employee’s material uncured breach of his employment agreement in which case the options terminate in accordance with their stated term) and 180 days after such person voluntarily terminates his employment other than for “Good Reason” (as defined in such person’s employment agreement).

On February 11, 2010, the Company granted an option to acquire an aggregate of 400,000 shares of its common stock to an executive officer of the Company at an exercise price of $0.15 per share, which option may be exercised on a cashless basis and may be exercised until February 29, 2012. Generally, options to acquire 100,000 shares may be exercised on a cumulative basis during the two weeks preceding August 31, 2010, February 28, 2011, August 31, 2011, and February 29, 2012, subject to accelerated exercise upon a change in control and the right to exercise the remaining option in the event of the termination of employment.

The following tables summarize all stock option and warrant grants to employees and consultants for the years ended September 30, 2010 and 2009, and the related changes during these periods are presented below.

	Number of Options	Weighted Average Exercise Price
Stock Options
Balance at September 30, 2009	-	-
Granted	2,400,000	$0.40
Exercised	-
Forfeited	-
Balance at September 30, 2010	2,400,000	$0.40
Options Exercisable at September 30, 2010	779,167	$$0.40
Weighted Average Fair Value of Options Granted During 2010		$$0.40

Of the total options granted, 779,167 are fully vested, exercisable and non-forfeitable.

The following table summarizes information about stock options and warrants for the Company as of September 30, 2010:

NUGEN HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2010

2010 Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2010	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2010	Weighted Average Exercise Price
$0.15	400,000	9.25 years	$0.15	133,333	$0.15
$0.45	2,000,000	9.25 years	$0.45	645,833	$0.45

2010 Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2010	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2010	Weighted Average Exercise Price
$0.001	360,000	.67 years	$0.001	360,000	$0.001

In February 2010, we issued the representative of eleven investors warrants to acquire until March 16, 2011, 360,000 shares of our common stock at an exercise price of $0.001 per share.

  NOTE H - SUBSEQUENT EVENTS

Regulation S private offering

On December 5, 2010, the Company entered into a subscription agreement with a foreign investor pursuant to which, among other things, the Company issued an aggregate of 412,500 shares of its common stock, par value $0.001 per share, at a purchase price of $0.16 per share, for aggregate gross proceeds of $66,000. Such issuances were made in reliance on an exemption from registration under Regulation S promulgated under the Securities Act. Pursuant to the Subscription Agreement the investor executed and delivered to the Company (i) an irrevocable proxy appointing, the Company’s Chief Executive Officer, as his proxy to vote his shares, and (ii) a lock-up agreement pursuant to which each investor agreed not to transfer, dispose of or encumber any of the Company’s securities for a nine-month period.

Convertible promissory notes

On October 22, 2010, the Company entered into subscription agreements with two accredited investors pursuant to which the Company issued 3% convertible promissory notes (the “Notes”) in the aggregate principal amount of $70,000. The Notes were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended. The Notes have a one-year term and are convertible by the Company into Common Stock at a price of $0.18 per share, subject to adjustment in certain circumstances, including fundamental transactions. The Company may prepay all or a portion of the outstanding principal and interest under the Notes upon 3 business days’ notice and may repay any accrued interest in cash or additional shares of Common Stock. The amount due under the Notes will become immediately due and payable if the Company fails to pay unpaid principal on the maturity date which failure continues for 10 days, any representation or warranty made by the Company is false, incorrect, incomplete or misleading, or the Company dissolves, liquidates, ceases operations, is unable to pay its debts when due, a receiver or trustee is appointed or bankruptcy proceeding are instituted

Leases

On October 7, 2010, the Company’s wholly owned subsidiary, NuGen Mobility Inc. entered into a three year lease for a combined office / warehouse space in the same building complex as the Company’s current space. The rent, which commenced effective December 1, 2010, is approximately $5,595 per month and increases by 3% on each anniversary date of the lease. We also entered into a one-year lease commencing October 1, 2010 for our current space of approximately 6,500 square feet, for a monthly rental of $4,860.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$1,712.28
Legal fees and expenses (1)	50,000.00
Accounting fees and expenses (1)	15,000.00
Printing expenses	1,000.00
Blue sky fees and expenses	N/A
Transfer agent and registrar fees and expenses	N/A
Miscellaneous	—

Total	$67,712.28

(1)	Estimated.

Item 14. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES.

On April 12, 2011, April 13, 2011, April 18, 2011 and June 13, 2011, we entered into subscription agreements with eight accredited investors (as that term is defined in Regulation D under the Securities Act) to purchase an aggregate of 1,627,778 shares of Series B preferred stock, par value $0.001 per share at a purchase price of $0.18 per share, for aggregate gross proceeds of $293,000.  Each investor also received two-year warrants to purchase an aggregate of 325,556 shares of common stock at $0.18 per share equal to 20% of the number of shares of Series B preferred stock purchased by such investor. The Series B preferred stock and warrants were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act.

On March 1, 2011, we issued 360,0,00 shares of common stock pursuant to the exercise of a warrant by the representative of 11 accredited investor in our company at an exercise price of $0.001 per share for proceeds of $360.00. The securities were issued in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

On September 29, 2010, December 5, 2010 and March 30, 2011, we entered into subscription agreements with foreign accredited investors pursuant to which, among other things, we issued an aggregate of 5,500,000 shares, 412,500 shares and 312,500 shares of our common stock, par value $0.001 per share, at a purchase price of $0.16 per share, for aggregate gross proceeds of $880,000, $66,000 and $55,000, respectively. In connection with the subscription agreements, each investor executed and delivered (i) an irrevocable proxy appointing, Eric Takamura, our Chief Executive Officer, as proxy to vote his shares, and (ii) a lock-up agreement pursuant to which each investor agreed not to transfer, dispose of or encumber any of our securities for a nine-month period. The September 29, 2010 investors are affiliates of Hefei. The securities were offered and sold in reliance on an exemption from registration under Regulation S promulgated under the Securities Act.

On October 22, 2010 we entered into subscription agreements with two investors pursuant to which we issued 3% convertible promissory notes in the aggregate principal amount of $70,000. The notes have a one-year term and are convertible by us into common stock at $0.18 per share. We may prepay all or apportion of the outstanding principal and interest under the notes and may repay any accrued interest in cash or additional shares of our common stock. The securities were offered and sold in reliance on the exemption from registration afforded by Rule 506 of Regulation D promulgated under Section 4(2) under the Securities Act.

On January 29, 2010, pursuant to the Merger, each share of NuGen’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of InovaChem’s common stock. An aggregate of 27,133,384 shares of Common Stock were issued to the two holders of NuGen’s common stock, Eric Takamura and Ronald Takamura. The securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

In connection with the Merger, 4 holders of an aggregate of $846,475 of outstanding indebtedness of NuGen converted their promissory notes (based on a $0.15 per share conversion price) into an aggregate of 5,636,499 shares of Common Stock (“Debt Conversion”). Simultaneous with the closing of the Merger, 15,236,667 shares of Common Stock were redeemed by InovaChem for a cash payment of $152. The securities were offered and sold in reliance on the exemption from registration afforded by Section 4(2) under the Securities Act.

On January 29, 2010, and in connection with the Merger we accepted subscriptions (the “Private Placement”) from 29 investors to purchase a total of 6,733,336 shares at a purchase price of $0.15 per share, or gross proceeds of $1,010,000. Said amount includes the conversion of $70,000 accounts payable owed to one of the investors. On February 11, 2010, we closed on the Private Placement and accepted subscriptions from an additional thirteen investors for a total of 3,599,999 shares of our common stock at a purchase price of $0.15 per share, or gross proceeds of $540,000. Each investor in this offering had the right to purchase an option from Eric Takamura, our Chairman, Chief Executive Officer, President and a director, to purchase 50,000 shares of his common stock for an exercise price of $0.50 per share. The purchase price of this option was $250, and as of March 4, 2010 an aggregate of 33 investors purchased this option from Mr. Takamura for an aggregate of 2,595,000 shares. We also entered into an agreement with a representative of eleven of these accredited investors confirming that such investors have the right, but not the obligation, to purchase a minimum of $500,000 and a maximum of $700,000 of our Class A preferred stock at a price of $0.15 per share and issued to this representative warrants to acquire 360,000 shares of our common stock exercisable until March 2011 at an exercise price of $0.001 per share.

This offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The securities sold in this offering were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

 In connection with the Private Placement, we issued Martinez-Ayme Securities (“Martinez”), the placement agent, 1,000,000 shares of Common Stock pursuant to the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act.

In July 2008, we sold a total of 1,423,346 shares of our common stock to an aggregate of 46 people pursuant to our private securities offering, at a price of $.30 per share, for aggregate proceeds of $426,999. Such issuance were exempt was exempt from the registration requirements of the Act pursuant to, among other things, Section 4(2) thereunder.

In June 2008, we issued an aggregate of 925,000 shares of common stock to the following officers and directors on the following dates for services provided to us: 300,000 shares to William Zuo, a former officer, on June 28, 2008, 150,000 shares to Henry Toh, an officer on June 28, 2008, 100,000 shares to Shao Jun Xu, a former officer, on June 28, 2008, 100,000 shares to Xiaojing Li on June 28, 2008, 100,000 shares to Alan Pritzker, our CFO, on June 28, 2008, 75,000 shares to Peter Michaels, a former director, on June 30, 2008, 50,000 shares to Michael Kleinman, a director, on June 30, 2008 and 50,000 shares to Robyn Kravit, a former director, on June 30, 2008. Such issuances were exempt from the registration requirements of the Act pursuant to, among other things, Section 4(2) thereunder.

In June 2008, in connection with our acquisition of Trinterprise, LLC pursuant to a reverse subsidiary merger, we issued an aggregate of 16,666,667shares of our common stock to the five members of Trinterprise. Such issuance was exempt from the registration requirements of the Act pursuant to, among other things, Section 4(2) thereunder.

On February 11, 2008, Exchequer, Inc. purchased all of the 100,000 outstanding shares of our common stock from our original sole stockholder. We were then renamed InovaChem, Inc. Following the purchase, we declared a stock dividend of 8.7 shares for every share of our common stock issued and outstanding, for an aggregate dividend issuance of 870,000 shares of common stock to Exchequer, Inc. Contemporaneously therewith, we issued 1,530,000 shares of common stock to five investors for an aggregate of $153,000., which issuance was exempt from the registration requirements of the Act pursuant to, among other things, Section 4(2) thereunder.

On or about September 27, 2007, we issued 100,000 shares of our common stock to Sheila Hunter for $100. Such transaction was exempt from the registration requirements of the Act pursuant to, among other things, Section 4(2) thereunder.

All of the above transactions were exempt from registration pursuant to Section 4(2) of the Act which exempts transactions by an issuer not involving any public offering. In determining that an exemption from Section 4(2) was available the Company considered the facts that the purchasers had access to all currently filed reports with the SEC which provide information about the Company’s financial condition, business, results of operations and management, represented that they were not purchasing with a view to distribution and there was no general solicitation or advertising concerning the sale of the securities.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Merger Agreement, dated as of January 29, 2010, among NuGen Mobility, Inc., InovaChem, Inc. and InovaChem Mergerco II, Inc. (2)

2.2	Certificate of Merger, dated January 29, 2010, between NuGen Mobility, Inc. and InovaChem Mergerco II, Inc.(2)

3.1	Certificate of Incorporation , as amended(8)

3.2	Amended and Restated Bylaws(8)

4.1	Warrant dated March 24, 2010 issued to Uzi Halevy(1)

4.2	Option Agreement with John Salatino dated March 18, 2010(8)

4.4	Form of Warrant and schedule (13)

4.5	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (13)

5.1	Opinion of David Lubin & Associates, PLLC (12)

10.1	Form of Subscription Agreement for the Private Placement and schedule (11)

10.2	Stock Redemption, dated as of November 17, 2009, among Inovachem, Inc., William Zuo, Xiaojing Li, Shao Jun Xu and Lu Yiu (3)

10.3.1	Conversion Agreement, dated as of January 29, 2010, among InovaChem and Jardine Capital Corp. (8)

10.3.2	Conversion Agreement, dated as of January 29, 2010, among InovaChem and Four M International, Inc. (8)

10.3.3	Conversion Agreement, dated as of January 29, 2010, among InovaChem and Po Shin Wong(8)

10.3.4	Conversion Agreement, dated as of January 29, 2010, among InovaChem and Ron Takamura(8)

10.4	Asset Purchase Agreement, dated July 13, 2007, between NuGen Mobility, Inc. and New Generation Motors Corporation (5)

10.5	Technical Assistance Agreement, dated June 9, 2009, between NuGen Mobility Inc. and Mahindra & Mahindra Ltd.* (5)

10.6	Technical Support Agreement, dated as of September 23, 2009, between NuGen Mobility, Inc. and Tube Investments of India Limited: Division BSA Motors & TI Cycles of India (12)

10.7	Master License Agreement, dated December 17, 2005 between New Generation Motors Corporation and Bajaj Auto, Ltd. (11)

10.8	SBIR Contract with the US Department of Defense (11)

10.9	Engagement letter between NuGen Mobility, Inc. and Martinez-Ayme Securities, dated November 9, 2009(3)

10.10	6% Promissory Note, dated August 23, 2007 made by NuGen Mobility, Inc in favor of New Generation Motors (3)

10.11	Employment Agreement dated as of January 1, 2010 by and between Eric Takamura and InovaChem, Inc. (4)

10.12	Employment Agreement dated as of January 1, 2010 by and between Alan Pritzker and InovaChem, Inc. (4)

10.13	2010 Stock Option Plan (4)

10.14	Letter Agreement dated as of February 11, 2010 by and between Inovachem, Inc and the representative of certain investors (5)

10.15	Stock Pledge Agreement dated as of February 11, 2010, between Eric Takamura and Uzi Halevy (5)

10.16	Letter between InovaChem, Inc and John Salatino (4)

10.17	Conditional Grant Agreement, dated October 3, 2001 with The ICICI Limited (5)

10.18	Conversion Agreement dated January 29, 2010, among InovaChem, Inc., NuGen Mobility, Inc. and Four M International, Inc. (7)

10.19	Acknowledgments dated December 11, 2009 from each of William Zuo, Henry Toh, Xiaojing Li, Shao Jun Xu, Alan Pritzker and Michael Kleinman (8)
10.20	Employee Secrecy, Invention and Noncompetition Agreement dated November 1, 1995 between Joel Jermakian and New Generation Motor Corporation (8)

10.21	Form of Option Agreement granted by Eric Takamura and schedule (11)

10.22	Stock Purchase Agreement dated November 9, 2009 among Eric Takamura, Hamilton Clark & Co. and NuGen Mobility, Inc. (8)

10.23	Forgiveness of Debt dated November 17, 2009 from William Zuo (9)

10.24	Forgiveness of Debt dated November 17, 2009 from Henry Toh (9)

10.25	Forgiveness of Debt dated November 17, 2009 from Alan Pritzker (9)

10.26	Form of Regulation S Subscription Agreement and schedule (10)

10.27	Form of Subscription Agreement and Convertible Note and schedule (10)

10.28	First Amendment to Lease, dated October 1, 2010 (11)

10.29	Deed of Lease, dated October 31, 2010 (11)

10.30	SBIR Agreement with US Navy (12)

10.31	Option Agreement, dated March 8, 2011 (12)

10.32	Form of Regulation D Subscription Agreement for Series B Convertible Preferred Stock and schedule (13)

10.33	Employment Agreement, dated July 1, 2011, between NuGen Holdings, Inc. and Marshall G. Webb (14)

10.34	NuGen Holdings, Inc. 2010 Stock Incentive Plan (10)

10.35	Release and Settlement Agreement, dated June 30, 2011 between NuGen Holdings, Inc. and Alan Pritzker (14)

10.36	Forgiveness from Eric Takamura

21.1	Subsidiaries of the Registrant (5)

23.1	Consent of Webb & Company, P.A.

23.2	Consent of David Lubin & Associates, PLLC (Included in Exhibit 5.1)

(1) Incorporated by reference to the corresponding exhibit filed with our Registration Statement on Form S-1 on March 25, 2010.
(2) Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K/A on February 9, 2010
(3) Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K on February 4, 2010.
(4) Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K on February 17, 2010.
(5) Incorporated by reference to the corresponding exhibit filed with our Registration Statement on Form S-1 on June 25, 2010
(6) Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K on March 8, 2010.
(7) Incorporated by reference to the corresponding exhibit filed with our Registration Statement on Form S-1 on August 24, 2010.
(8) Incorporated by reference to the corresponding exhibit filed with our Registration Statement on Form S-1 on October 7, 2010
(9) Incorporated by reference to the corresponding exhibit filed with our Registration Statement on Form S-1 on November 8, 2010(10) Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K on July 7, 2011

(10) Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K on January 6, 2011
(11) Incorporated by reference to the corresponding exhibit filed with our Annual Report on Form 10-K on January 13, 2011
(12) Incorporated by reference to the corresponding exhibit filed with our Registration Statement on Form S-1 on March 9, 2011
(13) Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K on April 18, 2011
(14) Incorporated by reference to the corresponding exhibit filed with our Current Report on Form 8-K on July 7, 2011

* Confidential Treatment has been requested with respect to certain portions of this Exhibit.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7 as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

 (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, the State of Virginia, in the United States of America, on September 19, 2011.

NUGEN HOLDINGS, INC

By:	/s/ Eric Takamura
Eric Takamura
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Marshall G. Webb
Marshall G. Webb
Chief Financial Officer and Secretary
(Principal Accounting Officer and Principal Financial
Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Eric Takamura	CEO and Director	September 19, 2011
Eric Takamura	(principal executive officer)

/s/ Marshall G. Webb	Chief Financial Officer and Secretary	September 19, 2011
Marshall G. Webb	(principal accounting officer and principal financial officer)

/s/ Henry Toh	Director	September 19, 2011
Henry Toh

/s/ Dr. Michael Kleinman	Director	September 19, 2011
Dr. Michael Kleinman